Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT AND LENDER JOINDER TO

REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT AND LENDER JOINDER TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is dated as of August 15, 2024, by and among OAKTREE GARDENS OLP, LLC a Delaware limited liability company (the “Initial Borrower”), GARDENS COINVEST, LLC, a Delaware limited liability company (the “Initial Qualified Borrower ”), OAKTREE GARDENS OLP SPV, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, the Initial General Partner (as defined below) (the “Initial Guarantor”); OAKTREE OLPG GP, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, the Ultimate General Partner (as defined below) (“Initial General Partner”); OAKTREE OLPG GP LTD., a Cayman Islands exempted company (the “Ultimate General Partner”); SUMITOMO MITSUI BANKING CORPORATION, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders (“Lenders”) party hereto.

RECITALS

A. Initial Borrower, Initial Qualified Borrower, Initial Guarantor, Initial General Partner, Ultimate General Partner, Administrative Agent and Lenders (other than the two Subsequent Lenders named hereinafter) are party to that certain Revolving Credit Agreement dated as of September 26, 2023 (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”).

B. Each of Standard Chartered Bank and Lloyds Bank Corporate Markets PLC (each, a “Subsequent Lender”) have indicated a desire to become a Lender under the Credit Agreement.

C. Borrower has requested that Administrative Agent and Lenders (i) extend the Stated Maturity Date to September 25, 2025 (such extension, the “Facility Extension”), (ii) increase the Maximum Commitment to $437,500,000, (iii) reduce the Applicable Margin by fifteen (15) basis points and (iv) make certain other modifications to the Credit Agreement.

D. Initial Borrower, Initial Qualified Borrower, Initial Guarantor, Initial General Partner, Ultimate General Partner, Administrative Agent and Lenders have agreed to modify the Credit Agreement as set forth herein, upon the terms and conditions described herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

1.

DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. As used herein, the term “Effective Date” shall mean the date on which the conditions set forth in Section 5 hereof shall have been satisfied.

2.	AMENDMENTS TO CREDIT AGREEMENT. On and as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a) Conformed Credit Agreement. The Credit Agreement and Schedules attached thereto (but excluding the Exhibits attached thereto) are hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto.

(b) Exhibits. Exhibit H and Exhibit N to the Credit Agreement are each hereby deleted in their entirety and replaced with the following: “[Reserved]”.

(c) Other Loan Documents. Any and all of the terms and provisions of the other Loan Documents, including all exhibits to the Credit Agreement, are hereby deemed amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

3.	JOINDER OF THE SUBSEQUENT LENDERS; REALLOCATION. On and as of the Effective Date:

(a) Acknowledgment and Confirmation. Each Subsequent Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be a party to the Credit Agreement and a Lender for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as if it had executed the Credit Agreement; and hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents applicable to a Lender. The Commitment of each Lender, including each Subsequent Lender, shall be the amount set forth opposite such Lender’s name on Schedule II to the Credit Agreement, as amended hereby.

(b) Receipt of Loan Documents. Each Subsequent Lender hereby confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment.

(c) Authorizations and Approvals. Each Subsequent Lender hereby confirms that all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Amendment, and the performance by it as a Lender under the Credit Agreement, have been obtained.

(d) No Reliance. Each Subsequent Lender hereby agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Borrower Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document.

(e) Administrative Agent as Agent. Each Subsequent Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto.

(f) Other Documents. Each Subsequent Lender has delivered to the Administrative Agent and the Borrowers any documentation or forms required to be delivered by it pursuant to the terms of the Credit Agreement, including, for the avoidance of doubt, pursuant to Section 4.1 of the Credit Agreement, duly completed and executed by such Subsequent Lender.

(g) Reallocation. The Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit under the Credit Agreement (including any Loans made by any Subsequent Lender) such that, after giving effect thereto, all Principal Obligations are funded by the Lenders as close as reasonably possible to their Pro Rata Share. For the avoidance of doubt,

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such reallocation may require the reallocation of Loans from an existing Lender to a Subsequent Lender. In connection with any such reallocation of the outstanding Loans, (i) the Administrative Agent will give advance notice sufficient to comply with the applicable time period in Section 2.3 of the Credit Agreement to each Lender which is required to fund any amount or receive any partial repayment in connection therewith, and (ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lender its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the applicable Borrower Parties shall pay (A) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (B) any amounts due pursuant to Section 4.5 of the Credit Agreement as a result of such reallocation occurring on any date other than an Interest Payment Date.

4.	REPRESENTATIONS AND WARRANTIES. Each Credit Party hereby represents and warrants to Lenders that:

(a) Representations and Warranties in Credit Agreement. The representations and warranties set forth in Section 7 of the Credit Agreement and in each other Loan Document are true and correct in all material respects on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(b) No Event of Default. No Event of Default or Potential Default has occurred and is continuing on the date hereof.

(c) No Amendments. There has been no amendment to any of the Constituent Documents of Credit Parties since the latest delivery thereof (i.e., September 26, 2023) to Administrative Agent, except as otherwise disclosed in writing to Administrative Agent and, if required pursuant to the terms of the Credit Agreement, approved by Administrative Agent.

(d) Funding Commitments; No Default by Investors. As of the date hereof, the aggregate amount of Unfunded Capital Commitments of all Investors is $960,000,000 (not including any amount previously called but not yet funded), and the aggregate amount of Unfunded Capital Commitments of all Included Investors is $900,000,000 (not including any amount previously called but not yet funded). There are no Capital Calls outstanding as of the date hereof that have not been disclosed in writing to Administrative Agent. To the knowledge of any Credit Party, no Investor is in default under the applicable Partnership Agreement or its Subscription Agreement.

(e) Stated Maturity Date. The Stated Maturity Date, after giving effect to this Amendment, will not be later than the date that is forty-five (45) days prior to the date on which the Funds’ ability to call Capital Commitments for the purpose of repaying the Obligations is terminated.

5.	EFFECTIVENESS. The effectiveness of this Amendment is subject to the receipt by Administrative Agent of the following:

(a) Amendment. This Amendment, duly executed and delivered by Initial Borrower, Initial Qualified Borrower, Initial Guarantor, Initial General Partner, Ultimate General Partner, Administrative Agent and Lenders.

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(b) Notes. Notes, if requested by a Subsequent Lender, duly executed and delivered by each Borrower.

(c) Constituent Documents. True and complete copies of the Constituent Documents of each Credit Party, certificates of good standing (or other similar instruments) of such Credit Party, the register of directors and officers and register of mortgages and charges of the Ultimate General Partner and, in each case, together with certificates of existence or incorporation, registration or formation, in each case as in effect on the Effective Date, in each case certified by a Responsible Officer of such Credit Party to be correct and complete copies thereof and in effect on the date hereof and in each case reasonably satisfactory to the Administrative Agent.

(d) Authority Documents. Certified resolutions of each Credit Party authorizing the entry into the transactions contemplated herein and in the other Loan Documents, in each case certified by a Responsible Officer of such Credit Party as correct and complete copies thereof and in effect on the date hereof.

(e) Incumbency Certificate. From each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate.

(f) Opinions. Favorable written opinions of counsel to the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Effective Date.

(g) Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate dated as of the Effective Date.

(h) Fees. Payment by Borrower of (i) the applicable Upfront Fee in respect of the Facility Extension pursuant to the Fee Letter, payable to Administrative Agent for the ratable benefit of Lenders; and (ii) all fees and expenses (including without limitation reasonable attorneys’ fees and disbursements) of Administrative Agent and Lenders in connection with this Amendment and the transactions contemplated hereby.

6.	MISCELLANEOUS.

(a) No Other Amendments. Except as expressly amended herein, the terms of the Credit Agreement shall remain in full force and effect.

(b) Limitation on Agreements. The amendments set forth herein are limited precisely as written and shall not be deemed: (i) to be a consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents; or (ii) to prejudice any right or rights which Administrative Agent and Lenders now have or may have in the future under, or in connection with the Credit Agreement, as amended hereby, the Note, the Loan Documents or any of the other documents referred to herein or therein. From and after the date of this Amendment, all references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment, and each reference to “hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Credit Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

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(c) Ratification. Each Credit Party hereby ratifies, confirms and agrees that, following the effectiveness of this Amendment: (i) the Credit Agreement, the Note and the other Loan Documents shall remain in full force and effect; and (ii) the Note shall continue to evidence and secure, in the manner and to the extent provided therein, the performance of the Obligations of the Credit Parties under the Credit Agreement.

(d) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

(e) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f) Incorporation of Certain Provisions by Reference. Section 12.08 (Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Jury Trial by Jury) of the Credit Agreement is incorporated herein by reference mutatis mutandis for all purposes

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

INITIAL BORROWER:

OAKTREE GARDENS OLP, LLC, a Delaware limited liability company

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

INITIAL QUALIFIED BORROWER:

GARDENS COINVEST, LLC, a Delaware limited liability company

By:	Oaktree Gardens OLP, LLC, a Delaware limited liability company, its sole member

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: General Counsel and Secretary

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

INITIAL GUARANTOR:

Executed as a deed

OAKTREE GARDENS OLP SPV, L.P., a Cayman Islands exempted limited partnership

By:	Oaktree OLPG GP, L.P., a Cayman Islands exempted limited partnership, its general partner

By:	Oaktree OLPG GP Ltd., a Cayman Islands exempted company, its general partner

By:	Oaktree Capital Management, L.P., a Delaware limited partnership, its sole director

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

By:	/s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Senior Vice President

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

INITIAL GENERAL PARTNER:

Executed as a deed

OAKTREE OLPG GP, L.P., a Cayman Islands exempted limited partnership

By:	Oaktree OLPG GP Ltd., a Cayman Islands exempted company, its general partner

By:	Oaktree Capital Management, L.P., a Delaware limited partnership, its sole director

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

By:	/s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Senior Vice President

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

ULTIMATE GENERAL PARTNER:

Executed as a deed

OAKTREE OLPG GP LTD., a Cayman Islands exempted company

By:	Oaktree Capital Management, L.P., a Delaware limited partnership, its sole director

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

By:	/s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Senior Vice President

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

ADMINISTRATIVE AGENT:

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and a Lender

By:	/s/ Chrismichael Buendia
Name: Chrismichael Buendia
Title: Executive Director

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

LENDER:

OVERSEA-CHINESE BANKING CORPORATION LIMITED, NEW YORK AGENCY, as a Lender

By:	/s/ Barend van IJsselstein
Name: Barend van IJsselstein
Title: Managing Director

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

SUBSEQUENT LENDERS:

STANDARD CHARTERED BANK, as a Subsequent Lender

By:	/s/ Sachi Vaz
Name: Sachi Vaz
Title: Director, Fund Finance

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

LLOYDS BANK CORPORATE MARKETS PLC, as a Subsequent Lender

By:	/s/ Catherine Lim
Name: Catherine Lim
Title: Assistant Vice President

By:	/s/ Tina Wong
Name: Tina Wong
Title: Assistant Vice President

Signature Page to

First Amendment and Lender Joinder to Revolving Credit Agreement

ANNEX I

CONFORMED CREDIT AGREEMENT

[Attached Separately]

~~Execution Version~~ANNEX I

REVOLVING CREDIT AGREEMENT

OAKTREE GARDENS OLP, LLC,

as Initial Borrower

GARDENS COINVEST, LLC,

as Initial Qualified Borrower

OAKTREE GARDENS OLP SPV, L.P,

as Initial Guarantor

OAKTREE OLPG GP, L.P.,

as General Partner

and

OAKTREE OLPG GP LTD.,

as Ultimate General Partner

SUMITOMO MITSUI BANKING CORPORATION

as the Administrative Agent, the Sole Bookrunner and Lead Arranger, a Letter of Credit Issuer and a Lender

Date of Credit Agreement: September 26, 2023

Closing Date: September 26, 2023

Date of First Amendment and Lender Joinder: August 15, 2024

TABLE OF CONTENTS

Page
1.	DEFINITIONS		1
	1.1	Defined Terms	1
	1.2	Other Definitional Provisions	~~34~~34
	1.3	Accounting Terms	~~35~~35
	1.4	UCC Terms	~~35~~36
	1.5	References to Agreement and Laws	~~35~~36
	1.6	Times of Day	36
	1.7	Interest Rates	36
	1.8	Letter of Credit Amounts	~~36~~36

2.	REVOLVING CREDIT LOANS AND LETTERS OF CREDIT		~~36~~37
	2.1	The Credit Facility	~~36~~37
	2.2	Revolving Credit Commitment	37
	2.3	Manner of Borrowing	37
	2.4	Minimum Loan Amounts	39
	2.5	Funding	39
	2.6	Interest	40
	2.7	Determination of Rate	41
	2.8	Payment of Borrower Guaranties	~~40~~41
	2.9	Letters of Credit	~~40~~41
	2.10	Fees	45
	2.11	Unused Commitment Fee	46
	2.12	Letter of Credit Fees	~~45~~46
	2.13	~~Extension of Maturity Date~~[Reserved]	46
	2.14	~~Increase in the Maximum Commitment~~[Reserved]	~~47~~48
	2.15	Use of Proceeds	~~49~~50

3.	PAYMENT OF OBLIGATIONS		~~49~~50
	3.1	Payment of Obligations; Evidence of Debt	~~49~~50
	3.2	Payment of Interest	~~50~~51
	3.3	Payments on the Obligations	~~50~~52
	3.4	Prepayments	~~51~~52
	3.5	Reduction or Early Termination of Commitments	~~52~~53
	3.6	Lending Office	~~52~~54
	3.7	Joint and Several Liability	~~53~~54

4.	CHANGE IN CIRCUMSTANCES		~~53~~55
	4.1	Taxes	~~53~~55
	4.2	Illegality	~~58~~59
	4.3	Inability to Determine Rates	~~58~~59
	4.4	Increased Cost and Capital Adequacy	~~59~~60
	4.5	Funding Losses	~~60~~62
	4.6	Requests for Compensation	~~60~~62
	4.7	Survival	~~60~~62
	4.8	Mitigation Obligations; Replacement of Lenders	~~60~~62
	4.9	Effect of Benchmark Transition Event	~~62~~63
	4.10	Cash Collateral	~~63~~65

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5.	SECURITY		~~64~~65
	5.1	Liens and Security Interest	~~64~~65
	5.2	The Collateral Account; Capital Calls	~~64~~66
	5.3	Agreement to Deliver Additional Collateral Documents	~~65~~67
	5.4	Subordination	~~66~~67

6.	CONDITIONS PRECEDENT TO LENDING		~~66~~68
	6.1	Obligations of the Lenders	~~66~~68
	6.2	Conditions to all Loans and Letters of Credit	~~69~~71
	6.3	Addition of Additional Borrowers	~~69~~72
	6.4	Addition of Qualified Borrowers	~~72~~74
	6.5	Addition of Additional Guarantors	~~74~~76
	6.6	Withdrawal of Additional Borrowers or Qualified Borrowers	~~76~~78

7.	REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		~~76~~78
	7.1	Organization and Good Standing	~~76~~78
	7.2	Authorization and Power	~~76~~78
	7.3	No Conflicts or Consents	~~76~~78
	7.4	Enforceable Obligations	~~77~~79
	7.5	Priority of Liens	~~77~~79
	7.6	Financial Condition	~~77~~79
	7.7	Full Disclosure	~~77~~79
	7.8	No Default	~~77~~79
	7.9	No Litigation	~~77~~79
	7.10	Material Adverse Effect	~~77~~80
	7.11	Taxes	~~77~~80
	7.12	Principal Office; Jurisdiction of Formation	~~78~~80
	7.13	ERISA	~~78~~80
	7.14	Compliance with Law	~~78~~80
	7.15	Environmental Matters	~~78~~80
	7.16	Capital Commitments and Contributions	~~78~~81
	7.17	Fiscal Year	~~79~~81
	7.18	Investor Documents	~~79~~81
	7.19	Margin Stock	~~79~~81
	7.20	Investment Company Status	~~79~~81
	7.21	No Defenses	~~79~~81
	7.22	No Withdrawals Without Approval	~~79~~81
	7.23	Foreign Asset Control Laws	~~79~~82
	7.24	Insider	~~79~~82
	7.25	Investor	~~80~~82
	7.26	Organizational Structure	~~80~~82
	7.27	No Brokers	~~80~~82
	7.28	Financial Condition	~~80~~82
	7.29	Anti-Bribery	~~80~~82
	7.30	Beneficial Ownership Certification	~~80~~82
	7.31	Affected Financial Institution	~~80~~82

8.	AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES		~~80~~83
	8.1	Financial Statements, Reports and Notices	~~80~~83
	8.2	Payment of Obligations	~~83~~86
	8.3	Maintenance of Existence and Rights	~~84~~86
	8.4	Operations and Properties	~~84~~86

	8.5	Books and Records; Access	~~84~~86
	8.6	Compliance with Law	~~84~~86
	8.7	Insurance	~~84~~86
	8.8	Authorizations and Approvals	~~84~~87
	8.9	Maintenance of Liens	~~84~~87
	8.10	Further Assurances	~~85~~87
	8.11	Daily Collateral Account Reporting	~~85~~87
	8.12	Compliance and Constituent Documents	~~85~~87
	8.13	Investor Default	~~85~~87
	8.14	Covenants of Qualified Borrowers	~~85~~88
	8.15	Compliance with Anti-Money Laundering Laws	~~85~~88
	8.16	Solvency	~~85~~88
	8.17	Returned Capital	~~86~~88
	8.18	Status of RIC and BDC	~~86~~88
	8.19	Compliance with PF Act Registration	~~86~~88
	8.20	Post-Closing Covenant	~~86~~88

9.	NEGATIVE COVENANTS		~~86~~89
	9.1	Credit Party Information	~~86~~89
	9.2	Mergers, Etc.	~~86~~89
	9.3	Limitations on Liens	~~87~~89
	9.4	Fiscal Year and Accounting Method	~~87~~89
	9.5	Admission of Investors; Transfer of Interests	~~87~~89
	9.6	Constituent Documents	~~87~~90
	9.7	Transfer of General Partners’ Interest	~~88~~91
	9.8	Limitation on Investor Withdrawals	~~88~~91
	9.9	Transfers of Capital Commitments	~~88~~91
	9.10	Other Transfers of Unfunded Capital Commitments	~~89~~91
	9.11	Limitation on Indebtedness	~~89~~91
	9.12	Capital Commitments	~~89~~91
	9.13	Capital Calls	~~89~~92
	9.14	ERISA Compliance	~~89~~92
	9.15	Sanctions	~~90~~92
	9.16	Environmental Matters	~~90~~92
	9.17	Limitations on Distributions	~~90~~92
	9.18	Limitation on Collateral Account Withdrawals	~~90~~93
	9.19	Limitations of Use of Loan Proceeds	~~90~~93
	9.20	Transactions with Affiliates	~~90~~93
	9.21	Deposits to the Collateral Account	~~91~~93
	9.22	Deemed Capital Contributions	~~91~~93
	9.23	Anti-Bribery	~~91~~93

10.	EVENTS OF DEFAULT		~~91~~94
	10.1	Events of Default	~~91~~94
	10.2	Remedies Upon Event of Default	~~94~~96
	10.3	Lender Offset	~~96~~99
	10.4	Performance by the Administrative Agent	~~96~~99
	10.5	Good Faith Duty to Cooperate	~~97~~99

11.	AGENCY PROVISIONS		~~97~~100
	11.1	Appointment and Authorization of Agents	~~97~~100
	11.2	Delegation of Duties	~~98~~100
	11.3	Exculpatory Provisions	~~98~~100

	11.4	Reliance on Communications	~~98~~101
	11.5	Notice of Default	~~99~~101
	11.6	Non-Reliance on Agents and Other Lenders	~~99~~102
	11.7	Indemnification	~~99~~102
	11.8	Agents in Their Individual Capacity	~~100~~103
	11.9	Successor Agents	~~100~~103
	11.10	Reliance by the Borrower Parties	~~102~~104
	11.11	Administrative Agent May File Proofs of Claim	~~102~~105
	11.12	Recovery of Erroneous Payments	~~103~~105
	11.13	Certain ERISA Matters	~~105~~108

12.	MISCELLANEOUS		~~106~~109
	12.1	Amendments	~~106~~109
	12.2	Sharing of Offsets	~~108~~111
	12.3	Sharing of Collateral	~~108~~111
	12.4	Waiver	~~108~~112
	12.5	Payment of Expenses; Indemnity	~~109~~112
	12.6	Notice	~~111~~114
	12.7	Governing Law	~~112~~116
	12.8	Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury	~~113~~116
	12.9	Invalid Provisions	~~113~~116
	12.10	Entirety	~~113~~116
	12.11	Successors and Assigns; Participations	~~113~~116
	12.12	Defaulting Lenders	~~118~~121
	12.13	All Powers Coupled with Interest	~~120~~124
	12.14	Headings	~~120~~124
	12.15	Survival	~~120~~124
	12.16	Full Recourse	~~120~~124
	12.17	Availability of Records; Confidentiality	~~121~~124
	12.18	USA Patriot Act Notice	~~122~~125
	12.19	Multiple Counterparts	~~122~~125
	12.20	Term of Agreement	~~122~~126
	12.21	Inconsistencies with Other Documents	~~122~~126
	12.22	Judgment Currency	~~122~~126
	12.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~123~~126
	12.24	Acknowledgement Regarding Any Supported QFCs	~~123~~127
	12.25	Qualified Purchaser	~~124~~128

13.	GUARANTY		~~124~~128
	13.1	Guaranty of Payment	~~124~~128
	13.2	Obligations Unconditional	~~124~~128
	13.3	Modifications	~~125~~129
	13.4	Waiver of Rights	~~125~~129
	13.5	Reinstatement	~~126~~129
	13.6	Remedies	~~126~~130
	13.7	Subrogation	~~126~~130
	13.8	Joint and Several Liability	~~126~~131
	13.9	Guaranty Confirmation	~~127~~131

SCHEDULES

SCHEDULE I:	Credit Party Information
SCHEDULE II:	Commitments and Related Information
SCHEDULE III:	Credit Party Organizational Structure

EXHIBITS
EXHIBIT A:	Schedule of Investors/Form of Borrowing Base Certificate
EXHIBIT B-1:	Form of Revolving Credit Note
EXHIBIT B-2:	Form of Qualified Borrower Note
EXHIBIT C:	Form of Security Agreement
EXHIBIT D:	Form of Collateral Account Pledge
EXHIBIT E:	Form of Request for Borrowing
EXHIBIT F:	Form of Rollover/Conversion Notice
EXHIBIT G:	Form of Lender Assignment and Assumption
EXHIBIT H:	~~Form of Facility Increase Request~~[Reserved]
EXHIBIT I:	Form of Additional Borrower / Guarantor Joinder Agreement
EXHIBIT J:	Form of Qualified Borrower Guaranty
EXHIBIT K:	Form of Investor Consent Letter
EXHIBIT L:	Form of Responsible Officer’s Certificate
EXHIBIT M:	Form of Subscription Agreement
EXHIBIT N:	~~Form of Facility Extension Request~~[Reserved]
EXHIBIT O:	Form of Capital Return Certification
EXHIBIT P:	Form of Capital Return Notice
EXHIBIT Q:	Form of Cayman Investor Notice
EXHIBIT R:	Form of U.S. Tax Compliance Certificates
EXHIBIT S:	Form of Request for Letter of Credit
EXHIBIT T:	Form of Compliance Certificate

v

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, is dated as of September 26, 2023, by and among OAKTREE GARDENS OLP, LLC a Delaware limited liability company (the “Initial Borrower”, and together with any Additional Borrowers becoming party hereto, collectively, the “Borrowers”; each, a “Borrower”); GARDENS COINVEST, LLC, a Delaware limited liability company (the “Initial Qualified Borrower ”); OAKTREE GARDENS OLP SPV, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, the Initial General Partner (as defined herein) (the “Initial Guarantor”); OAKTREE OLPG GP, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, the Ultimate General Partner (as defined herein) (“Initial General Partner”), as the General Partner of the Initial Guarantor; the Ultimate General Partner (as defined herein); the Manager (as defined herein); the banks and financial institutions from time to time party hereto as Lenders; SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent for the Secured Parties, the Sole Bookrunner and Lead Arranger, a Letter of Credit Issuer and a Lender.

RECITALS

A. The Credit Parties have requested that the Lenders make loans and cause the issuance of letters of credit to provide working capital to the Borrowers and Qualified Borrowers for purposes permitted under the Constituent Documents (as defined below) of the Credit Parties (as defined below).

B. The Lenders are willing to make loans upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. For the purposes of the Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below:

“Account Bank” means each of (a) Sumitomo Mitsui Banking Corporation, (b) The Bank of New York Mellon and (c) such other Eligible Institution appointed as an “Account Bank” pursuant to Section 5.2.

“Additional Borrower” means each Person which becomes a Borrower under this Credit Agreement pursuant to Section 6.3.

“Additional Guarantor” means each Person which becomes a Guarantor under this Credit Agreement pursuant to Section 6.5.

“Administrative Agent” means Sumitomo Mitsui Banking Corporation, until the appointment of a successor “Administrative Agent” pursuant to Section 11.9 and, thereafter, shall mean such successor Administrative Agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means: (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise.

“Agency Services Address” means the address for the Administrative Agent set forth in Section 12.6, or such other address as may be identified by written notice from the Administrative Agent to the Borrower Parties and the Lenders from time to time.

“Agent-Related Person” has the meaning provided in Section 11.3.

“Agents” means, collectively, the Administrative Agent, the Lead Arranger and any successors and permitted assigns in such capacities.

“Agreement Currency” has the meaning provided in Section 12.22.

“Anti-Bribery Laws” has the meaning provided in Section 7.29.

“Anti-Money Laundering Laws” means any laws, rules or regulations relating to the prohibition or prevention of money laundering or terrorism financing, including, without limitation, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act, the Cayman Islands Proceeds of Crime Act (as amended), Cayman Islands Anti-Money Laundering Regulations (as amended), the Cayman Islands Proliferation Financing (Prohibition) Act (as amended) and the Cayman Islands Terrorism Act (as amended).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means (a) with respect to SOFR Loans and Letter of Credit Fees, ~~245~~230 basis points (~~2.45~~2.30%) per annum, and (b) with respect to Reference Rate Loans, ~~145~~130 basis points (~~1.45~~1.30%) per annum.

“Applicable Requirement” means the Government of Singapore shall maintain a Rating of BBB/Baa2 or higher.

The first Rating indicated above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the S&P and Moody’s Ratings are not equivalent, then the lower of such Ratings shall apply. In the event that the Government of Singapore has a Rating only from S&P or Moody’s, then that one (1) S&P or Moody’s Rating, as applicable, shall apply. If the Government of Singapore’s Rating falls below the Rating required by this definition, then the Government of Singapore shall be deemed to have failed to satisfy the Applicable Requirement.

“Assignee” has the meaning provided in Section 12.11(b).

“Assignment and Assumption” means the agreement contemplated by Section 12.11(b), pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be substantially in the form of Exhibit G attached hereto.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Commitment” means, at any time of determination, the lesser of (a) the Maximum Commitment then in effect and (b) the Borrowing Base.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.9 hereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, with respect to any SOFR Loan in any currency, the SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the applicable SOFR Rate or the then-current Benchmark for such currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.9 hereof.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor and currency giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 4.5 hereof, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.9 hereof and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.9 hereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“BHC Act Affiliate” has the meaning provided in Section 12.24(b).

“Borrower” and “Borrowers” have the meaning provided in the first paragraph hereof.

“Borrower Affiliate Party” has the meaning provided in Section 11.1(a).

“Borrower Applicant” has the meaning provided in Section 6.3.

“Borrower Parties” means Borrowers and each Qualified Borrower, and “Borrower Party” means any one of them.

“Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans, and “Borrowings” means the plural thereof.

“Borrowing Base” means, at any time of determination, the lesser of (a) the Maximum Commitment, and (b) 90% of the aggregate Unfunded Capital Commitments of the Included Investors. For the avoidance of doubt, the Unfunded Capital Commitments of an Excluded Investor shall be excluded from the Borrowing Base at all times.

“Borrowing Base Certificate” means the certification and spreadsheet setting forth the calculation of the Available Commitment in the form of Exhibit A hereto.

“Business Day” means any day of the year except: a Saturday, Sunday or other day on which commercial banks in the city of New York, New York are authorized or required by Applicable Law to close and, if such day relates to any interest rate settings as to a SOFR Loan, any fundings, disbursements, settlements and payments in respect of any such SOFR Loan, or any other dealings to be carried out pursuant to this Credit Agreement in respect of any such SOFR Loan, a U.S. Government Securities Business Day.

“Capital Call” means a call upon any or all of the Investors for payment of all or any portion of the Capital Commitments pursuant to and in accordance with, as applicable, the Constituent Documents of the Funds and the Subscription Agreements of the Investors and any relevant law or otherwise howsoever. “Capital Calls” means, where the context may require, all Capital Calls, collectively.

“Capital Commitment” means the capital commitment of the Investors to the respective Funds in the amount set forth in the applicable Constituent Document or the applicable Subscription Agreement. “Capital Commitments” means, where the context may require, all Capital Commitments, collectively.

“Capital Contribution” means the amount of cash actually contributed by an Investor to any Fund with respect to its Capital Commitment as of the time such determination is made, less amounts distributed to such Investor as a return of capital in accordance with such Fund’s Constituent Documents. “Capital Contributions” means, where the context may require, all Capital Contributions, collectively.

“Capital Lease” means any lease of any property by any Person or any of its Subsidiaries, as lessee, which should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Return Certification” means a certificate substantially in the form of Exhibit O.

“Capital Return Notice” means the written notice delivered to an Investor by or on behalf of any Fund for the purpose of making a return of capital pursuant to the applicable Fund’s Constituent Documents, which notice shall be in the form of Exhibit P, attached hereto. “Capital Return Notices” means, where the context may require, all Capital Return Notices, collectively.

“Cash Collateral Account” means each deposit account held at the Administrative Agent for the purposes of holding Cash Collateral that is subject to an account control agreement or other form of Lien perfection, in each case in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer.

“Cash Collateralize” means to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for the Letter of Credit Liability or obligations of the Lenders to fund participations in respect of the Letter of Credit Liability, cash or deposit account balances, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer. “Cash Collateral” and “Cash Collateralize” shall have meanings correlative to the foregoing and shall include the proceeds of such Cash Collateral.

“Cash Control Event” shall occur if, on any date of determination, (a) an Event of Default has occurred and is continuing, (b) a Potential Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing or (c) a mandatory prepayment has been triggered pursuant to Section 3.4(b), irrespective of whether such prepayment has become due and payable under the grace periods afforded in Section 3.4(b).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, United Kingdom, European Union (including CRD IV and the CRR) or foreign regulatory authorities, in each case pursuant to, implementing or supplementing Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the failure of (a) Oaktree Capital Management, L.P. or any Affiliate thereof to act as sole director of the Ultimate General Partner, (b) the Ultimate General Partner or any Affiliate thereof to be the general partner of the Initial General Partner, (c) the Initial General Partner or any Affiliate thereof to be the general partner of any Fund which is a partnership or exempted limited partnership, including the Initial Guarantor, (d) Initial Guarantor to Control the Initial Borrower, (e) Initial Borrower to Control the Initial Qualified Borrower and (f) Oaktree Capital Group LLC or any Affiliate thereof to Control the Manager and the Ultimate General Partner.

“CIMA” means the Cayman Islands Monetary Authority and any successor regulatory body thereto under the PF Act.

“Closing Date” means the date hereof; provided that all of the conditions precedent set forth in Section 6.1 shall be satisfied or waived by the Lenders in writing.

“Collateral” means all of the collateral security for the Obligations pledged or granted pursuant to the Collateral Documents.

“Collateral Account” means the account listed on Schedule I, which account shall be solely used for receipt of proceeds from Capital Calls.

“Collateral Account Pledge” means the pledge of the Collateral Account, in the form of Exhibit D, made by the Initial Guarantor in favor of the Administrative Agent, pursuant to which the Initial Guarantor has granted to the Administrative Agent for the benefit of the Secured Parties, a first priority exclusive (subject to Permitted Liens) security interest and Lien in and to a Collateral Account, as the same may be amended, restated, supplemented or modified from time to time.

“Collateral Documents” has the meaning provided in Section 5.1.

“Commitment” means, for each Lender, the amount set forth on Schedule II to this Credit Agreement or on its respective Assignment and Assumption, as the same may be reduced from time to time by the Borrower Parties pursuant to Section 3.5, or by further assignment by such Lender pursuant to Section 12.11(b).

“Competitor” means any private equity fund, hedge fund, investment company, Affiliate thereof or Person whose primary business is the management of private equity funds, hedge funds, investment company or similar such entities, including any commercial bank, investment bank, insurance company or financial institution that sponsors private equity funds, hedge funds or similar such entities or makes private equity investments, hedge fund investments or similar such investments; provided that a commercial bank, investment bank, insurance company or financial institution that sponsors private equity funds, hedge funds, investment companies or similar such entities will not constitute a Competitor if such commercial bank, investment bank, insurance company or financial institution represents to the Credit Parties in writing that it has in place information, reporting and control blocking procedures such that no information which is not available to the general public with respect to this Credit Agreement or any of the transactions contemplated hereby, or any information which is not available to the general public delivered in connection herewith, by either the Credit Parties, the Lenders or Agents, including knowledge of the existence of this Credit Agreement, the parties hereto or the transactions contemplated hereby, could be shared under any circumstance with the hedge fund, private equity fund, investment company or similar such entity sponsored or affiliated with such commercial bank, investment bank, insurance company or financial institution and that no control or decision making of any kind could be exercised or influenced by such hedge fund, private equity fund, investment company or similar such institution.

“Compliance Certificate” means that certificate contemplated by Section 8.1(b) in the form of Exhibit T.

“Confidential Information” means, at any time, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information and concerning the Credit Parties or the Investors which is not available to the general public, together with analyses, compilations, studies or other documents, which contain or otherwise reflect such information made available by or on behalf of the Credit Parties pursuant to this Credit Agreement or any other Loan Document orally or in writing to the Administrative Agent or any Lender or their respective attorneys, certified public accountants or agents, which was clearly and conspicuously marked or communicated as “Confidential,” or otherwise requested in writing to be held confidential, but shall not include any data or information that: (a) was or became generally available to the public at or prior to such time; or (b) was or became available to the Administrative Agent or a Lender or to the Administrative Agent’s or Lender’s respective attorneys, certified public accountants or agents on a non-confidential basis from any Person (other than any Credit Party, the Manager or any Affiliate of the foregoing) at or prior to such time.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any Person, its constituent or organizational documents and any governmental or other filings related thereto, including: (a) in the case of any limited partnership, exempted limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement (including, without limitation, the Partnership Agreements), exempted limited partnership agreement, joint venture agreement, articles of association or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department or Registrar of Exempted Limited Partnerships in the state or jurisdiction of its formation; (b) in the case of any limited liability company, the articles of formation, the articles of association, limited liability agreement and/or operating agreement for such Person; and (c) in the case of a corporation or an exempted company, the certificate, memorandum or articles of incorporation or association and/or the bylaws for such Person, in each such case as it may be restated, modified, amended or supplemented from time to time.

“Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to a Rollover of a SOFR Loan from one (1) Interest Period to the next Interest Period.

“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise.

“Control Agreement” means the control agreement among the Initial Guarantor, the Administrative Agent and an Account Bank, as the same may be amended, restated, supplemented or modified from time to time.

“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code), in each case of which the applicable Credit Party is a member.

“Conversion Notice” has the meaning provided in Section 2.3(f).

“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 2.3(f) of one (1) Type of Loan into another Type of Loan.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cost of Funds” means, with respect to a Loan, the actual cost to a Lender of funding or maintaining such Loan in the applicable currency from whatever source it may reasonably select for the relevant Interest Period.

“Cost of Funds Rate” means a rate per annum notified by the applicable Lender as soon as practicable after the occurrence of the events specified in Section 4.3 hereof which expresses as a percentage rate the actual Cost of Funds to such Lender.

“Covered Entity” has the meaning provided in Section 12.24(b).

“Covered Party” has the meaning provided in Section 12.24(a).

“CRD IV” means the European Union Directive (EU) 36/2013 of 26 June 2013 (as amended from time to time) on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and amending Directive 2002/87/EC (as amended from time to time and as implemented by the member states of the European Union) and repealing Directives 2006/48/EC and 2006/49/EC, together with any guidelines, technical standards or Q&A responses published in relation thereto by the European Banking Authority and any applicable central bank (or any successor or replacement agency, central bank or authority).

“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1.1 forms a part, as amended, restated, supplemented or otherwise modified from time to time.

“Credit Facility” means the credit and letter of credit facility provided to the Borrower Parties by the Lenders under the terms and conditions of this Credit Agreement and the other Loan Documents.

“Credit Party” means any Borrower Party, Guarantor, General Partner or Ultimate General Partner. “Credit Parties” means the Borrower Parties, Guarantors, the General Partners and the Ultimate General Partners, collectively.

“Credit Provider” means a Person providing a comfort letter, keep-well letter or other similar instrument (collectively, “Credit Support Documents”), in form and substance reasonably acceptable to Administrative Agent, of the obligations of an Included Investor to make Capital Contributions. For the purpose of this Credit Agreement, GIC shall be deemed to be the Credit Provider of each Specified Investor.

“Credit Support Documents” is defined in the definition of “Credit Provider” above.

“CRR” means the European Union Regulation (EU) 575/2013 of 26 June 2013 (as amended from time to time) on prudential requirements for credit institutions and investment firms and amending Regulation (EU) 648/2012 (as amended from time to time and as implemented by the member states of the European Union) together with any guidelines, technical standards or Q&A responses published in relation thereto by the European Banking Authority (or any successor or replacement agency or authority).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) Business Days prior to (x) if such SOFR Rate Day is a Business Day, such SOFR Rate Day, or (y) if such SOFR Rate Day is not a Business Day, the Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. on the second (2nd) Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Parties.

“Daily Simple SOFR Loan” means any SOFR Loan based on Daily Simple SOFR.

“Debt Limitations” means the limitations set forth in Section 9.11.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, restructuring, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” means on any day the lesser of: (a) 2% per annum plus (x) with respect to overdue principal and overdue interest, the otherwise applicable interest rate, or (y) with respect to any other overdue amount, the interest rate applicable to Reference Rate Loans; and (b) the Maximum Rate.

“Default Right” has the meaning provided in Section 12.24(b).

“Defaulting Lender” means, subject to Section 12.12(b) and Section 4.8, any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in the Letter of Credit Liability required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Parties in writing that such failure is the result of such Lender’s reasonable determination that one (1) or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Letter of Credit Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified a Credit Party, the Administrative Agent or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Credit Parties, to confirm in writing to the Administrative Agent and the Credit Parties that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent (or in the case of the Lender that is also the Administrative Agent, the other Lenders) and the Credit Parties), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (or in the case of the Lender that is also the Administrative Agent, the other Lenders) that a Lender is a Defaulting Lender under any one (1) or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.12(b) and Section 4.8(b)) upon delivery of written notice of such determination to the Credit Parties, the Letter of Credit Issuer and each other Lender.

“Distribution” has the meaning provided in Section 9.17.

“Dollars” and the sign “$” mean the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 12.11(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.11(b)(iii)).

“Eligible Institution” means any of (a) Sumitomo Mitsui Banking Corporation, (b) The Bank of New York Mellon, so long as The Bank of New York Mellon has a short-term unsecured debt rating of at least the lesser of (i) P-2 from Moody’s and A-2 from Fitch and (ii) the short-term unsecured debt rating of Sumitomo Mitsui Banking Corporation, unless otherwise consented to in writing by the Administrative Agent or (c) any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Applicable Law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-2 from Moody’s and at least A-2 from Fitch. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations by any Governmental Authorities or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health (to the extent related to exposure to of Hazardous Materials) or the environment.

“Environmental Laws” means any and all applicable federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules and regulations, permits, licenses, approvals, legally-binding interpretations, legally-binding standards and orders of courts or Governmental Authorities, relating to the protection of human health (to the extent related to exposure to of Hazardous Materials) or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Environmental Liability” means any claim, demand, liability (including strict liability) obligation or cause of action, or any order, violation, loss, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other reasonable and documented out-of-pocket cost or expense whatsoever (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories) and disbursements in connection with any Environmental Claims, violation or alleged violation of any Environmental Law, the imposition of any Environmental Lien or the failure to comply in all material respects with any Environmental Requirement.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Environmental Requirement” means any Environmental Law or any agreement or restriction relating to Environmental Law or Hazardous Materials, as the same no exists or may be changed, amended, or come into effect in the future.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“ERISA Investor” means an Investor that is: (a) an “ employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code; or (c) any entity or account whose assets include or are deemed to include the Plan Assets of one (1) or more such employee benefit plans or plans pursuant to the Plan Asset Regulations or any other relevant legal authority.

“Erroneous Payment” is defined in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” is defined in Section 11.12(d).

“Erroneous Payment Impacted Class” is defined in Section 11.12(d).

“Erroneous Payment Return Deficiency” is defined in Section 11.12(d).

“Erroneous Payment Subrogation Rights” is defined in Section 11.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” and “Events of Default” have the meanings provided in Section 10.1.

“Evidence of Authority” means a statement of facts regarding the ownership of each Specified Investor in each case, in form and substance reasonably satisfactory to Administrative Agent.

“Excluded Investor” means the Investor that is subject to an Exclusion Event that has not been cured or waived, in each case in accordance with the provisions hereof.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 4.8(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Sections 4.1(f) and (h); and (d) any withholding Taxes imposed under FATCA.

“Exclusion Event” means, with respect to any Included Investor, its Credit Provider or to the extent specified below the Government of Singapore, as applicable, any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) to the knowledge of any Specified Person, any final judgment or decree (excluding any portion of such judgment or decree to the extent covered by insurance) which in the aggregate exceeds 15% of its net worth shall be rendered against such Included Investor, its Credit Provider or the Government of Singapore, and (i) any such judgment or decree shall not be discharged, paid, bonded, vacated or substantially covered by insurance within sixty (60) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree and shall not be stayed within sixty (60) days;

(b) such Included Investor, its Credit Provider or the Government of Singapore shall (i) repudiate, challenge, or declare unenforceable its obligation (in the case of the Credit Provider or the Government of Singapore, if any) to make contributions pursuant to its Capital Commitment or a Capital Call in writing or such obligation shall be or become unenforceable, (ii) breach any covenant, agreement or material provision of the Partnership Agreement of the applicable Fund, its Subscription Agreement, the Credit Support Documents or its Investor Consent Letter which would reasonably be expected to have a material adverse effect on the Partnership Agreement, its Subscription Agreement, the Credit Support Documents or Investor Consent Letter and, if such breach is non-monetary, such breach is not cured to the reasonable satisfaction of the Administrative Agent within any cure period specified in the Partnership Agreement, or (iii) inform the Fund in writing of its intent to withdraw from the Fund;

(c) any representation, warranty, certification or statement made by such Included Investor or its Credit Provider under its Subscription Agreement (or related Side Letter), Credit Support Documents, Investor Consent Letter, or Constituent Documents of the applicable Fund or in any certificate, financial statement or other document delivered pursuant to this Credit

Agreement executed by such Included Investor or its Credit Provider shall, in each case, (i) prove to be untrue, inaccurate or misleading, (ii) reasonably be expected to have a material adverse effect on the applicable Fund and (iii) such circumstance is not cured to the reasonable satisfaction of the Administrative Agent within the cure period set forth in Partnership Agreement;

(d) the Included Investor encumbers its equity interest in the applicable Fund and the applicable lienholder commences and ceases to resolve foreclosure proceedings that continue unstayed against the Investor’s equity interest in the Fund;

(e) Government of Singapore fails to satisfy the Applicable Requirement;

(f) such Included Investor shall withdraw, retire or resign from any Fund or its partnership interest is redeemed, forfeited or otherwise repurchased by the Fund;

(g) other than in accordance with the express conditions set forth in Section 9.5(b), such Included Investor shall Transfer its equity interest in the applicable Fund and be released from its obligations under the applicable Constituent Documents to make capital contributions pursuant to a Capital Call with respect to such transferred interest; provided that, if such Investor shall Transfer less than all of its equity interest in the applicable Fund only the Transferred portion shall be excluded from the Borrowing Base;

(h) other than in accordance with the express conditions set forth in Section 9.5(b), any Credit Party suspends, cancels, reduces, excuses, terminates or abates the Capital Commitment or any amounts due with respect to a Capital Call for the applicable Included Investor; provided, that to the extent such suspension, cancellation, reduction, excuse, termination or abatement relates solely to a portion of the Investor’s Unfunded Capital Commitment, only such suspended, cancelled, reduced, excused, terminated or abated portion shall be excluded from the Borrowing Base;

(i) the Uncalled Capital Commitment of the Included Investor ceases to be Collateral;

(j) in connection with any Borrowing or the issuance of any Letter of Credit, any Specified Person has knowledge that the Included Investor will likely request to be excused from funding a Capital Call with respect to the Investment being acquired or otherwise funded with the proceeds of the related Borrowing or Letter of Credit; provided that only the portion of the Included Investor’s Unfunded Capital Commitment which would otherwise be contributed to fund such Investment or repay the related Borrowing or Letter of Credit shall be excluded from the Borrowing Base;

(k) such Included Investor (or its Credit Provider or the Government of Singapore) becomes a Sanctioned Person, or, to any Specified Person’s or the Administrative Agent’s knowledge, the Included Investor’s funds to be used in connection with funding Capital Calls are derived from illegal activities;

(l) such Investor shall be designated a “Defaulting Partner” under the Partnership Agreement of the applicable Fund;

(m) such Included Investor (or its Credit Provider or the Government of Singapore) shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (B) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or (F) take any personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;

(n) an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking the Included Investor’s (or its Credit Provider’s or the Government of Singapore’s) reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of sixty (60) days;

(o) such Investor fails to make a contribution to the capital of the applicable Fund within ten (10) Business Days of the date when such Capital Contribution is due pursuant to the Partnership Agreement (without regard to any grace, notice or cure period contained in the Partnership Agreement);

(p) such Investor amends its Side Letter in a way that Administrative Agent determines would materially impair Lenders’ Collateral rights; or

(q) (i) GIC is no longer directly or indirectly wholly-owned by the Government of Singapore or (ii) such Included Investor is no longer directly or indirectly wholly owned by GIC.

~~“Exiting Lender” has the meanings provided in Section 2.13(b).~~

~~“Extension Request” means a written request by the Borrower Parties substantially in the form attached hereto as Exhibit N to extend the initial or extended Stated Maturity Date for an additional period of no greater than three (3) hundred sixty-four (364) days.~~

~~“Facility Extension Fee” means the fee payable with respect to any extension of the Stated Maturity Date in accordance with Section 2.13, as set forth in each Lender’s Fee Letter.~~

~~“Facility Increase” has the meaning provided in Section 2.14(a).~~

~~“Facility Increase Fee” means the fee payable with respect to any Facility Increase in accordance with Section 2.14, as set forth in the Fee Letter.~~

~~“Facility Increase Request” means the notice in substantially the form attached hereto as Exhibit H pursuant to which a Borrower Party requests an increase of the Commitments in accordance with Section 2.14.~~

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements entered into in connection with the implementation of such Sections, or any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain Fee Letter or Fee Letters, dated the date hereof, among the Initial Borrower, the Administrative Agent and certain Lenders, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Filings” means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations; (b) applicable entries in the register of mortgages and charges in respect of any applicable Credit Parties (other than exempted limited partnerships) formed under the laws of the Cayman Islands, and notices substantially in the form of Exhibit Q with respect to the applicable Collateral Documents delivered to the limited partners of each Credit Party formed under the laws of the Cayman Islands; and (c) the substantial equivalent as reasonably determined to be necessary by the Administrative Agent in any other jurisdiction in which any Credit Party may be formed, incorporate or registered.

“Fitch” means Fitch Ratings, Inc., and any successor thereto.

“Floor” means, for any amount or calculation contained herein, a rate of interest equal to 0%.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Liability other than the Letter of Credit Liability as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means the Initial Guarantor and any other Person listed as a “Fund” on Schedule I hereto.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means (a) in respect of the Initial Guarantor, the Initial General Partner, and (b) in respect of any other Fund, the general partner or similar managing entity or fiduciary of such Fund in such capacity.

“GIC” means GIC (Ventures) Private Limited, a Singapore exempt private company limited by shares.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States, the United Kingdom or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” is defined in Section 13.1.

“Guarantor” means Initial Guarantor and any Additional Guarantors becoming party hereto.

“Guaranty” is defined in Section 13.1.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Material” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures, or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic, infectious or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under Environmental Law, or (e) which include, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons (or any fraction thereof), petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas or per- and polyfluoroalkyl substances (or PFAS).

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Termination Value” means, in respect of any one (1) or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one (1) or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Included Investor” means each Specified Investor and “Included Investors” means all Specified Investors, collectively; provided that:

(a) a true and correct copy of the Subscription Agreement is executed and delivered by each Specified Investor substantially in the form attached hereto as Exhibit M, together with the applicable Fund’s and General Partner’s countersignature, accepting such Subscription Agreement;

(b) all Constituent Documents of the applicable Fund are delivered to the Administrative Agent; and

(c) a true and correct copy of the Investor Consent Letter, and a true and correct copy of any Side Letter applicable to any Specified Investor, and true and correct copies of any applicable Credit Support Documents, together with such Evidence of Authority as Administrative Agent reasonably requests, in each case, is delivered to the Administrative Agent;

provided that if an Exclusion Event has occurred, the applicable Specified Investor shall thereupon no longer be an Included Investor until such time as all Exclusion Events in respect of such Specified Investor shall have been cured and the applicable Specified Investor shall have been restored as an Included Investor in the sole discretion of the Administrative Agent. For avoidance of doubt, Coral Blue Investment Pte. Ltd. shall not be an Included Investor until such time as it has delivered Evidence of Authority and the applicable Credit Support Document to the Administrative Agent.

~~“Increase Effective Date” has the meaning provided in Section 2.14(b).~~

~~“Increasing Lender” has the meaning provided in Section 2.14(a).~~

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c) the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and any banker’s acceptances issued for the account of any such Person;

(g) all obligations of any such Person to repurchase any securities which repurchase obligation is related to the issuance thereof;

(h) all net obligations of such Person under any Hedge Agreements; and

(i) all Guaranty Obligations of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 12.5(b).

“Initial Borrower” has the meaning provided in the first paragraph hereof.

“Initial Call Period” has the meaning provided in Section 10.2(c).

“Initial General Partner” has the meaning provided in the first paragraph hereof.

“Initial Guarantor” has the meaning provided in the first paragraph hereof.

“Initial Lender” means Sumitomo Mitsui Banking Corporation.

“Initial Payment Date” has the meaning provided in Section 10.2(c).

“Initial Qualified Borrower” has the meaning provided in the first paragraph hereof.

“Interest Option” means the SOFR Rate or the Reference Rate.

“Interest Payment Date” means: (a) with respect to any Reference Rate Loan, the first Business Day of each April, July, October and January, for the interest accruing during the quarter ending on the last Business Day of the preceding March, June, September and December; (b) with respect to any Daily Simple SOFR Loan, the first Business Day of each April, July, October and January, for the interest accruing during the quarter ending on the last Business Day of the preceding March, June, September and December; (c) as to any SOFR Loan in respect of which the applicable Borrower Party has selected a one (1) month Interest Period, the last day of such Interest Period for such SOFR Loan; (d) the date of any prepayment of any Loan made hereunder, as to the amount prepaid; and (e) the Maturity Date.

“Interest Period” means, (a) initially the period commencing on (and including) the date of the initial funding of such Loan and ending on (but excluding) (x) in the case of a Reference Rate Loan or a Daily Simple SOFR Loan, the next following Interest Payment Date, and (y) in the case of any other SOFR Loan, the corresponding date one (1) month thereafter and (b) thereafter, (x) in the case of a Reference Rate Loan or a Daily Simple SOFR Loan, each period commencing on (and including) an Interest Payment Date and ending on (but excluding) the next following Interest Payment Date and (y) in the case of any other SOFR Loan, the corresponding date one (1) month, thereafter as indicated by the Borrower Parties in the applicable Conversion Notice or Rollover Notice; provided that:

(i) any Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to clause (i) above, end on the last Business Day of a calendar month;

(iii) in the case of any Interest Period for any Loans which commences before the Maturity Date and would otherwise end on a date occurring after the Maturity Date, such Interest Period shall end on (but exclude) such Maturity Date and the duration of each Interest Period which commences on or after the Maturity Date shall be of such duration as shall be selected by the applicable Lender in its sole discretion; and

(iv) no tenor that has been removed from this definition pursuant to Section 4.9(d) shall be available for borrowing hereunder.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Investment” means a “Permitted Investment” as such term is defined in each Partnership Agreement of the Funds.

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

“Investor” means the Specified Investors and any other Person that is admitted to the Fund as a member, shareholder, limited partner, general partner or other equity holder in accordance with the applicable Constituent Documents of the Fund.

“Investor Consent Letters” means each investor letter dated as of the date hereof, executed by GIC in favor of the Administrative Agent in the form attached as Exhibit K hereto, in each case, as amended, restated, amended and restated, modified or supplemented from time to time.

“Investor Information” has the meaning provided in Section 12.17.

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Judgment Currency” has the meaning provided in Section 12.22.

“Key Person Event” means the occurrence of an event resulting in the suspension of the Investment Period (as defined in the Partnership Agreement of the Initial Guarantor) as described in Section 5.5(a) of the Partnership Agreement of the Initial Guarantor.

“KYC Compliant” means any Person who has satisfied all reasonable requests for information from the Lenders required for the Lenders to achieve compliance with applicable “know-your-customer” rules of the Anti-Money Laundering Laws, and who would not result in any Lender being non-compliant with any applicable Anti-Money Laundering Laws were such Person to enter into a banking relationship with such Lender, including, but not limited to, any information required to be obtained by the Lender pursuant to the Beneficial Ownership Regulation.

“Lead Arranger” means Sumitomo Mitsui Banking Corporation.

“Lender” means (a) Sumitomo Mitsui Banking Corporation, in its capacity as lender, together with its successors and permitted assigns pursuant to Section 12.11, and (b) each other lender that is or becomes party to this Credit Agreement in accordance with the terms hereof, and, collectively, the “Lenders”.

“Lender Party” has the meaning provided in Section 11.1(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an Affiliate of such Lender) described as such in such Lender’s Administrative Questionnaire delivered to the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Borrower Parties and the Administrative Agent.

“Letter of Credit” means any letter of credit issued by the Letter of Credit Issuer pursuant to Section 2.9 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.

“Letter of Credit Application” means an application, in the form specified by the Letter of Credit Issuer from time to time, requesting the Letter of Credit Issuer issue a Letter of Credit.

“Letter of Credit Issuer” means SMBC or any Affiliate thereof.

“Letter of Credit Liability” means, at any time of determination, the aggregate amount of the undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuer and the Lenders, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to Section 2.9.

“Letter of Credit Sublimit” means, at any time, $15,000,000. The Letter of Credit Sublimit is a part of, and not in addition to, the Maximum Commitment.

“Lien” means any lien, mortgage, security interest, assignment by way of security, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions re-issuances and refundings thereof), each of the Collateral Documents, each Assignment and Assumption, each Letter of Credit Application, each Letter of Credit, the Fee Letter, each Qualified Borrower Guaranty, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loans” means the Loans made by the Lenders to the Borrower Parties pursuant to the terms and conditions of this Credit Agreement, plus all payments under a Letter of Credit made to the beneficiary named thereunder (provided that, for the avoidance of doubt, such payments shall not also be included in the calculation of Letter of Credit Liability) (and certain other related amounts specified in Section 2.8 shall be treated as Loans pursuant to Section 2.8).

“Management Agreement” means that certain Investment Advisory Agreement dated as of May 4, 2023, between Initial Borrower and the Manager.

“Manager” means Oaktree Fund Advisors, LLC, a Delaware limited liability company.

“Margin Stock” has the meaning assigned thereto in Regulation U.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), financial condition, or business of the Funds, taken as a whole, and without duplication (other than in connection with (i) dispositions of one (1) or more Investments in accordance with any Partnership Agreement or (ii) reductions resulting from the normal and customary operations of a closed-end investment fund); (b) the ability of the Funds, taken as a whole, to perform their obligations under this Credit Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Credit Agreement, any of the other Loan Documents, or the rights and remedies of the Secured Parties hereunder or thereunder, taken as a whole; (d) the ability of any General Partner or Fund to make calls for Capital Contributions under the applicable Constituent Documents; or (e) the ability of the Included Investor to make Capital Contributions under the Partnership Agreements of the Funds, the Subscription Agreements, or the Side Letters, as applicable.

“Material Amendment” has the meaning provided in Section 9.6.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) forty-five (45) days prior to the termination of the Constituent Documents of the Funds; (d) forty-five (45) days prior to the date on which the Funds’ ability to call Capital Commitments for the purpose of repaying the Obligations is terminated; (e) the date upon which the Borrower Parties terminate the Commitments pursuant to Section 3.5 or otherwise; and (f) the occurrence and continuation of any Exclusion Event for a period of thirty (30) days.

“Maximum Commitment” means $~~125,000,000, as it may be (a) increased by the Borrower Parties pursuant to Section 2.14 or (b)~~437,500,000, as it may be reduced by the Borrower Parties from time to time pursuant to Section 3.5.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to, (a) in the case of a Defaulting Lender, 103% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) with respect to other obligations of the Borrowers to Cash Collateralize Letters of Credit hereunder, 103% of the entire Letter of Credit Liability as of such time required to be Cash Collateralized.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory note(s) made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B-1 and the Qualified Borrower Notes; and “Note” means any one of the Notes.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Credit Parties to the Lenders and other Secured Parties, and all renewals and extensions thereof (including Loans or Letters of Credit, or both), or any part thereof (including, without limitation, Loans), arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Qualified Borrower Guaranty, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several, together with all indebtedness, obligations and liabilities of the Credit Parties to the Lenders and other Secured Parties evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

“Operating Company” means an “operating company” within the meaning of 29 C.F.R. §2510.3-101(c) of the Plan Asset Regulations.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Claims” has the meaning provided in Section 5.4.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by a Borrower under Section 4.8(b)) or the grant of a participation.

“Participant” has the meaning provided in Section 12.11(d).

“Participant Register” has the meaning provided in Section 12.11(e).

“Partnership Agreement” with respect to each Credit Party, means the limited partnership agreement, limited liability company agreement, exempted limited partnership agreement, memorandum and articles of association, or other equivalent governing document in the applicable jurisdiction of such Credit Party, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof, in each case, as described on Schedule I. “Partnership Agreements” means all of the Partnership Agreements, collectively.

“Patriot Act” has the meaning provided in Section 12.18.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor.

“Perfection Requirements” means any registrations, filings, endorsements, notarizations, stampings, notices, actions and any other steps required under Applicable Law in order to perfect security interests in any Collateral.

“Permitted Distributions” means, without duplication, distributions in an amount necessary to enable to the Borrower to maintain its status as a RIC, as reasonably determined in the discretion of the Borrower Parties exercised in good faith.

“Permitted Liens” means Liens, if any, (a) imposed on the property of any Person by any Governmental Authority not yet delinquent or being contested in good faith by appropriate proceedings as long as such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) banker’s or broker’s Liens in the nature of rights of setoff arising in the ordinary course of business, (c) that are consented to by the Lenders in their sole discretion, and (d) of a bank or a securities intermediary holding any Collateral Account which arise as a matter of law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off).

“Person” means an individual, firm, company, exempted company, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, limited liability company, limited liability partnership, limited partnership, exempted limited partnership, nonprofit corporation, special limited partnership, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“PF Act” means the Private Funds Act (as amended) of the Cayman Islands (including the regulations issued thereunder).

“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.

“Plan Asset Regulations” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Prime Rate” means, for any day, a fluctuating rate per annum equal to the rate of interest in effect for such day which is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one (1) rate is published as the Prime Rate, then the highest of such rates). Any change in the Prime Rate will become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if such Prime Rate no longer exists, or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.

“Principal Obligations” means, at any time of determination, the sum of (a) the aggregate outstanding principal amount of the Loans plus the aggregate Letter of Credit Liability.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction: (a)(i) the numerator of which is the Commitment of such Lender; and (ii) the denominator of which is the aggregate Commitments of all Lenders; or (b) in the event the Commitments of all Lenders have been terminated: (i) the numerator of which is the sum of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) owed to such Lender; and (ii) the denominator of which is the aggregate Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) owed to all of the Lenders.

“Proceedings” has the meaning provided in Section 7.9.

“Proposed Amendment” has the meaning provided in Section 9.6.

“QFC” has the meaning provided in Section 12.24(b).

“QFC Credit Support” has the meaning provided in Section 12.24.

“Qualified Borrower” means any investment vehicle, which entity may be organized in the United States or outside of the United States, in which a Credit Party owns a direct or indirect ownership interest or through which such Credit Party will acquire an investment, the indebtedness of which entity can be guaranteed by such Credit Party pursuant to the terms of the Constituent Documents (with such Credit Party providing to the Administrative Agent and each of the Lenders an unconditional guaranty of payment), and which entity has executed a Qualified Borrower Note.

“Qualified Borrower Applicant” has the meaning provided in Section 6.4.

“Qualified Borrower Guaranty” and “Qualified Borrower Guaranties” have the meanings provided in Section 6.4.

“Qualified Borrower Note” means a promissory note executed and delivered by a Qualified Borrower, in substantially the form of Exhibit B-2 attached hereto, the payment of which is guaranteed by a Borrower pursuant to the Qualified Borrower Guaranty, as such note may be amended, restated, reissued, extended or modified.

“Qualified Purchaser” means a Person that is a “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act.

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof), such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement program (for a governmental entity), or revenue bond rating (for an educational institution or a governmental entity) from Fitch or Moody’s.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Letter of Credit Issuer, as applicable.

“Reference Rate” means on each Business Day (and on each other day, the preceding Business Day), the greatest of (a) the Prime Rate plus the Applicable Margin~~,~~ and (b) the Federal Funds Rate plus 50 basis points (0.50%) plus the Applicable Margin, ~~and (c) Daily Simple SOFR~~in each case, as in effect ~~for~~on such day ~~plus the Applicable Margin~~. Each change in the Reference Rate shall become effective without prior notice to any Credit Party automatically as of the opening of business on the day of such change in the Reference Rate. Notwithstanding the foregoing, in no event shall the Reference Rate be less than the Floor.

“Reference Rate Conversion Date” has the meaning provided in Section 2.3(f).

“Reference Rate Loan” means a Loan denominated in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is SOFR, then four (4) Business Days prior to (x) if the date of such setting is a Business Day, such date, or (y) if the date of such setting is not a Business Day, the Business Day immediately preceding such date and (b) such other time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning provided in Section 12.11(c).

“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Reimbursement Obligation” means the obligation of the Borrowers to reimburse the Letter of Credit Issuer pursuant to Section 2.9 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the indoor or outdoor environment, or into or out of any real property Investment, including the movement of any Hazardous Material through or in indoor or outdoor the air, soil, surface water or groundwater of any real property Investment.

“Relevant Governmental Body” means, with respect to a Benchmark Replacement, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

~~“Remaining Lenders” has the meanings provided in Section 2.13(b)(ii).~~

“Removal Effective Date” has the meaning provided in Section 11.9(a)(ii).

“Request for Borrowing” has the meaning provided in Section 2.3(a).

“Request for Letter of Credit” has the meaning provided in Section 2.9(b).

“Required Lenders” means, at any time: (a) the Lenders (other than the Defaulting Lenders) holding an aggregate Pro Rata Share of greater than 50%; or (b) at any time that the Commitments are zero (0), the Lenders (other than the Defaulting Lenders) owed an aggregate Pro Rata Share of greater than 50%; provided that if at any time there is only one (1) Lender party hereto, then “Required Lenders” shall mean such Lender; provided further, if there are two or more Lenders, “Required Lenders” shall include at least two Lenders.

“Required Payment Time” means, (a) promptly on demand, and in any event within two (2) Business Days, to the extent such funds are available in the Collateral Account; and (b) otherwise, to the extent that it is necessary for the Credit Parties to issue a Capital Call to fund such required payment, within fifteen (15) Business Days after the earlier of (i) Administrative Agent’s demand and (ii) any Borrower Party’s knowledge that such payment is required (but, in any event, the Credit Parties shall issue such Capital Call promptly (and within five (5) Business Days of such notice or knowledge) and shall make such payment promptly after the related Capital Contributions are received).

“Resignation Effective Date” has the meaning provided in Section 11.9(a)(i).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) in the case of a corporation or exempted company, its president or any vice president or any other officer or the equivalent thereof (other than a secretary or assistant secretary, but including, in the case of any exempted company, a director), and, in any case where two (2) Responsible Officers are acting on behalf of such corporation, or exempted company, the second such Responsible Officer may be a secretary or assistant secretary or the equivalent thereof or, in the case of an exempted company, a director, secretary or other authorized person; (b) in the case of a limited partnership or an exempted limited partnership, an officer of its general partner or an officer of an entity that has authority to act on behalf of such general partner, acting on behalf of the general partner in its capacity as general partner of such limited partnership or exempted limited partnership; and (c) in the case of a limited liability company, an officer of such limited liability company or, if there is no officer, a manager, director or managing member, or the individual acting on behalf of such manager or managing member, in its capacity as manager or managing member of such limited liability company, or in each case such other authorized officer or signatory who has the power to bind such corporation, limited partnership, exempted limited partnership, limited liability company or any other Person who has provided documentation evidencing such authority. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Returned Capital” means, for the Investor, at any time, any amounts distributed to the Investor that are recallable as a Capital Contribution pursuant to the Constituent Document of the applicable Fund. Any amount of Returned Capital distributed to the Investor shall appear on a Capital Return Notice, duly completed and executed by a Fund, in the form of Exhibit P attached hereto.

“RIC” means a Person qualifying for treatments as a “regulated investment company” under the Internal Revenue Code.

“Rollover” means the renewal of all or any part of any SOFR Loan upon the expiration of the Interest Period with respect thereto, pursuant to Section 2.3(e).

“Rollover Notice” has the meaning provided in Section 2.3(e).

“Runoff Activities” has the meaning collectively provided in Section 5.5(c) of the Partnership Agreement of the Initial Guarantor and Section 6.1.2(b) of the Partnership Agreement of the Initial Borrower.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means a country, region or territory that is the subject of comprehensive Sanctions which broadly prohibit dealings in or with such country, region or territory (as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means a Person that is: (a) named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC; (b) an agency of the government, or an organization controlled by, a Sanctioned Country, (c) domiciled, organized or resident in a Sanctioned Country; or (d) fifty percent (50%) or more owned or controlled, directly or indirectly by, or acting on behalf of, any Person or Persons that are described in the foregoing clause (a), (b) or (c).

“Sanctions” means the sanctions laws, regulations or trade embargoes administered, enacted or enforced by any of the Sanctions Authorities.

“Sanctions Authorities” means:

(a) the United States government;

(b) the United Nations;

(c) the European Union;

(d) the United Kingdom (including, by extension, the Cayman Islands);

(e) Japan;

(f) the Government of Singapore;

(g) the respective Governmental Authorities of any of the foregoing, including without limitation, OFAC, the U.S. Department of State, the Ministry of Finance Japan, the Ministry of Economy, Trade and Industry, and His Majesty’s Treasury; and

(h) other applicable Sanctions Authority with jurisdiction over the Credit Parties.

“Secured Parties” means the Administrative Agent, the Lead Arranger, the Lenders, the Letter of Credit Issuer and each Indemnitee.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Security Agreement” means each security agreement substantially in the form of Exhibit C made by a Fund and its General Partner in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or modified from time to time.

“Side Letter” means any side letter executed by an Investor with any Credit Party or the Manager with respect to the Investor’s rights and/or obligations under its Subscription Agreement and the Constituent Documents of the applicable Fund.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to the SOFR Rate for a particular Interest Period.

“SOFR Rate” means, for any Interest Period with respect to a SOFR Loan, at the option of the Borrower Parties:

(a)	the rate per annum equal to the Daily Simple SOFR, or

(b)	the rate per annum equal to the Term SOFR;

provided, that, if the SOFR Rate shall be less than zero (0), such rate shall be deemed to be zero (0) for all purposes of this Credit Agreement; provided, further, that to the extent a comparable or successor rate is approved by the Administrative Agent following consultation with Borrower in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Sole Bookrunner” means Sumitomo Mitsui Banking Corporation.

“Solvent” means, with respect to any Credit Party, as of any date of determination, that as of such date:

(a) the fair value of the assets of such Credit Party and, with respect to the Funds, the aggregate Unfunded Capital Commitments, are greater than the total amount of liabilities, including contingent liabilities, of such Credit Party;

(b) the fair value of the assets of such Credit Party and, with respect to the Funds, the aggregate Unfunded Capital Commitments, are not less than the amount that will be required to pay the probable liability of the Credit Parties on their debts as they become absolute and matured;

(c) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and

(d) such Credit Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets (including cash and rights under this Credit Agreement to borrow Loans) and, with respect to the Funds, the aggregate Unfunded Capital Commitments, would constitute unreasonably small capital.

For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency.

“Specified Investor” means each of (a) Euthalia Pte. Ltd. (IMC-Snr Credit), (b) Euthalia Pte. Ltd. (MA-Tact), (c) Euthalia Pte. Ltd. (Ultra-Tact) and (d) Coral Blue Investment Pte. Ltd., or any Affiliate assignee thereof pursuant to Section 9.5(b).

“Specified Person” means any of Armen Panossian, Raghav Khanna and Rajkumar Makam, and, in each case, any other Person assuming or succeeding to the day-to-day management activities of such Persons with respect to the Credit Parties, and any other Person from time to time mutually agreed upon by the Borrower Parties and the Administrative Agent, in each case, solely in their capacities as officers of the Manager or its Affiliates and not in their individual capacities; provided that (a) at all times there shall be at least three (3) such persons and (b) each reference in this Credit Agreement or any other Loan Document to the knowledge of a Specified Person shall mean the actual knowledge (without any obligation to conduct ongoing monitoring) of such Specified Person.

“Stated Maturity Date” means September ~~26, 2024, subject to the Borrower Parties’ extension of such date under Section 2.13~~25, 2025.

“Subscription Agreement” means a subscription agreement and any related supplement thereto executed by an Investor in connection with the subscription for an equity interest in any Fund, as applicable, as amended, restated, supplemented or otherwise modified from time to time; “Subscription Agreements” means, where the context may require, all Subscription Agreements, collectively.

~~“Subsequent Lender” has the meaning provided in Section 2.14(a).~~

“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one (1) or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Fund.

“Supported QFC” has the meaning provided in Section 12.24.

“Suspension Period” means the period commencing with the occurrence of a Key Person Event and continuing until the date that the Investment Period resumes or terminates pursuant to Section 5.5(a) (Early Termination of Investment Period) of the Partnership Agreement of the Initial Guarantor.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator for such day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day. If Term SOFR determined as set forth above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Period” means the period commencing with either (i) the termination of the Investment Period pursuant to Section 5.5(b) of the Partnership Agreement of the Initial Guarantor and continuing for so long as the Fund may draw Unfunded Capital Commitments for Runoff Activities or (ii) an event described in Section 6.1.2(b) of the Partnership Agreement of the Initial Borrower and continuing for so long as the Fund may draw Unfunded Capital Commitments for Runoff Activities.

“Threshold Amount” means $50,000,000.

“Transaction Information” has the meaning provided in Section 12.17.

“Transfer” means to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose or any assignment, sale of a participation, conveyance, exchange, pledge, sale, set-off, transfer or other disposition.

“Transferee” has the meaning provided in Section 12.11(g).

“Type of Loan” means a Reference Rate Loan or a SOFR Loan.

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate General Partner” means Oaktree OLPG GP Ltd., a Cayman Islands exempted company.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncalled Capital Commitment” means, with respect to any Investor at any time, the Investor’s uncalled Capital Commitment plus Returned Capital attributed to the Investor in accordance with Section 8.17, including, for the avoidance of doubt, its “Remaining Capital Commitment” as defined in the Partnership Agreement of the applicable Fund.

“Unfunded Capital Commitment” means, with respect to any Investor at any time, the Investor’s Uncalled Capital Commitment minus any portion of the Investor’s Uncalled Capital Commitment that is subject to a Pending Capital Call (other than Pending Capital Calls made solely to repay the Principal Obligations).

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning provided in Section 12.24.

“U.S. Tax Compliance Certificate” has the meaning provided in Section 4.1(f)(ii)(B)(3).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Definitional Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) all terms defined in this Credit Agreement shall have the above-defined meanings when used in the Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document;

(b) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(c) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(d) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(e) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(f) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof;

(h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement;

(i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

(k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

(l) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, special limited partnership, partnership or other entity (whether or not having separate legal personality) or two (2) or more of the foregoing;

(m) references to a Cayman Islands exempted limited partnership in any Loan Document taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner (or, as the case may be, such general partner’s ultimate general partner); and

(n) section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

1.3 Accounting Terms. All accounting terms not specifically or completely defined herein or in any other Loan Document shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein.

1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.5 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to times of day in New York, New York.

1.7 Interest Rates. In the event that any then-current Benchmark is no longer available or in certain other circumstances set forth in Section 4.9, Section 4.9 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrowers, pursuant to Section 4.9, of any change to the reference rate upon which the interest rate on SOFR Loans and Reference Rate Loans (when determined by reference to clause (c) of the definition of “Reference Rate”) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or, except as expressly provided in this Credit Agreement, any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.9, will be similar to, or produce the same value or economic equivalence of, any other Benchmark, or have the same volume or liquidity as did such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to one or more Credit Parties. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and has and shall have no liability to any Credit Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount that is drawn, reimbursed and no longer available under such Letter of Credit).

2.	REVOLVING CREDIT LOANS AND LETTERS OF CREDIT.

2.1	The Credit Facility.

(a) Committed Amount. Subject to the terms and conditions herein set forth, the Lenders do hereby, during the Availability Period: (i) to extend to the Borrower Parties a revolving line of credit; and (ii) to participate in Letters of Credit issued by the Letter of Credit Issuer for the account of the Borrower Parties, in each case in Dollars.

(b) Limitation on Borrowings and Re-borrowings. Except as provided in clause (c) below, no Lender shall be required to advance any Borrowing, Rollover, Conversion, Continuation or cause the issuance of any Letter of Credit hereunder if:

(i) after giving effect to such Borrowing, Rollover, Continuation, Conversion or issuance of such Letter of Credit: (A) the Principal Obligations would exceed the Available Commitment; (B) the Letter of Credit Liability would exceed the Letter of Credit Sublimit then in effect; or (C) the Principal Obligations owed to any Lender would exceed the Commitment of such Lender; or

(ii) in the case of any Borrowing or issuance of such Letter of Credit, the conditions precedent for such Borrowing or for the issuance of such Letter of Credit in Section 6.2 have not been satisfied or waived.

(c) Exceptions to Limitations. Conversions to Reference Rate Loans shall be permitted in the case of Section 2.1(b)(i) and (ii), in each case, unless the Administrative Agent has otherwise accelerated the Obligations or exercised other rights that terminate the Commitments under Section 10.2.

2.2 Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to the Borrower Parties at any time and from time to time in an aggregate principal amount up to such Lender’s Commitment at any such time. Subject to the limitations and conditions set forth in Sections 2.1(b) and (c) and the other terms and conditions hereof, the Borrower Parties may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6(a) would exceed the Maximum Rate in effect with respect to such Loan.

2.3 Manner of Borrowing.

(a) Request for Borrowing. The Borrower Parties shall give the Administrative Agent notice at the Agency Services Address of the date of each requested Borrowing hereunder, which notice may be by telephone, if confirmed in writing, facsimile, electronic mail, or other written communication (a “Request for Borrowing”), in the form of Exhibit E hereto, appropriately completed and signed by a Responsible Officer of such Borrower Party (and each Request for Borrowing submitted by a Qualified Borrower must be countersigned by a Responsible Officer of the Credit Party who has provided a Qualified Borrower Guaranty with respect to the Qualified Borrower), and which notice shall be irrevocable and effective upon receipt by the Administrative Agent. Each Request for Borrowing: (i) shall be furnished to the

Administrative Agent, except as otherwise agreed to by the Administrative Agent, no later than 1:00 p.m. (x) at least one (1) Business Day prior to the requested date of Borrowing in the case of a Reference Rate Loan or a SOFR Loan in respect of which the applicable Borrower Party has selected Daily Simple SOFR and (y) at least three (3) Business Days prior to the requested date of Borrowing in the case of a SOFR Loan in respect of which the applicable Borrower Party has not selected Daily Simple SOFR and (ii) must specify: (A) the amount of such Borrowing; (B) the Interest Option; (C) the Interest Period therefor, if applicable; (D) the currency of the Borrowing; and (E) the date of such Borrowing, which shall be a Business Day. Any Request for Borrowing received by the Administrative Agent after 1:00 p.m., except as otherwise agreed to by the Administrative Agent, shall be deemed to have been given by the Borrower Parties on the next succeeding Business Day. Each Request for Borrowing submitted by the Borrower Parties shall be deemed to be a representation and warranty that the conditions specified in Sections 6.1 and 6.2 and, to the extent applicable, Section 6.3, have been satisfied or waived on and as of the date of the applicable Borrowing. No Request for Borrowing shall be valid hereunder for any purpose unless it shall have been accompanied or preceded by the information and other documents reasonably required to be delivered in accordance with this Section 2.3.

(b) Further Information. Each Request for Borrowing shall be accompanied or preceded by: (i) a duly executed Borrowing Base Certificate dated the date of such Request for Borrowing; and (ii) such documents as are required to satisfy any applicable conditions precedent as provided in Section 6.2.

(c) Request for Borrowing Irrevocable. Each Request for Borrowing completed and signed by the Borrower Parties in accordance with Section 2.3(a) shall be irrevocable and binding on the Borrower Parties, and the Borrower Parties shall indemnify each Lender against any actual loss (other than lost profits), cost or reasonable and documented third-party expense incurred by such Lender, either directly or indirectly, as a result of any failure by the Borrower Parties to complete such requested Borrowing, including any cost, loss or expense incurred by the Administrative Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Lender in order to fund such requested Borrowing except to the extent such cost, loss or expense is due to the gross negligence or willful misconduct of such Person. A certificate of such Lender setting forth the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to the Borrower Parties and shall, in the absence of a manifest error, be conclusive and binding.

(d) Lender Funding Shall be Proportional. Each Lender shall make each requested Loan in accordance with its Pro Rata Share thereof.

(e) Rollovers. No later than 1:00 p.m., unless otherwise agreed to by the Administrative Agent, at least three (3) Business Days prior to the termination of each Interest Period related to a SOFR Loan (excluding any SOFR Loan upon which interest accrues at Daily Simple SOFR), the Borrower Parties shall give the Administrative Agent written notice at the Agency Services Address (which notice may be by telephone if confirmed in writing, fax, or electronic mail or other written confirmation) in the form of Exhibit F attached hereto (the “Rollover Notice”) whether it desires to renew such SOFR Loan. The Rollover Notice shall also specify the length of the Interest Period selected by the Borrower Parties with respect to such Rollover. Each Rollover Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent. If the Borrower Parties fail to timely give the Administrative Agent the Rollover Notice with respect to any SOFR Loan, the Borrower Parties shall be deemed to have elected one-month SOFR as the Interest Option with respect to such Loan.

(f) Conversions. The Borrower Parties shall have the right, with respect to: (i) any Reference Rate Loan, on any Business Day (a “SOFR Conversion Date”), to convert such Reference Rate Loan to a SOFR Loan; and (ii) any SOFR Loan, on any Business Day (a “Reference Rate Conversion Date”) to convert such SOFR Loan to a Reference Rate Loan; provided that the Borrower Parties shall, on such SOFR Conversion Date or Reference Rate Conversion Date, make the payments required by Section 4.5, if any, in either case, by giving the Administrative Agent written notice at the Agency Services Address substantially in the form of Exhibit F attached hereto (a “Conversion Notice”) of such selection no later than 1:00 p.m., unless otherwise agreed to by the Administrative Agent, at least either (x) three (3) Business Days prior to such SOFR Conversion Date or (y) one (1) Business Day prior to such Reference Rate Conversion Date, as applicable. Each Conversion Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent. A request of the Borrower Parties for a Conversion of a Reference Rate Loan into a SOFR Loan is subject to the condition that no Event of Default or Potential Default exists at the time of such request or immediately after giving effect to such Conversion. Notwithstanding the foregoing, upon the Borrowing of each Reference Rate Loan hereunder, the applicable Borrower Party shall be deemed to have simultaneously delivered to the Administrative Agent a Conversion Notice to convert such Reference Rate Loan to a SOFR Loan bearing interest based on one-month SOFR and with a SOFR Conversion Date that is three (3) Business Days after such borrowing date unless, in the case of any such Borrowing of a Reference Rate Loan, the Borrower Parties elect otherwise in the related Request for Borrowing.

(g) Tranches. Notwithstanding anything to the contrary contained herein, (i) no more than thirty (30) SOFR Loans may be outstanding hereunder at any one (1) time during the Availability Period, and (ii) no more than five (5) Reference Rate Loans may be outstanding hereunder at any one (1) time during the Availability Period, in each case, other than Loans deemed to be made.

(h) Administrative Agent Notification of the Lenders. The Administrative Agent shall promptly notify each Lender of the receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice, the amount of the Borrowing and the amount and currency of such Lender’s Pro Rata Share of the applicable Loans, the date the Borrowing is to be made, the Interest Option selected, the Interest Period selected, if applicable, and the applicable rate of interest.

2.4 Minimum Loan Amounts. Each SOFR Loan shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $500,000 and each Reference Rate Loan shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $125,000; provided that a Reference Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the Available Commitment or that is required to finance the reimbursement of a Letter of Credit under Section 2.9(c).

2.5 Funding.

(a) Funding of Borrowings. Subject to the fulfillment of all applicable conditions set forth herein, each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to the Administrative Agent no later than 11:00 a.m. (or 2:00 p.m. in the case of same-day Borrowings) on the date specified in the Request for Borrowing as the borrowing date, in immediately available funds, and, upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall deposit such proceeds in immediately available funds in the applicable Borrower Party’s account maintained with the Administrative Agent not later than 1:00 p.m. (or 4:00 p.m. in the case of same-day Borrowings) on the borrowing date or, if requested by the Borrower Parties in the Request for Borrowing, shall wire-transfer such funds as requested on or before such time. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to the Administrative Agent on the applicable borrowing date, then the Administrative Agent may recover the applicable amount on demand: (i) from such Lender, together with interest at the Cost of Funds Rate for the period commencing on the date the amount was made available to the Borrower Parties by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; or (ii) if such Lender fails to pay its amount upon the Administrative Agent’s demand, then from the Borrower Parties by the Required Payment Time, together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date the Administrative Agent recovers the amount from the Borrower Parties.

(b) Obligations of Lender Several. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Each Lender hereunder shall be liable to the Borrower Parties only for the amount of its respective Commitment.

2.6 Interest.

(a) Interest Rate. Each Loan funded by the Lenders shall accrue interest at a rate per annum equal to: (i) with respect to SOFR Loans, the SOFR Rate for the applicable Interest Period plus the Applicable Margin; and (ii) with respect to Reference Rate Loans, the Reference Rate in effect from day to day. At any time, each Loan shall have only one (1) Interest Period and one (1) Interest Option. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate.

(b) Change in Rate; Past Due Amounts; Calculations of Interest. Each change in the rate of interest for any Borrowing consisting of Reference Rate Loans shall become effective, without prior notice to the Credit Parties, automatically as of the opening of business of the Administrative Agent on the date of said change. Interest on the unpaid principal balance of each Loan shall be calculated on the basis of the actual days elapsed in a year consisting of three hundred sixty (360) days.

(c) Default Rate. If an Event of Default has occurred and is continuing, at the election of the Administrative Agent acting at the direction of the Required Lenders, then (in lieu of the interest rate provided in Section 2.6(a) above) all Obligations not paid when due shall bear interest, after as well as before judgment, at the Default Rate.

2.7 Determination of Rate. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall, upon request, give notice to the Borrower Parties and to the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error.

2.8 Payment of Borrower Guaranties. In consideration of the Lenders’ agreement to advance funds to a Qualified Borrower hereunder, to cause Letters of Credit to be issues for the account of a Qualified Borrower pursuant to Section 2.9, and to accept Qualified Borrower Guaranties in support thereof, each Borrower hereby authorizes, empowers, and directs Administrative Agent, for the benefit of the Lenders, to disburse directly to the Lenders, with notice to Borrower Parties, in same day funds an amount equal to the amount due and owing under any Qualified Borrower Note or Qualified Borrower Guaranty, together with all interest, costs, expenses and fees due to the Lenders pursuant thereto in the event Administrative Agent shall have not received payment of such Qualified Borrower Note when due. Administrative Agent will promptly notify the Borrower Parties of any disbursement made to the Lenders pursuant to the terms hereof, provided that the failure to give such notice shall not affect the validity of the disbursement. Any such disbursement made by Administrative Agent to the Lenders shall be deemed to be a Reference Rate Loan in the case of any obligations arising under a Qualified Borrower Note, and Borrower Parties shall be deemed to have given to Administrative Agent, in accordance with the terms and conditions of Section 2.3(a), a Request for Borrowing with respect thereto, and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. Administrative Agent may conclusively rely on the Lenders as to the amount due to the Lenders, absent manifest error, under any Qualified Borrower Note or Qualified Borrower Guaranty.

2.9 Letters of Credit.

(a) Letter of Credit Commitment. Subject to the terms and conditions hereof, on any Business Day during the Availability Period, the Letter of Credit Issuer shall issue such Letters of Credit in such aggregate face amounts as the Borrower Parties may request; provided that: (i) on the date of issuance, the Letter of Credit Liability (after giving effect to the issuance of any such Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date minus (2) the Principal Obligations as of such date and (B) the Letter of Credit Sublimit; (ii) each Letter of Credit shall be in a minimum amount of $100,000; (iii) the expiry date of the Letter of Credit shall not be later than (A) twelve (12) months after the date of issuance (subject to automatic renewal for additional one year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Letter of Credit Issuer) without the Letter of Credit Issuer’s consent, in its sole discretion, or (B) thirty (30) days prior to the Stated Maturity Date; (iv) each Letter of Credit shall be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Letter of Credit Issuer and, to the extent not inconsistent therewith, the laws of the State of New York; and (v) the Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if, after the Closing Date (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Applicable Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer deems material to it, (B) the Borrower Parties have not provided the information necessary for the Letter of Credit Issuer to complete the form of Letter of Credit, or (C) the issuance of such Letter of Credit would violate Applicable Law or one or more policies of the Letter of Credit Issuer. For the avoidance of doubt, if the Borrower Parties request that a Letter of Credit be issued for the account of any Subsidiary, the Borrower Parties shall be liable for all Obligations under such Letter of Credit as if it had been issued for the account of the Borrower Parties.

(b) Request. Each request for a Letter of Credit (a “Request for Letter of Credit”) shall be submitted to the Administrative Agent in the form of Exhibit S (with blanks appropriately completed in conformity herewith), together with a Letter of Credit Application and a Borrowing Base Certificate (each of which shall be in final form upon delivery thereof to the Administrative Agent), for the Letter of Credit Issuer, on or before 1:00 p.m. at least four (4) Business Days prior to the requested date of issuance of such Letter of Credit (or six (6) Business Days with respect to Letters of Credit to be issued by any branch of the Letter of Credit Issuer located outside of the United States). The Administrative Agent shall notify each Lender of such Request for Letter of Credit and the terms of the requested Letter of Credit. Upon each such application, the Borrower Parties shall be deemed to have automatically made to the Administrative Agent, each Lender, and the Letter of Credit Issuer the following representations and warranties:

(i) As of the date of the issuance of the Letter of Credit requested, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) on and as of the date of such issuance, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date);

(ii) The Letter of Credit Liability (after giving effect to the issuance of the requested Letter of Credit) will not exceed the lesser of: (A) the remainder of: (1) the Available Commitment as of such date; minus (2) the Principal Obligations as of such date; and (B) the Letter of Credit Sublimit on such date; and

(iii) All conditions precedent in Section 6.2 for the issuance of such Letter of Credit will be satisfied as of the date of such issuance.

(c) Participation by the Lenders. Each Lender shall and does hereby participate ratably with the Letter of Credit Issuer in each Letter of Credit issued and outstanding hereunder to the extent of its Pro Rata Share of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including: (i) the right to receive from the Administrative Agent its Pro Rata Share of any reimbursement of the amount of each draft drawn under each Letter of Credit, including any interest payable with respect thereto; (ii) the right to receive from the Administrative Agent its Pro Rata Share of the Letter of Credit fee pursuant to Section 2.12; (iii) the right to receive from the Administrative Agent its additional costs pursuant to Section 4.1; and (iv) the obligation to pay to the Administrative Agent or the Letter of Credit Issuer, as the case may be, in immediately available funds, its Pro Rata Share of any unreimbursed drawing under a Letter of Credit.

(d) Payment of Letter of Credit. In the event of any drawing under any Letter of Credit, the Borrower Parties agree to reimburse (either with the proceeds of a Loan as provided for in this Section 2.9 or with funds from other sources), in same day funds, the Letter of Credit Issuer on each date on which the Letter of Credit Issuer notifies the Borrower Parties of the date and amount of a draft paid under any Letter of Credit for the amount of such draft so paid and any amounts representing interest, costs, expenses or fees incurred by the Letter of Credit Issuer in connection with such payment. Unless the Borrower Parties shall immediately notify the Letter of Credit Issuer that the Borrower Parties intend to reimburse the Letter of Credit Issuer for such drawing from other sources or funds, the Borrower Parties shall be deemed to have timely given a Request for Borrowing to the Administrative Agent, and the Borrower Parties hereby authorize, empower, and direct the Administrative Agent, for the benefit of the Secured Parties and the Letter of Credit Issuer, to disburse directly, as a Borrowing hereunder, to the Letter of Credit Issuer, with notice to the Borrower Parties, in immediately available funds an amount equal to the stated amount of each draft drawn under each Letter of Credit plus all interest, costs and expenses, and fees due to the Letter of Credit Issuer pursuant to this Credit Agreement; provided that, if the Borrower Parties shall provide such notice to the Letter of Credit Issuer and subsequently fail to make all or any portion of such reimbursement to the Letter of Credit Issuer, the Borrower Parties shall be deemed to have timely given a Request for Borrowing to the Administrative Agent as provided above. Subject to receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender’s Pro Rata Share of the amount disbursed by the Letter of Credit Issuer on the Business Day on which the Letter of Credit Issuer honors any such draft or incurs or is owed any such interest, costs, expenses or fees. The Administrative Agent shall notify the Borrower Parties of any such disbursements made by the Lenders pursuant to the terms hereof; provided that the failure to give such notice will not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Lenders to the Letter of Credit Issuer on account of a Letter of Credit shall be deemed a Reference Rate Loan if in Dollars; and such disbursements shall be made without regard to the minimum and multiple amounts specified in Section 2.4. The Administrative Agent and the Lenders may conclusively rely on the Letter of Credit Issuer as to the amount due the Letter of Credit Issuer by reason of any draft of a Letter of Credit or due the Letter of Credit Issuer under any Letter of Credit Application. The obligations of a Lender to make payments to the Administrative Agent for the account of the Letter of Credit Issuer, and, as applicable, the obligations of the Borrower Parties with respect to Borrowings, each under this Section (d)2.9(d) shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall, irrespective of the satisfaction of the conditions to the making of any Loans described in Sections 2.1(b), 6.1, 6.2, 6.3 and/or 6.4, as applicable, be honored in accordance with this Section 2.9(d) under all circumstances, including any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any of the other Loan Documents; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower Parties in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the terms of the Letter of Credit; (iii) the existence of any claim, counterclaim, setoff, defense or other right which the Borrower Parties may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Credit Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (iv) any draft, demand, certificate or any other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a draw under a Letter of Credit; (v) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; (vi) any payment made by the Letter of

Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (vii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (viii) the occurrence of any Event of Default or Potential Default; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party. The Letter of Credit Issuer shall provide prompt written notice to the Administrative Agent and the applicable Borrower of each request for a draw under a Letter of Credit and each draw under a Letter of Credit.

(e) Borrower Inspection. The Borrower Parties shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the Borrower Parties’ instructions or other irregularity, the Borrower Parties will immediately notify the Letter of Credit Issuer of the same in writing. The Borrower Parties shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of Letter of Credit Issuer. Each Lender and the Credit Parties agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Borrower Parties hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower Parties from pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.9(d). In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Acceleration of Undrawn Amounts. Should the Administrative Agent demand payment of the Obligations hereunder prior to the Maturity Date pursuant to Section 10.2, the Administrative Agent, by written notice to the Borrower Parties, may take one or both of the following actions: (i) declare the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that the Borrower Parties Cash Collateralize, as security for the Obligations, an amount equal to the Minimum Collateral Amount at the time such notice is given. Unless otherwise required by Applicable Law, upon the full and final payment of the Obligations, the Administrative Agent shall return to the Borrower Parties any amounts remaining in said Cash Collateral Account.

(h) Cash Collateral. If (i) as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) any other circumstances under this Credit Agreement or the other Loan Documents occurs requiring the Borrower Parties to Cash Collateralize any Letters of Credit, then, in each case, the Borrower Parties shall promptly Cash Collateralize in an amount equal to the Minimum Collateral Amount or, in the case of Section 2.9(h)(ii), such amount expressly required by the terms of this Credit Agreement or other Loan Document, to the Administrative Agent for the benefit of the Secured Parties, to be held by the Administrative Agent as Cash Collateral subject to the terms of this Section 2.9(h) and any security agreement, control agreement and other documentation requested by the Administrative Agent to be executed in connection with opening a Cash Collateral Account for the purpose of holding such Cash Collateral. All Cash Collateral to be provided by the Borrower Parties pursuant to this Section 2.9(h) shall be in the currency or currencies of the underlying Letters of Credit. All Cash Collateral shall be funded by the proceeds of Capital Calls, and not from any other source. Cash Collateral held in a Cash Collateral Account shall be applied by the Administrative Agent to the reimbursement of the Letter of Credit Issuer for any payment made by it of drafts drawn under the outstanding Letters of Credit, and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Letter of Credit Liability shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, of Cash Collateral held in a Cash Collateral Account pursuant to this Section 2.9(h) shall be returned to the Borrower Parties. The Borrower Parties hereby grant to the Administrative Agent, for the benefit of the Secured Parties, and agree to maintain, a first priority security interest in all such Cash Collateral and in each Cash Collateral Account as security in respect of the Letter of Credit Liability.

(i) Lenders’ Continuing Obligations. In the event any Letter of Credit Liability is Cash Collateralized in accordance with Section 2.9(h) or otherwise pursuant to this Credit Agreement (including the Cash Collateralizing of a Letter of Credit outstanding beyond the Maturity Date), each Lender’s participation in such Letter of Credit pursuant to this Section 2.9 shall continue in all respects, the Lenders will continue to be entitled to receive their Pro Rata Share of the Letter of Credit fee payable in accordance with Section 2.12, and the Lenders shall continue to be obligated to fund their Pro Rata Share of any drawing under such Letter of Credit in the event the Cash Collateral is for any reason unavailable or insufficient to fully fund such drawing (including as a result of any preference claim or other clawback under any proceeding pursuant to any Debtor Relief Laws).

(j) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement, this Section 2.9 shall be subject to the terms and conditions of Section 4.10 and Section 12.12.

2.10 Fees. The Borrower Parties shall pay to the Administrative Agent fees (including an upfront fee and an administration fee) in consideration of the arrangement and administration of the Commitments, which fees shall be payable in amounts and on the dates agreed to between the Initial Borrower and the Administrative Agent in the Fee Letter. The Borrower Parties will pay to the Lenders such other fees as are payable in the amount and on the date agreed to between the Initial Borrower and the Lenders in the Fee Letter.

2.11 Unused Commitment Fee. In addition to the payments provided for in Section 3, the Borrower Parties shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, an unused commitment fee at the rate of 25 basis points (0.25%) per annum on the Commitment of the Lenders which was unused (for the extension of Loans), in either case calculated on the basis of actual days elapsed in a year consisting of three hundred sixty (360) days and payable in quarterly installments in arrears on the fifth (5th) calendar day of each April, July, October and January (or the next succeeding Business Day if such day is not a Business Day) and on the Maturity Date. For purposes of this Section 2.11, the fee shall be calculated on a daily basis. The Credit Parties and the Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower Parties as described herein and for no other purposes. Unused commitment fees shall be payable in Dollars.

2.12 Letter of Credit Fees. The Borrower Parties shall pay to the Administrative Agent: (a) for the benefit of the Lenders, in consideration for the issuance of Letters of Credit hereunder, a non-refundable fee equal to the Applicable Margin (plus 2% if an Event of Default has occurred and is continuing) on the daily face amount of each Letter of Credit, less the amount of any draws on such Letter of Credit, payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding (including, for the avoidance of doubt, any Letter of Credit that is outstanding but has been Cash Collateralized) calculated on the basis of actual days elapsed in a year consisting of three hundred sixty (360) days; and (b) for the benefit of the Letter of Credit Issuer: (i) so long as there is at least one Lender other than the Letter of Credit Issuer, a non-refundable fronting fee equal to 12.5 basis points (0.125%) of the maximum amount of each Letter of Credit, payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter; (ii) $1,000 per requested issuance or amendment of a Letter of Credit, such amount to be increased at the discretion of the Letter of Credit Issuer to offset any out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with any non-standard Letters of Credit or Letters of Credit issued by a branch office outside the United States; and (iii) all other reasonable and customary out of pocket expenses actually incurred by the Letter of Credit Issuer related to the issuance, amendment or transfer of Letters of Credit upon demand by the Letter of Credit Issuer.

~~2.13 Extension of Maturity Date~~[Reserved].

~~(a) Request for Extension. The Borrower Parties shall have the option to extend the Stated Maturity Date for one (1) additional term of one (1) year, subject to satisfaction of the following conditions precedent:~~

~~(i) the Administrative Agent and each extending Lender consents to such extension in their sole discretion;~~

~~(ii) the Borrower Parties shall have paid on or prior to the Stated Maturity Date then in effect a Facility Extension Fee;~~

~~(iii) no Event of Default or Potential Default shall have occurred and be continuing on the date on which notice is given in accordance with the following Section 2.13(a)(vi) or on the effective date of such extension;~~

~~(iv) all representations and warranties of the Credit Parties under the Loan Documents are true and correct in all material respects on and as of the date of the extension, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);~~

~~(v) the Stated Maturity Date, after giving effect to such extension, would not be later than the date that is thirty (30) days prior to the date on which the Funds’ or their General Partners’ ability to call Capital Commitments for the purpose of repaying the Obligations is terminated;~~

~~(vi) the Borrower Parties shall have delivered an Extension Request with respect to the Stated Maturity Date to the Administrative Agent not less than thirty (30) days prior to the Stated Maturity Date then in effect (which shall be promptly forwarded by the Administrative Agent to each Lender); and~~

~~(vii) the Borrower Parties shall have delivered to the Administrative Agent a new or updated Beneficial Ownership Certification, as applicable, in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent prior to the effectiveness of any extension to the Stated Maturity Date.~~

~~(b) Exiting Lenders and Remaining Lenders. If any Lender does not consent to such extension (each such Lender, an “Exiting Lender”), then:~~

~~(i) Such Exiting Lender’s Commitment will not be extended;~~

~~(ii) On the Stated Maturity Date in effect before giving effect to such extension, such Exiting Lender’s Commitments may be re-allocated among those Lenders who consented to such extension (all such Lenders, the “Remaining Lenders”), subject to such Remaining Lenders’ consent, at the discretion of the Administrative Agent and the Borrowers;~~

~~(iii) On the Stated Maturity Date in effect before giving effect to such extension: (A) the Administrative Agent shall, without the necessity of the consent of any other Person, reallocate all of the Borrowings to and among the Remaining Lenders to the extent necessary to reflect each Remaining Lender’s Pro Rata Share thereof based on their respective Commitments after giving effect to termination of the Exiting Lender’s Commitment; provided that in no event shall such reallocation result in any Remaining Lender holding an interest in Borrowings in excess of their respective Commitment; (B) to the extent necessary, the Administrative Agent shall request from each Remaining Lender, and each Remaining Lender shall pay to the Administrative Agent, an amount equal to such Remaining Lender’s Pro Rata Share of the amount outstanding with respect to Borrowings equal to the amount that would otherwise be necessary to purchase such Remaining Lender’s share of such Borrowings of the Exiting Lender without premium or discount in accordance with Section 2.5, (C) to the extent such reallocation is insufficient to pay all such Obligations owed to the Exiting Lender, the Borrowers hereby promise to pay (and the Remaining Lenders hereby consent to the Borrowers paying) the principal amount of the Obligations owed to such Exiting Lender outstanding on the Stated Maturity Date in effect before giving effect to such extension, together~~

~~with all accrued but unpaid interest thereon and any other outstanding Obligations owed to such Exiting Lender (other than contingent indemnification obligations for which no demand has been made), (D) to the extent actually received, the Administrative Agent shall pay to the Exiting Lender, in immediately available funds, such amounts owing to such Exiting Lender, in each case notwithstanding any prohibition in the Loan Documents on the order or priority of payments to all Lenders on a pro rata basis, such that all such Obligations owing by the Borrowers to the Exiting Lender are paid and satisfied in full, and (E) such transfers shall be made on the books and records of the Administrative Agent as shall be necessary to reflect such revised Pro Rata Share of Borrowings and shall be deemed to be accurate and complete in all respects, absent manifest error;~~

~~(iv) Notwithstanding any to the contrary, until such time as the Exiting Lender receives payment in full of its Obligations pursuant to Section 2.13(b)(iii): (A) all amounts owing to the Exiting Lender under the Loan Documents shall continue to be Obligations secured by the Collateral; and (B) the Credit Parties shall remain liable for payment in full of any and all amounts due and owing to the Exiting Lender under this Credit Agreement and the Loan Documents, whether in respect of principal, interest, fees, expenses, or otherwise, and nothing herein shall be deemed to relieve or in any other way excuse the Credit Parties of any such liability; and~~

~~(v) On the Stated Maturity Date in effect before giving effect to such extension, automatically and without any further action, such Exiting Lender will no longer be deemed a Lender under this Credit Agreement or any other Loan Document, such Exiting Lender will have no rights or obligations hereunder, except such rights and obligations that may survive pursuant to the terms of this Credit Agreement or any other Loan Document or as otherwise specified herein, and such Exiting Lender’s Commitment will not be included in the calculation of Required Lenders.~~

2.14	~~Increase in the Maximum Commitment~~[Reserved].

~~(a) Request for Increase. During the Availability Period, provided there exists no Event of Default or Potential Default, and subject to compliance with the terms of this Section 2.14, the Borrowers may request increases in the Maximum Commitment (a “Facility Increase”), each such requested increase in an integral multiple of $5,000,000 and not less than $10,000,000, and the Administrative Agent, on behalf of the Lenders, may at its sole discretion, consent to increase the Maximum Commitment to the amount requested by Borrowers by: (i) admitting Eligible Assignees as additional Lenders (each, a “Subsequent Lender”) or (ii) increasing the Commitment of any existing Lender (each, and “Increasing Lender”), or both, subject to the written consent of the Administrative Agent (based on its internal credit approval) and the conditions set forth in Section 2.14(c), (d), (e) and (f).~~

~~(b) Effective Date. The Administrative Agent shall deem a Facility Increase effective upon the satisfaction of the conditions listed below, the satisfaction of such conditions to be reasonably satisfactory to the Administrative Agent in form and substance (any such date, the “Increase Effective Date”) which (unless otherwise agreed to in writing by the Administrative Agent) shall be no less than three (3) Business Days after receipt of a Facility Increase Request and shall notify the Borrower Parties and the Lenders of the Increase Effective Date.~~

~~(c) Conditions to Effectiveness of Increase. The following are conditions precedent to each Facility Increase:~~

~~(i) the Borrowers shall deliver to the Administrative Agent a Facility Increase Request and resolutions adopted by the Borrowers approving or consenting to such increase, certified by a Responsible Officer of the Borrowers that such resolutions are true and correct copies thereof and are in full force and effect;~~

~~(ii) Sufficient Available Commitment generated from Unfunded Capital Commitments of Included Investors exists or will exist to permit Borrowers to borrow up to the Maximum Commitment after giving effect to such Facility Increase;~~

~~(iii) the Borrower Parties have, as applicable, executed a new or replacement Note payable to the order of each Subsequent Lender or Increasing Lender;~~

~~(iv) on or prior to the Increase Effective Date, the Borrower Parties shall have paid to the Administrative Agent the Facility Increase Fee for the benefit of each Subsequent Lender or Increasing Lender;~~

~~(v) after giving effect to such Facility Increase, the Maximum Commitment will not exceed $400,000,000;~~

~~(vi) no Potential Default or Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the preceding Section 2.14(c)(i) or on the Increase Effective Date;~~

~~(vii) all representations and warranties of the Credit Parties under the Loan Documents are true and correct in all material respects on and as of the date of the Facility Increase, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).~~

~~(d) Terms and Conditions. For the avoidance of doubt, any Facility Increase will be on the same terms as contained herein with respect to the Credit Facility.~~

~~(e) Arrangement of Facility Increase. With respect to each Facility Increase Request delivered pursuant to Section 2.14(a) above, the Administrative Agent agrees that:~~

~~(i) to the extent a syndication is necessary to effect the increase of the Maximum Commitment, the Administrative Agent will use its commercially reasonable efforts to arrange and syndicate the requested increase of the Maximum Commitment on terms and with such syndication parties reasonably acceptable to the Administrative Agent;~~

~~(ii) to the extent a syndication is necessary to effect the increase of the Maximum Commitment, each Subsequent Lender shall be an Eligible Assignee; provided, however, in no event shall a Competitor be a Lender, Subsequent Lender or Eligible Assignee; and~~

~~(iii) the Administrative Agent shall cause: (A) each Increasing Lender to execute a confirmation of such increase of the Maximum Commitment in a form acceptable to the Administrative Agent; and (B) each Subsequent Lender to execute a joinder to this Credit Agreement in a form acceptable to the Administrative Agent.~~

~~(f) Consent of Increasing Lenders and Subsequent Lenders. Notwithstanding anything else in the foregoing: (i) no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without such existing Lender’s consent; and (ii) no Lender shall become an Increasing Lender without such Lender’s consent.~~

~~(g) Reallocation Following Facility Increase. On any Increase Effective Date with respect to any Facility Increase (whether pursuant to a Subsequent Lender joining the Credit Facility or an Increasing Lender increasing its Commitment), the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit hereunder (including any Loans made by any Increasing Lender or Subsequent Lender pursuant to this Section 2.14) such that, after giving effect thereto, all Principal Obligations are funded by the Lenders as close as reasonably possible to their Pro Rata Share. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to an Increasing Lender or a Subsequent Lender. In connection with any such reallocation of the outstanding Loans, the (i) Administrative Agent will give advance notice sufficient to comply with the applicable time period in Section 2.3 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith, and (ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lender its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the applicable Borrower Parties shall pay (A) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (B) any amounts due pursuant to Section 4.5 as a result of such reallocation occurring on any date other than an Interest Payment Date.~~

2.15 Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be used solely for purposes not prohibited under the Constituent Documents of each Credit Party. The Borrower Parties shall not knowingly use the proceeds of any Loan or Letter of Credit in a manner that would cause such Loan or Letter of Credit to violate the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to the Borrower Parties’ use of the proceeds of the Loans, Letters of Credit or execution and delivery of the Qualified Borrower Guaranties, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not the Borrower Parties’ use of the proceeds of the Loans and Letters of Credit are for purposes permitted under the Constituent Documents of any Credit Party. Nothing, including, without limitation, any Borrowing, any Rollover, any issuance of any Letter of Credit or acceptance of any Qualified Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any investment by the Borrower Parties is not prohibited by the terms of the Constituent Documents of any Credit Party.

3. PAYMENT OF OBLIGATIONS.

3.1 Payment of Obligations; Evidence of Debt.

(a) Payment of Obligations. The Principal Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be due and payable on the Maturity Date.

(b) Accounts and Records. The Borrowings funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower Parties and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower Parties hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error.

(c) Request for Note. Upon the request of any Lender made through Administrative Agent, the applicable Borrower Party shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. The Borrower Parties agree, from time to time, upon the request of Administrative Agent or any affected Lender, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with Section ~~2.14 or~~ 12.11, in renewal of and substitution for the Note previously issued by the applicable Borrower Party to the affected Lender.

3.2 Payment of Interest.

(a) Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursement or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of Section 2.6, notwithstanding whether the Borrower Parties received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from the Borrower Parties in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent in the Administrative Agent’s account described in Section 3.3, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Borrower Parties.

(b) Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date and on the Maturity Date, (ii) on each other date of any reduction of the outstanding principal amount of the Loans hereunder, with respect to the portion of the principal amount so reduced, and (iii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by the Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law to the extent permitted under Applicable Law.

3.3 Payments on the Obligations.

(a) Credit Party Payments. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Credit Party to or for the account of the Lenders, or any of them, shall be made without condition or deduction or counterclaim, set-off, defense or recoupment by the Borrower Parties for receipt by the Administrative Agent before 1:00 p.m. in immediately available funds to the Administrative Agent at such account that the Administrative Agent designates in writing to the Borrower Parties. Funds received after 1:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day following receipt of such funds. All payments shall be made in the currency of the related Borrowing.

(b) Lender Payments. Except as provided in Section 12.12, each Lender shall be entitled to receive its Pro Rata Share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by the Borrower Parties of principal of, and interest on, the Obligations by the Borrower Parties to or for the account of the Lenders in accordance with the terms of this Credit Agreement and the other Loan Documents shall constitute satisfaction of the Borrower Parties’ obligations with respect to any such payments, and the Administrative Agent shall indemnify, and each Lender shall hold harmless, the Borrower Parties from any claims asserted by any Lender in connection with the Administrative Agent’s duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.3.

(c) Application of Payments. So long as no Event of Default has occurred and is continuing, all payments made on the Obligations shall be applied as directed by the Borrower Parties. At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against all costs, expenses and other fees (including reasonable attorneys’ fees) required to be paid by the Borrower Parties pursuant to the terms hereof; (ii) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (iii) third, against all principal due and owing on the Obligations as of the date of such payment; and (iv) fourth, to all other amounts constituting any portion of the Obligations.

3.4 Prepayments.

(a) Voluntary Prepayments. The Borrower Parties may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Business Day; provided that: (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of SOFR Loans other than Daily Simple SOFR Loans, or (B) on the date of prepayment of Reference Rate Loans or Daily Simple SOFR Loans; and (ii) any prepayment of Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such written notice is given by the Borrower Parties, the Borrower Parties shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4. Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Pro Rata Share.

(b) Mandatory Prepayment.

(i) Excess Loans Outstanding. If, on any day, the Principal Obligations exceeds the Available Commitment (including, without limitation, as a result of an Exclusion Event), then the Borrower Parties shall pay without further demand such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds by the Required Payment Time. Each Credit Party hereby agrees that during the continuance of a Cash Control Event the Administrative Agent may withdraw from any Collateral Account any Capital Contributions deposited therein and apply the same to the Principal Obligations until such time as the payment obligations of this Section 3.4(b) have been satisfied in full (other than unasserted claims for indemnification or expense reimbursement). Notwithstanding the foregoing, with respect to a mandatory prepayment resulting from the occurrence of an Exclusion Event, if, prior to the date such mandatory prepayment is due pursuant to this Section 3.4(b)(i), the Principal Obligations no longer exceeds the Available Commitment as a result of a change in circumstances with respect to the Included Investor, no such prepayment shall be required.

(ii) Excess Letters of Credit Outstanding. If any excess calculated or other amount required to be prepaid pursuant to Section 3.4(b) is attributable to undrawn Letters of Credit, the Borrower Parties shall promptly Cash Collateralize such excess or other amount with the Administrative Agent pursuant to the terms of Section 2.9(h), as security for such portion of the Obligations. Unless otherwise required by Applicable Law, upon: (A) a change in circumstances such that the Principal Obligations no longer exceed the Available Commitment; or (B) the full and final payment of the Obligations and the expiration or termination of all Letters of Credit, so long as no Event of Default or Potential Default has occurred and is continuing, the Administrative Agent shall return to the Borrower Parties any amounts remaining in said Cash Collateral Account.

(iii) Excess Obligations Under Constituent Documents. If, on any day the Principal Obligations combined with all other Indebtedness of the Funds exceeds the maximum amount permitted to be incurred under the Constituent Documents of the Funds, then the Borrower Parties shall, upon actual knowledge of a Specified Person of such excess, pay such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds, by the Required Payment Time. Each Credit Party hereby agrees that the Administrative Agent may withdraw from any Collateral Account any Capital Contributions deposited therein and apply the same to the Principal Obligations until such time as the payment obligations of this Section 3.4(b) have been satisfied in full (other than unasserted claims for indemnification or expense reimbursement).

3.5 Reduction or Early Termination of Commitments. So long as no Request for Borrowing or Request for Letter of Credit is outstanding, the Borrower Parties may terminate the Commitments, or reduce the Maximum Commitment, by giving prior irrevocable written notice to the Administrative Agent of such termination or reduction five (5) Business Days prior to the effective date of such termination or reduction (which date shall be specified by the Borrower Parties in such notice and shall be a Business Day) and: (a)(i) in the case of complete termination of the Commitments, upon prepayment of all of the outstanding Obligations, including, without limitation, all interest accrued thereon, in accordance with the terms of Section 3.2; or (ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Principal Obligations (giving effect to any outstanding Request for Borrowing) exceed the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.2; provided that, the Maximum Commitment may not be terminated or reduced such that, the Available Commitment would be less than the aggregate stated amount of outstanding Letters of Credit; and (b) in the case of the complete termination of the Commitments, if any Letter of Credit Liability exists, upon payment to the Administrative Agent of the Cash Collateral (from the proceeds of Capital Calls only) for deposit in the Cash Collateral Account in accordance with Section 2.9(h), without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Notwithstanding the foregoing (x) any reduction of the Maximum Commitment shall be in an amount equal to $500,000 or multiples thereof and (y) in no event shall a reduction by the Borrower Parties reduce the Maximum Commitment to $5,000,000 or less (except for a termination of all the Commitments). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Commitments of the Lenders according to their Pro Rata Share.

3.6 Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan and (b) change its Lending Office from time to time by notice to the Administrative Agent and the Borrower Parties. In such event, such Lender shall continue to hold the Note, if any, evidencing its Loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5.

3.7 Joint and Several Liability. Each Borrower Party acknowledges, agrees, represents and warrants the following:

(a) Inducement. The Lenders have been induced to make the Loans to, and the Letter of Credit Issuer has been induced to issue Letters of Credit for the account of, the Borrower Parties in part based upon the assurances by each Borrower Party that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower Party, should the Administrative Agent and the Lenders desire to do so.

(b) Combined Liability. Notwithstanding the foregoing, the Borrower Parties shall be jointly and severally liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Obligations, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Loans, the Letters of Credit and the other Obligations against any one (1) or more of the Borrower Parties.

(c) Separate Exercise of Remedies. The Administrative Agent (on behalf of the Secured Parties) may exercise remedies against each Borrower Party and its property separately, whether or not the Administrative Agent exercises remedies against any other Borrower Party or its property. The Administrative Agent may enforce one (1) or more Borrower Party’s obligations without enforcing any other Borrower’s obligations and vice versa. Any failure or inability of the Administrative Agent to enforce one (1) or more Borrower Party’s obligations shall not in any way limit the Administrative Agent’s right to enforce the obligations of the other Borrower Parties. If the Administrative Agent forecloses or exercises similar remedies under any one (1) or more Collateral Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loans only to the extent of the cash proceeds actually realized by the Lenders from such foreclosure or similar remedy or, if applicable, the Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Collateral Documents under the applicable state law.

4. CHANGE IN CIRCUMSTANCES.

4.1 Taxes.

(a) Defined Terms. For purposes of this Section 4.1, the term “Lender” includes the Letter of Credit Issuer.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Credit Parties. Without limiting the provisions of Section 4.1(a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Tax Indemnification.

(i) The Credit Parties shall, and each do hereby, severally indemnify each Recipient, within fifteen (15) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability in reasonable detail delivered to the Borrower Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Each Lender shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within twelve (12) Business Days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11 relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender that are payable or paid by the

Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by a Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent in the good faith exercise of its reasonable discretion.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested in writing by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested in writing by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested in writing by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested in writing by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable good faith judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower Party is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to such Borrower Party and the Administrative Agent on or prior to the date on which such Lender becomes a Lender (and from time to time thereafter upon the reasonable written request of such Borrower Party or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Parties and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender (and from time to time thereafter upon the reasonable written request of the Borrower Parties or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” or other applicable article of such tax treaty;

(2) properly completed and duly executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit Q-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any of the Borrower Parties within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, properly completed and duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit Q-2 or Exhibit Q-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership for U.S. tax purposes and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit Q-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Parties and the Administrative Agent (in such number of copies as shall be requested in writing by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender (and from time to time thereafter upon the reasonable written request of the Borrower Parties or the Administrative Agent), properly completed and duly executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower Parties or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), and any laws, regulations or rules implementing intergovernmental agreements entered into within the United States in connection with FATCA, such Lender shall deliver to the Borrower Parties and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested in writing by the Borrower Parties or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by the Borrower Parties or the Administrative Agent as may be necessary for the Borrower Parties and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct or withhold from such payment. Solely for purposes of this Section 4.1(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Parties and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.1(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.1(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.1(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Status of Administrative Agent. Any Administrative Agent that is entitled to an exemption from or reduction of U.S. federal withholding Tax with respect to payments made under any Loan Document shall, to the extent legally entitled to do so, deliver to the Borrower, at the time or times reasonably requested in writing by the Borrower, such properly completed and executed documentation reasonably requested in writing by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in this Section 4.1(h), the completion, execution and submission of such documentation shall not be required if in the Administrative Agent’s reasonable judgment such completion, execution or submission would subject such Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Administrative Agent. On or before the date of this Credit Agreement, the Administrative Agent (or any successor or replacement Administrative Agent, on or before the date on which it becomes the Administrative Agent hereunder), shall deliver to the Borrower two (2) copies of properly completed and duly executed (x) IRS Form W-9, or (y) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (certifying that it is either a “qualified intermediary” within the meaning of United Treasury Regulation Section 1.1441-1(e)(5) that has assumed primary withholding obligations under the Internal Revenue Code, including Chapters 3 and 4 of the Internal Revenue Code, or a “U.S. branch” within the meaning of United Treasury Regulation Section 1.1441-1(b)(2)(iv) that is treated as a U.S. person for purposes of withholding obligations under the Internal Revenue Code) (with respect to any payments received by the Administrative Agent on the account of others), with the effect that, in either case, the Borrower Parties will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

(i) Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

4.2 Illegality. If any Lender reasonably determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans or other Obligations, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, any applicable currency or to determine or charge interest rates based upon the SOFR Rate, then, on notice thereof by such Lender to the Borrower Parties through the Administrative Agent, any obligation of such Lender to make or continue Loans or the Obligations or to convert Loans accruing interest calculated by reference to the Reference Rate to be Loans calculated by reference to the SOFR Rate or to convert Loans accruing interest calculated by reference to the SOFR Rate to be Loans calculated by reference to the Reference Rate (where the Reference Rate is also calculated by reference to a SOFR Rate component in accordance with the definition thereof), shall be suspended until such Lender notifies the Administrative Agent and the Borrower Parties that the circumstances giving rise to such determination no longer exist. Upon the prepayment of any such Loans, the Borrower Parties shall also pay accrued interest on the amount so prepaid. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

4.3 Inability to Determine Rates.

(a) With respect to any new Loan, Rollover or Conversion, if the Administrative Agent is unable to obtain on a timely basis the information necessary to determine the SOFR Rate for any proposed Interest Period, then: (a) the Administrative Agent shall forthwith notify the Lenders and the applicable Borrower Parties that the SOFR Rate cannot be determined for such Interest Period; and (b) while such circumstances exist, none of the Lenders shall allocate any Loans made during such period, or reallocate any Loans allocated to any then-existing Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to the SOFR Rate but shall instead allocate such Loans to an Interest Period with respect to which interest is calculated by reference to the Reference Rate. If, with respect to any outstanding Interest Period, a Lender notifies the Administrative Agent that the SOFR Rate applicable to such Loans will not adequately reflect the Cost of Funds to such Lender of funding or maintaining such Loans as SOFR Loans for such Interest Period, then: (i) the Administrative Agent shall forthwith so notify the Borrower Parties and the Lenders; and (ii) upon such notice and thereafter while such circumstances exist, the applicable Lender shall not allocate any Loans made by such Lender during such period, or reallocate any Loans allocated to any Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to the SOFR Rate but shall instead allocate such Loans to an Interest Period with respect to which interest is calculated by reference to the Reference Rate; provided that, if such notice relates to Loans that are outstanding as SOFR Loans, such Loans shall be Converted to Reference Rate Loans or Cost of Funds Rate Loans only on the last day of the then-current Interest Period. Upon receipt of such notice, the applicable Borrower Parties may revoke any outstanding Requests for Borrowing without payment of any penalty or fees, including pursuant to Section 4.5 hereof.

(b) If the Administrative Agent reasonably determines in connection with any request for a Loan that deposits in an any applicable currency are not being offered to banks in the applicable offshore market for the amount of such Loan, the Administrative Agent shall promptly notify the Borrower Parties and the Lenders. Thereafter, the obligation of the Lenders to make loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower Parties may revoke any pending Requests for Borrowing without payment of any penalty or fees, including pursuant to Section 4.5 hereof.

4.4 Increased Cost and Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law (excluding for purposes of this Section 4.4, any increase in the applicable rate or rates of any Tax imposed on or measured by overall net income (however denominated), any franchise Tax, or any branch profits Tax) shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or the Letter of Credit Issuer (except any reserve requirement);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Letter of Credit Issuer or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Letter of Credit Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Letter of Credit Issuer or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Letter of Credit Issuer or other Recipient, the Borrower Parties shall promptly pay to any such Lender, the Letter of Credit Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Letter of Credit Issuer, as applicable, the Borrower Parties shall promptly pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer, as the case may be, as specified in Section 4.4(a) or (b) and delivered to the Borrower Parties, shall be conclusive absent manifest error. The Borrower Parties shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate by the Required Payment Time.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to this Section 4 shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation; provided that the Borrower Parties shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to this Section 4 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies the Borrower Parties of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

4.5 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower Parties shall promptly pay the Administrative Agent for the account of such Lender, such amount or amounts as shall compensate such Lender for, and hold such Lender harmless from, any loss (other than lost profits) or reasonable and documented third-party cost or expense actually incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of (a) any failure or refusal of the Borrower Parties (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to accept a Loan after the Borrower Parties shall have requested such Loan under this Credit Agreement, (b) any prepayment or other payment of a SOFR Loan on a day other than the last day of the Interest Period applicable to such Loan, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of this Credit Agreement, or (d) the failure of the Borrower Parties to make a prepayment of a Loan after giving notice under this Credit Agreement that such prepayment will be made.

4.6 Requests for Compensation. If requested by the Borrower Parties in connection with any demand for payment pursuant to this Section 4, a Lender shall provide to the Borrower Parties, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower Parties to such Lender and the computations made by such Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by the Borrower Parties shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of the SOFR Rate.

4.7 Survival. Without prejudice to the survival of any other agreement of the Borrower Parties hereunder, all of the Borrower Parties’ obligations under this Section 4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender shall notify the Borrower Parties of any event occurring after the termination of this Credit Agreement entitling such Person to compensation under this Section 4 as promptly as practicable.

4.8 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.4, or requires any Borrower Party to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall, at the request of the Borrower Parties, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.4 or 4.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower Parties hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.4, or if any Borrower Party is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.8(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender or has, has a direct or indirect parent company that has, become the subject of a Bail-In Action, then the

Borrower Parties may, at their sole expense and effort, so long as no Event of Default has occurred and is continuing, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.11), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.4 or 4.1) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower Parties shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.11;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under this Section 4) from the assignee (to the extent of such outstanding principal) or the Borrower Parties (in the case of accrued interest, fees and all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Parties to require such assignment and delegation cease to apply.

4.9 Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Credit Agreement and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Credit Agreement or any other Loan Document.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to in consultation with the Initial Borrower make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement determined in accordance with this Credit Agreement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 4.9 and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.9.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement) and for SOFR Loans, (i) if the then-current Benchmark is a term rate (including, e.g., Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Parties may revoke any request for a SOFR Rate Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) in the case of any request for a SOFR Rate Borrowing, the Borrower Parties will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Reference Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Reference Rate.

4.10 Cash Collateral. At any time that there shall exist a Defaulting Lender, by the Required Payment Time, the Borrower Parties shall Cash Collateralize the Fronting Exposure of the Letter of Credit Issuer with respect to such Defaulting Lender (determined after giving effect to Section 12.12(a)(iii)(A) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest; Other Claims/Deficiency. (i) The Borrower Parties, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Liability, to be applied pursuant to Section 4.10(b). (ii) If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Letter of Credit Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower Parties will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under this Section 4.10 or Section 12.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Liability (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Letter of Credit Issuer shall no longer be required to be held as Cash Collateral pursuant to this Section 4.10 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral; provided that, subject to Section 12.12, the Person providing Cash Collateral and the Letter of Credit Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower Parties, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

5.	SECURITY.

5.1 Liens and Security Interest.

(a) Capital Commitments and Capital Calls. To secure performance by the Borrower Parties of the payment and the performance of the Obligations, the applicable Credit Parties, each to the extent of their respective interests therein, if any, shall grant to the Administrative Agent, for the benefit of each of the Secured Parties, a first priority exclusive (subject to Permitted Liens), perfected security interest and Lien (subject to Perfection Requirements) in and on the Collateral pursuant to the Security Agreements, the related financing statements and the other related documents.

(b) Reliance. The Credit Parties agree that the Administrative Agent, each Lender, and the Letter of Credit Issuer has entered into this Credit Agreement, extended credit hereunder and at the time of each Loan or each issuance of a Letter of Credit, will make such Loan in reasonable reliance on the obligations of each Investor to fund its Capital Commitments as shown in their Subscription Agreements delivered in connection herewith and accordingly, it is the intent of the parties that such Capital Commitments may be enforced by the Administrative Agent, on behalf of the Lenders and other Secured Parties, pursuant to the terms of the Loan Documents, directly against the Investor without further action by the Credit Parties and notwithstanding any compromise of any such Capital Commitment by the Credit Parties after the Closing Date.

The security agreements, financing statements, assignments, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant, perfect and continue a security interest in the Collateral, including without limitation the Security Agreement, the Collateral Account Pledge, the Control Agreement and the Credit Support Documents, and any documents or instruments amending or supplementing the same, shall be collectively referred to herein as the “Collateral Documents.”

5.2 The Collateral Account; Capital Calls.

(a) The Collateral Account. In order to secure further the payment and the performance of the Obligations and to effect and facilitate the right of the Secured Parties, each Fund shall require that its Investors wire transfer to such Fund’s Collateral Account all monies or sums paid or to be paid by such Fund’s Investors pursuant to Capital Calls and shall deposit into such Fund’s Collateral Account any payments and monies that it receives directly from its Investors as Capital Contributions.

(b) Use of the Collateral Account. The Credit Parties may withdraw funds from the Collateral Account only in compliance with Section 9.18. Upon the occurrence of a Cash Control Event, the Administrative Agent is authorized to take exclusive control of the Collateral Account. If the applicable Account Bank with respect to any Collateral Account ceases to be an Eligible Institution, the applicable Credit Party shall have forty-five (45) days (or sixty (60) days if demonstrated by the Credit Parties to be reasonably necessary under the circumstances so long as the Credit Parties have taken reasonable actions to comply with this Section 5.2(b) during the initial forty-five (45) day period or such longer period, as the Administrative Agent may agree in its reasonable discretion if requested by the Credit Parties) following notice from the Administrative Agent to move its Collateral Account to a replacement Account Bank that is an Eligible Institution; provided, however, that following such notice and until the new Collateral Account becomes effective, the applicable Credit Party shall not make any Capital Calls upon the Investors unless such Capital Calls direct the Capital Contribution from Investors to be made to an account of or maintained for the benefit of the applicable Credit Party at Sumitomo Mitsui Banking Corporation. If an Account Bank terminates a Control Agreement, the applicable Credit Party shall open a new collateral account that is subject to a new Control Agreement with a replacement Account Bank within forty-five (45) days (or sixty (60) days if demonstrated by the Credit Parties to be reasonably necessary under the circumstances so long as the Credit Parties taken reasonable actions to comply with this Section 5.2(b) during the initial forty-five (45) day period or such longer period, as the Administrative Agent may agree in its reasonable discretion if requested by the Credit Parties) of the earlier of (i) such termination and (ii) the terminating Account Bank providing notice of its intent to terminate such Control Agreement; provided, however, that following such notice or termination and until the new Collateral Account becomes effective, the applicable Credit Party shall not make any Capital Calls upon the Investors unless such Capital Calls direct the Capital Contribution from Investors to be made to an account of or maintained for the benefit of the applicable Credit Party at Sumitomo Mitsui Banking Corporation.

(c) No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent, Letter of Credit Issuer, nor any other Secured Party undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls issued by any Credit Party. None of them shall be required to refer to the Constituent Documents of any Credit Party, or a Subscription Agreement or any Side Letter, or take any other action with respect to any other matter that might arise in connection with the Constituent Documents of any Credit Party, a Subscription Agreement, a Side Letter or any Capital Call. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any of the Investors. None of them shall have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call by any Credit Party or the Investment or use of the proceeds thereof.

(d) Capital Calls and Disbursements from Collateral Account. Each Borrower, each Guarantor and each such Guarantor’s General Partner will (and shall cause the other Credit Parties to) issue Capital Calls at such times as are necessary in order to ensure the timely payment of the Obligations hereunder. Each Borrower, each Guarantor and each such Guarantor’s General Partner hereby irrevocably authorizes and directs the Secured Parties, acting through the Administrative Agent, to charge from time to time the Collateral Account, for amounts not paid when due (after the passage of any applicable grace period) to the Secured Parties or any of them hereunder and under the other Loan Documents; provided that promptly after any disbursement of funds from any such account to the Secured Parties, as contemplated in this Section 5.2(d), the Administrative Agent shall deliver a written notice of such disbursement to the Borrowers.

(e) No Representations. Neither the Administrative Agent nor any Secured Party shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call nor shall the Administrative Agent or the Secured Parties be accountable for any Borrower’s use of the proceeds of any Capital Contribution.

5.3 Agreement to Deliver Additional Collateral Documents. The Credit Parties shall deliver such security agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Secured Parties may reasonably request from time to time for the purpose of granting to, by way of assignment, or maintaining or perfecting in favor of the Secured Parties, first priority (subject to Permitted Liens) security interests (subject to Perfection Requirements) in the Collateral, together with other assurances of the enforceability and first priority (subject to Permitted Liens) of the Secured Parties’ Liens (subject to Perfection Requirements) and assurances of due recording and documentation of the Collateral Documents or copies thereof, as the Administrative Agent may reasonably require to avoid material impairment of the first priority (subject to Permitted Liens) Liens and security interests granted or purported to be granted in accordance with this Section 5.

5.4 Subordination. During the continuance of an Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) or if a mandatory prepayment has been triggered pursuant to Section 3.4(b) and remains unpaid, if any Obligations are outstanding in an amount in excess of the amount in the Collateral Account, no Credit Party shall make any payments or advances of any kind (other than any Permitted Distributions), directly or indirectly, on any debts and liabilities to any other Credit Party, Investor, or the Manager whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created, the proceeds of which shall be used solely to satisfy obligations hereunder (collectively, the “Other Claims”). If any Obligations are outstanding, all Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of an Event of Default be subordinated to and inferior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations, and each Credit Party agrees to take such actions as are necessary to provide for such subordination between it and any other Credit Party, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. Notwithstanding the foregoing, subject to Section 9.17, the Manager shall be entitled to receive all management or other fees due and owing to it from any Credit Party so long as (x) the General Partner or any Affiliate of the Manager is not in default of its obligation to fund Capital Commitments and (y) an Event of Default set forth in Section 10.1(a), 10.1(h) or 10.1(i) has not occurred and is not continuing; provided, that, if an Event of Default hereunder has occurred and is continuing and any loans are then outstanding, such fees shall not be paid from the proceeds of Unfunded Capital Commitments.

6.	CONDITIONS PRECEDENT TO LENDING.

6.1 Obligations of the Lenders. The obligation of the Lenders to advance the initial Borrowing hereunder or cause the issuance of the initial Letters of Credit shall not become effective until the date on which (i) the Administrative Agent shall have received each of the following documents, and (ii) each of the other conditions listed below is satisfied or waived, the satisfaction of such conditions to be reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (which satisfaction must occur within one (1) Business Day of the date hereof or such longer period as may be consented to by the Administrative Agent):

(a) Credit Agreement. This Credit Agreement, duly executed and delivered by the Credit Parties;

(b) Security Agreement. The Security Agreement, duly executed and delivered by the parties thereto in favor of the Administrative Agent for the benefit of the Secured Parties;

(c) Collateral Account Pledge. The Collateral Account Pledge, duly executed and delivered by the Initial Guarantor thereto in favor of the Administrative Agent for the benefit of the Secured Parties;

(d) Control Agreement. The Control Agreement, duly executed and delivered by the Initial Guarantor and the other parties thereto;

(e) Filings.

(i) Satisfactory reports of searches of Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) in the jurisdiction of formation of each Credit Party, or where a filing has been or would need to be made in order to perfect the Administrative Agent’s first priority (subject to (i) Permitted Liens; and (ii) Perfection Requirements) security interest on behalf of the Secured Parties in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens (other than Permitted Liens) exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and

(ii) Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) reasonably satisfactory to the Administrative Agent in its reasonable discretion with respect to the Collateral in appropriate form for filing either in the appropriate public filing office(s) (other than Filings consisting of entries in the register of mortgages and charges in respect of any applicable Credit Parties (other than exempted limited partnership) formed, incorporated or registered under the laws of the Cayman Islands and notice to limited partners of any Credit Party formed or registered under the laws of the Cayman Islands, which shall be provided in accordance with Section 8.9(b)) in the Administrative Agent’s sole discretion, to perfect the Secured Parties’ first priority (subject to (i) Permitted Liens and (ii) Perfection Requirements) security interest in the Collateral;

(f) Responsible Officer Certificates. A certificate from a Responsible Officer of each Credit Party, in the form of Exhibit L;

(g) Constituent Documents. True and complete copies of the Constituent Documents of each Credit Party, certificates of good standing (or other similar instruments) of such Credit Party, the register of directors and officers and register of mortgages and charges of the Ultimate General Partner and, in each case, together with certificates of existence or incorporation, registration or formation, in each case as in effect on the Closing Date, in each case certified by a Responsible Officer of such Credit Party to be correct and complete copies thereof and in effect on the date hereof and in each case reasonably satisfactory to the Administrative Agent;

(h) Notes. Notes, if requested by a Lender, duly executed and delivered by each Borrower;

(i) Authority Documents. Certified resolutions of each Credit Party authorizing the entry into the transactions contemplated herein and in the other Loan Documents, in each case certified by a Responsible Officer of such Credit Party as correct and complete copies thereof and in effect on the date hereof;

(j) Incumbency Certificate. From each Credit Party, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;

(k) Opinions. Favorable written opinions of counsel to the Credit Parties and the Lenders in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date;

(l) Investor Documents. (i) a copy of each Investor’s duly executed Subscription Agreement and Side Letter, if applicable, which shall be reasonably satisfactory to the Administrative Agent; (ii) with respect to each Included Investor: (A) the Investor Consent Letter and (B) the applicable Credit Support Documents, if any (to be provided by its Credit Provider), and (iii) Evidence of Authority dated as of August 1, 2022 with respect to Euthalia Pte. Ltd.;

(m) ERISA Status. With respect to each Fund and Borrower Party in which an equity interest is held by any “benefit plan investor” within the meaning of Section 3(42) of ERISA, either (i) a favorable written opinion of counsel to such Credit Party, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investor, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties); or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Credit Party that, based on the Investor’s representations in the Subscription Agreements and to the actual knowledge of the Specified Persons, the underlying assets of such Credit Party do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(n) Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate dated as of the Closing Date;

(o) Collateral Account. Evidence that the Collateral Account has been established;

(p) “Know Your Customer” Information and Documents. (i) Such information and documentation as is requested by the Lenders so that each of the Credit Parties has become KYC Compliant; and (ii) with respect to any Borrower Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower Party;

(q) Fees; Costs and Expenses. Payment of all reasonable and documented out-of-pocket fees and other amounts due and payable on or prior to the date hereof, including pursuant to the Fee Letter, and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower Parties hereunder, including the reasonable and documented out-of-pocket fees and disbursements invoiced through the date hereof of the Administrative Agent’s special New York counsel, Haynes and Boone, LLP, which may be deducted from the proceeds of such initial Borrowing;

(r) Beneficial Ownership Certification. The Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(s) PF Act Registration. Evidence, in a form and substance satisfactory to the Administrative Agent, that each Credit Party that is required to be registered with CIMA pursuant to the PF Act in order to accept capital contributions from Investors for the purposes of investments is so registered;

(t) Qualified Borrower Documents. With respect to the Initial Qualified Borrower, each of the items required to be delivered pursuant to Section 6.4 hereof;

(u) Additional Information. Such other information and documents as may be reasonably required by the Administrative Agent and its counsel prior to the Closing Date.

6.2 Conditions to all Loans and Letters of Credit. The obligation of the Lenders to advance each Borrowing (including without limitation the initial Borrowing and the obligation of the Letter of Credit Issuer to cause the issuance of Letters of Credit (including the initial Letter of Credit)) hereunder is subject to the conditions precedent that:

(a) Representations and Warranties. The representations and warranties of the Credit Parties set forth herein and in the other Loan Documents are true and correct in all material respects on and as of the date of the advance of such Borrowing or issuance of such Letter of Credit, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) No Default. No event shall have occurred and be continuing, or would result from the Borrowing or the issuance of the Letter of Credit, which constitutes an Event of Default or a Potential Default;

(c) Request for Borrowing. The Administrative Agent shall have received a Request for Borrowing or Request for Letter of Credit, together with a Borrowing Base Certificate;

(d) No Investor Excuses. Other than as disclosed to the Administrative Agent in writing, the Specified Persons have no knowledge or reason to believe that the Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Constituent Documents of the related Fund, its Subscription Agreement or any Side Letter with respect to any Investment being acquired in whole or in part with any proceeds of the related Loan or Letter of Credit; provided that if the Credit Parties have disclosed a potential excuse or exemption right to the Administrative Agent in writing, the excused, withdrawn or exempted portion of the applicable Investor’s Unfunded Capital Commitment shall be excluded from the calculation of the Borrowing Base, but the Borrower Parties shall not be prohibited from such credit extension upon satisfaction of the other conditions therefor;

(e) Suspension Period or Termination Period. If a Suspension Period or Termination Period shall have occurred and be continuing, then Borrower shall additionally certify that such Borrowing is made in connection with one or more Runoff Activities with respect to which Investors remain obligated to deliver Capital Contributions pursuant to the Partnership Agreements;

(f) Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received a Letter of Credit Application executed by the Borrowers; and

(g) Available Commitment. After giving effect to the proposed Borrowing or issuance of Letter of Credit, the Principal Obligations will not exceed the Available Commitment.

6.3 Addition of Additional Borrowers. The obligation of the Lenders to advance a Borrowing or to cause the issuance of a Letter of Credit to a proposed Additional Borrower (a “Borrower Applicant”) hereunder is subject to the conditions that the Borrower Parties shall have given the Administrative Agent at least three (3) Business Days’ prior written notice and each of the following:

(a) Approval of Borrower Applicant. In order for a Borrower Applicant to be approved as an Additional Borrower (i) the Borrower Parties must obtain the written consent of the Administrative Agent, not to be unreasonably withheld, delayed or conditioned; (ii) such entity shall be one (1) in which the Fund owns a direct or indirect ownership interest, or through which the Fund may directly or indirectly acquire an Investment, the indebtedness of which entity can be guaranteed by the Fund under its Constituent Documents; and (iii) the provisions of this Section 6.3 shall be satisfied or waived;

(b) Joinder and Security of Obligations. The Borrower Applicant shall provide to the Administrative Agent (i) a duly executed joinder agreement to this Credit Agreement and to the Fee Letter substantially in the form of Exhibit I hereto, (ii) if requested by any Lender, a Note payable to such Lender, and (iii) such other documentation duly executed or delivered by such Person substantially similar, in the exercise of the reasonable discretion of the Administrative Agent, to that executed or provided by the Initial Borrower on or prior to the Closing Date, including, but not limited to Collateral Documents and such other Loan Documents and Filings as Administrative Agent may reasonably request;

(c) Authorizations of Borrower Applicant. The Administrative Agent shall have received from the Borrower Applicant appropriate evidence of the authorization of the Borrower Applicant approving the execution, delivery and performance of the Loan Documents required of such Borrower Applicant pursuant to the terms hereof, duly adopted by the Borrower Applicant, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person of such Borrower Applicant stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(d) Responsible Officer Certificates. A certificate from a Responsible Officer of such Borrower Applicant, in the form of Exhibit L;

(e) Constituent Documents. True and complete copies of the Constituent Documents of such Borrower Applicant, together with a certificate of existence and good standing (or other similar instruments) of such Borrower Applicant and (if applicable), the register of directors and officers and register of mortgages and charges of the general partner (or ultimate general partner, as the case may be) of such Borrower Applicant, in each case certified by a Responsible Officer of such Borrower Applicant to be correct and complete copies thereof and in effect on the date such Borrower Applicant becomes a Borrower Party hereunder and in each case reasonably satisfactory to the Administrative Agent;

(f) ERISA Status. With respect to the initial advance to such Borrower Applicant only if any equity interest in such Borrower Applicant is held by any “benefit plan investor” within the meaning of Section 3(42) of ERISA, either (i) a favorable written opinion of counsel to such Borrower Applicant, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Borrower Applicant as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties) or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Borrower Applicant that, based on the Investors’ representations in the Subscription Agreements and to the actual knowledge of the Specified Persons, the underlying assets of such Borrower Applicant do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Borrower Applicant is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(g) Incumbency Certificate. The Administrative Agent shall have received a signed certificate of a Responsible Officer of such Borrower Applicant which shall certify the names of the Persons authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to the terms hereof by such Borrower Applicant, together with the true signatures of each such Person (the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate);

(h) Opinion of Counsel to Borrower Applicant. The Administrative Agent shall have received a favorable written opinion of counsel for such Borrower Applicant, in form and substance reasonably satisfactory to the Administrative Agent;

(i) “Know Your Customer” Information and Documents. (i) The Lenders shall have received all items required to make such Borrower Applicant KYC Compliant and (ii) if such Borrower Applicant that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower Applicant;

(j) Beneficial Ownership Certification. The Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes a Borrower Party hereunder, a Beneficial Ownership Certification in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(k) Fees, Costs and Expenses. Payment of all fees and other reasonable and documented out-of-pocket invoiced amounts due and payable by any Credit Party on or prior to the date such Borrower Applicant becomes a Borrower Party hereunder and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing;

(l) PF Act Registration. Evidence, in a form and substance satisfactory to the Administrative Agent, that such Borrower Applicant that is required to be registered with CIMA pursuant to the PF Act in order to accept capital contributions from Investors for the purposes of investments is so registered;

(m) Updated Schedules I and III. The Administrative Agent shall have received updated Schedule I in accordance with Section 7.12 and an updated Schedule III in accordance with Section 7.26; and

(n) Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Borrower Applicant as may be reasonably required by the Administrative Agent and its counsel.

Upon the satisfaction in all material respects, as determined by the Administrative Agent in its reasonable credit judgment, or the waiver of the requirements of this Section 6.3 described above, such Borrower Applicant shall be bound by the terms and conditions of this Credit Agreement as a Borrower hereunder; provided that the addition of such Borrower Applicant shall be effective as soon as reasonably practicable, but not later than three (3) Business Days after the requirements of this Section 6.3 shall have been satisfied or waived.

6.4 Addition of Qualified Borrowers. The obligation of the Lenders to advance a Borrowing or to cause the issuance of a Letter of Credit to a proposed Qualified Borrower (a “Qualified Borrower Applicant”) hereunder is subject to the conditions that the Borrower Parties shall have given the Administrative Agent at least three (3) Business Days’ prior written notice and each of the following:

(a) Approval of Qualified Borrower Applicant. In order for a Qualified Borrower Applicant to be approved as a Qualified Borrower, (i) the Borrower Parties must obtain the written consent of the Administrative Agent, not to be unreasonably withheld, delayed or conditioned; (ii) such entity shall be one in which the Fund owns a direct or indirect ownership interest, or through which the Fund may directly or indirectly acquire an Investment, the indebtedness of which entity can be guaranteed by the Fund under its Constituent Documents; and (iii) the provisions of this Section 6.4 shall be satisfied or waived;

(b) Guaranty of Qualified Borrower Obligations. The applicable Fund described in the preceding Section 6.4(a)(ii) shall provide to the Administrative Agent and each of the Lenders an unconditional guaranty of payment in the form of Exhibit J attached hereto or a confirmation of the unconditional guaranty set forth in Section 13 with respect to the Qualified Borrower Applicant (the “Qualified Borrower Guaranty”, and such guaranties, collectively, the “Qualified Borrower Guaranties”), which shall be enforceable against such Fund for the payment of a Qualified Borrower’s Obligations to the Lenders;

(c) Qualified Borrower Note. The Qualified Borrower Applicant shall provide to the Administrative Agent a duly executed Qualified Borrower Note in the form of Exhibit B-2 hereto;

(d) Authorizations of Qualified Borrower Applicant. The Administrative Agent shall have received from the Qualified Borrower Applicant appropriate evidence of the authorization of the Qualified Borrower Applicant approving the execution, delivery and performance of the Loan Documents required of such Qualified Borrower Applicant pursuant to the terms hereof, duly adopted by the Qualified Borrower Applicant, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower Applicant stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(e) Responsible Officer Certificates. A certificate from a Responsible Officer of such Qualified Borrower Applicant, in the form of Exhibit L;

(f) Constituent Documents. True and complete copies of the Constituent Documents of such Qualified Borrower Applicant, together with a certificate of existence and good standing (or other similar instruments) of such Qualified Borrower Applicant and (if applicable), the register of directors and officers of the general partner (or ultimate general partner, as the case may be) of such Qualified Borrower Applicant, in each case certified by a Responsible Officer of such Qualified Borrower Applicant to be correct and complete copies thereof and in effect on the date such Qualified Borrower Applicant becomes a Qualified Borrower hereunder and in each case reasonably satisfactory to the Administrative Agent;

(g) ERISA Status. With respect to the initial advance to such Qualified Borrower Applicant only if any equity interest in such Qualified Borrower Applicant is held by any “benefit plan investor” within the meaning of Section 3(42) of ERISA, either (i) a favorable written opinion of counsel to such Qualified Borrower Applicant, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Qualified Borrower Applicant as an Operating Company (or a copy of such opinion addressed to the Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties) or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Qualified Borrower Applicant that, based on the Investors’ representations in the Subscription Agreements and to the actual knowledge of the Specified Persons, the underlying assets of such Qualified Borrower Applicant do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Qualified Borrower Applicant is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(h) Incumbency Certificate. The Administrative Agent shall have received a signed certificate of a Responsible Officer of such Qualified Borrower Applicant which shall certify the names of the Persons authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower Applicant, together with the true signatures of each such Person (the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate);

(i) Opinion of Counsel to Qualified Borrower Applicant. The Administrative Agent shall have received a favorable written opinion of counsel for such Qualified Borrower Applicant, in form and substance reasonably satisfactory to the Administrative Agent;

(j) “Know Your Customer” Information and Documents. (i) The Lenders shall have received all items required to make such Qualified Borrower Applicant KYC Compliant and (ii) if such Qualified Borrower Applicant that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Qualified Borrower Applicant;

(k) Beneficial Ownership Certification. The Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes a Qualified Borrower hereunder, a Beneficial Ownership Certification in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(l) Fees, Costs and Expenses. Payment of all fees and other reasonable and documented out-of-pocket invoiced amounts due and payable by any Credit Party on or prior to the date such Qualified Borrower Applicant becomes a Qualified Borrower hereunder and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing;

(m) Updated Schedules I and III. The Administrative Agent shall have received updated Schedule I in accordance with Section 7.12 and an updated Schedule III in accordance with Section 7.26; and

(n) Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Qualified Borrower Applicant as may be reasonably required by the Administrative Agent and its counsel.

Upon the satisfaction in all material respects, as determined by the Administrative Agent in its reasonable credit judgment, or the waiver of the requirements of this Section 6.4 described above, such Qualified Borrower Applicant shall be bound by the terms and conditions of this Credit Agreement as if it were a Borrower hereunder; provided that the addition of such Qualified Borrower Applicant shall be effective as soon as reasonably practicable, but not later than three (3) Business Days after the requirements of this Section 6.4 shall have been satisfied or waived.

6.5 Addition of Additional Guarantors. A Person (a “Guarantor Applicant”) may become a Guarantor under this Credit Agreement, and in each case shall be bound by and entitled to the benefits and obligations of this Credit Agreement as a Guarantor hereunder to the same extent as any other Guarantor, subject to the conditions that the Credit Parties shall have given the Administrative Agent at least three (3) Business Days’ prior written notice and each of the following:

(a) Approval of Guarantor Applicant. In order for a Guarantor Applicant to be approved as an Additional Guarantor (i) the Borrower Parties must obtain the written consent of the Administrative Agent, not to be unreasonably withheld, delayed or conditioned; and (ii) the provisions of this Section 6.5 shall be satisfied or waived;

(b) Joinder and Security of Obligations. The Guarantor Applicant shall provide to the Administrative Agent (i) a duly executed joinder agreement to this Credit Agreement substantially in the form of Exhibit I hereto, and (ii) such other documentation duly executed or delivered by such Person substantially similar, in the exercise of the reasonable discretion of the Administrative Agent, to that executed or provided by the Initial Guarantor on or prior to the Closing Date, including, but not limited to Collateral Documents and such other Loan Documents and Filings as Administrative Agent may reasonably request;

(c) Authorizations of Guarantor Applicant. The Administrative Agent shall have received from the Guarantor Applicant appropriate evidence of the authorization of the Guarantor Applicant approving the execution, delivery and performance of the Loan Documents required of such Guarantor Applicant pursuant to the terms hereof, duly adopted by the Guarantor Applicant, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person of such Guarantor Applicant stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;

(d) Responsible Officer Certificates. A certificate from a Responsible Officer of such Guarantor Applicant, in the form of Exhibit L;

(e) Constituent Documents. True and complete copies of the Constituent Documents of such Guarantor Applicant, together with a certificate of existence and good standing (or other similar instruments) of such Guarantor Applicant and (if applicable), the register of directors and officers and register of mortgages and charges of the general partner (or ultimate general partner, as the case may be) of such Guarantor Applicant, in each case certified by a Responsible Officer of such Guarantor Applicant to be correct and complete copies thereof and in effect on the date such Guarantor Applicant becomes a Guarantor hereunder and in each case reasonably satisfactory to the Administrative Agent;

(f) ERISA Status. If any equity interest in such Guarantor Applicant is held by any “benefit plan investor” within the meaning of Section 3(42) of ERISA, either (i) a favorable written opinion of counsel to such Guarantor Applicant, addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Guarantor Applicant as an Operating Company (or a copy of such opinion addressed to the

Investors, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties) or (ii) a certificate, addressed to the Secured Parties, signed by a Responsible Officer of such Guarantor Applicant that, based on the Investors’ representations in the Subscription Agreements and to the actual knowledge of the Specified Persons, the underlying assets of such Guarantor Applicant do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Guarantor Applicant is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA;

(g) Incumbency Certificate. The Administrative Agent shall have received a signed certificate of a Responsible Officer of such Guarantor Applicant which shall certify the names of the Persons authorized to sign the Loan Documents and the other documents or certificates to be delivered pursuant to the terms hereof by such Guarantor Applicant, together with the true signatures of each such Person (the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate);

(h) Opinion of Counsel to Guarantor Applicant. The Administrative Agent shall have received a favorable written opinion of counsel for such Guarantor Applicant, in form and substance reasonably satisfactory to the Administrative Agent;

(i) “Know Your Customer” Information and Documents. (i) The Lenders shall have received all items required to make such Guarantor Applicant KYC Compliant and (ii) if such Guarantor Applicant that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Guarantor Applicant;

(j) Beneficial Ownership Certification. The Administrative Agent shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes a Guarantor hereunder, a Beneficial Ownership Certification in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(k) Fees, Costs and Expenses. Payment of all fees and other reasonable and documented out-of-pocket invoiced amounts due and payable by any Credit Party on or prior to the date such Guarantor Applicant becomes a Guarantor hereunder and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing;

(l) PF Act Registration. Evidence, in a form and substance satisfactory to the Administrative Agent, that such Guarantor Applicant that is required to be registered with CIMA pursuant to the PF Act in order to accept capital contributions from Investors for the purposes of investments is so registered;

(m) Updated Schedules I and III. The Administrative Agent shall have received updated Schedule I in accordance with Section 7.12 and an updated Schedule III in accordance with Section 7.26; and

(n) Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Guarantor Applicant as may be reasonably required by the Administrative Agent and its counsel.

Upon the satisfaction in all material respects, as determined by the Administrative Agent in its reasonable credit judgment, or the waiver of the requirements of this Section 6.3 described above, such Guarantor Applicant shall be bound by the terms and conditions of this Credit Agreement as a Guarantor hereunder; provided that the addition of such Guarantor Applicant shall be effective as soon as reasonably practicable, but not later than three (3) Business Days after the requirements of this Section 6.5 shall have been satisfied or waived.

6.6 Withdrawal of Additional Borrowers or Qualified Borrowers. If an Additional Borrower or Qualified Borrower has no Obligations outstanding (including any Loans), such Additional Borrower or Qualified Borrower shall be permitted to withdraw from the Credit Facility as an Additional Borrower or Qualified Borrower upon three (3) Business Days advance written notice to the Administrative Agent (or such shorter period reasonably acceptable to the Administrative Agent), whereupon such Additional Borrower or Qualified Borrower shall have no further obligations under this Credit Agreement (except as set forth in the last sentence of this Section 6.6). Notwithstanding any withdrawal by an Additional Borrower or Qualified Borrower, such Additional Borrower or Qualified Borrower shall remain liable for any amounts due to the Secured Parties pursuant to Sections 4 and 12.5 hereof from such Additional Borrower or Qualified Borrower, which provisions shall survive any withdrawal by an Additional Borrower or Qualified Borrower and the termination of this Credit Agreement.

7. REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES. To induce the Lenders to make the Loans and cause the issuance of Letters of Credit hereunder, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders, as to itself but as to no other Credit Party, that:

7.1 Organization and Good Standing. Each Credit Party (a) is duly organized, formed, registered or duly incorporated, as applicable, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, formation, registration or incorporation, as applicable, (b) has the requisite power and authority to own its properties and assets and to carry on its business as now conducted and (c) is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not reasonably be expected to have a Material Adverse Effect.

7.2 Authorization and Power. Each Credit Party has the partnership, exempted limited partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under this Credit Agreement and the other Loan Documents to be executed by it, its Constituent Documents and its Subscription Agreements. Each Credit Party is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under this Credit Agreement, such other Loan Documents, its Constituent Documents and Subscription Agreements, and is and will continue to be duly authorized to perform its obligations under this Credit Agreement, such other Loan Documents, its Constituent Documents and Subscription Agreements.

7.3 No Conflicts or Consents. None of the execution and delivery of this Credit Agreement or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of any material law, statute or regulation to which such Credit Party is subject or any material judgment, license, order or permit applicable to such Credit Party or any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Credit Party is a party or by which the Credit Party may be bound, or to which the Credit Party may be subject. No material consent, approval, authorization or order of any court or Governmental Authority, Investor or third party is required in connection with the execution and delivery by the Credit Party of the Loan Documents or to consummate the transactions contemplated hereby or thereby, including its Constituent Documents, which has not been obtained.

7.4 Enforceable Obligations. This Credit Agreement and the other Loan Documents to which the Credit Party is a party are the legal and binding obligations of the Credit Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws, Perfection Requirements and general equitable principles (whether considered in a proceeding in equity or at law).

7.5 Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, exclusive, perfected first priority (subject to Permitted Liens) security interests in and Liens (subject to Perfection Requirements) on all of the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws, Perfection Requirements and general equitable principles (whether considered in a proceeding in equity or at law). Such security interests in and Liens on the Collateral shall be (subject to Permitted Liens) superior to and prior to the rights of all third parties in such Collateral (subject to Perfection Requirements), and, other than in connection with any future Change in Law or in the applicable Credit Party’s name, identity or structure, or its jurisdiction of organization, formation, registration or incorporation, as the case may be, no further recordings or Filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law (subject to Perfection Requirements). Each Lien referred to in this Section 7.5 is and shall be the sole and exclusive Lien on the Collateral (other than Permitted Liens), subject to Perfection Requirements.

7.6 Financial Condition. The Credit Parties have delivered to the Administrative Agent the most recently available copies of the financial statements and reports deliverable pursuant to Section 8.1, in each case certified by a Responsible Officer of such Credit Party to be true and correct in all material respects; such financial statements fairly present in all material respects the financial condition of such Credit Party as of the applicable date of delivery.

7.7 Full Disclosure. There is no fact known to any Specified Person that has not been disclosed by a Credit Party to the Administrative Agent in writing which would reasonably be expected to have a Material Adverse Effect. All information heretofore furnished by such Credit Party, in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished will be, true and correct in all material respects on the date as of which such information is stated or deemed stated.

7.8 No Default. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

7.9 No Litigation. (a) As of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending or, to any Specified Person’s knowledge, threatened in writing, against any Credit Party, other than any such Proceeding that has been disclosed in writing by such Credit Party to the Administrative Agent, and (b) as of the date of the advance of any Borrowing, there are no such Proceedings pending or, to any Specified Person’s knowledge, threatened in writing, against such Credit Party, other than any such Proceeding that would not, if adversely determined have a Material Adverse Effect.

7.10 Material Adverse Effect. No circumstances exist or changes to any Credit Party have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent which would reasonably be expected to result in a Material Adverse Effect.

7.11 Taxes. To the extent that failure to do so would be reasonably likely to have a material adverse effect on the Administrative Agent or any Lender, all tax returns, information statements and reports required to be filed by any Credit Party in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon such Credit Party or upon any of its properties, income or franchises (other than any such tax, assessment, fee, or other governmental charge the amount, applicability, and/or validity of which is currently being contested in good faith by adequate proceedings and for which adequate reserves have been established in accordance with GAAP) have been paid prior to the time that such taxes become delinquent. To any Specified Person’s knowledge, there is no proposed tax assessment against any Credit Party which is not being contested in good faith and no basis for such assessment, which in each case would reasonably be expected to result in a Material Adverse Effect.

7.12 Principal Office; Jurisdiction of Formation. (a) Each of the principal office, chief executive office, registered office (if applicable) and principal place of business of the Credit Parties is correctly listed on Schedule I (as such Schedule I may be updated from time to time pursuant to Section 6.3 or 6.4), and each Credit Party has been at such location since its formation, registration or incorporation, as applicable; and (b) the jurisdiction of formation or incorporation of the Credit Parties is correctly listed on Schedule I (as such Schedule I may be updated from time to time pursuant to Section 6.3 or 6.4), and each Credit Party is not organized, formed or incorporated under the laws of any other jurisdiction.

7.13 ERISA. Each Credit Party satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. Assuming the representations and conditions of Section 11.13(a) are true, the execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations in accordance with the Loan Documents, and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975(c)(1)(A)-(D) of the Internal Revenue Code. No Credit Party has established, maintains or has any direct obligation to contribute to any Plan and, except as could reasonably be expected to have a Material Adverse Effect, no Credit Party has any liability under Title IV of ERISA or Section 412 of the Internal Revenue Code.

7.14 Compliance with Law. Each Credit Party is in compliance with all laws, rules, regulations, orders, and decrees which are applicable to it or its properties, including, without limitation, Environmental Laws and ERISA, except where non-compliance would not reasonably be likely to have a Material Adverse Effect.

7.15 Environmental Matters. No Credit Party (a) has received any written notice of any Environmental Liability which could individually or in the aggregate be expected to have a Material Adverse Effect arising in connection with: (i) any actual or alleged non-compliance with or violation of any Environmental Requirement by such Credit Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) has actual liability or, to any Specified Person’s knowledge, liability threatened in writing in connection with the Release or threatened Release of any Hazardous Material into the environment or any Environmental Requirement which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

7.16 Capital Commitments and Contributions. The Investors have been disclosed as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent. Subject to the notice provisions in Section 8.1(c), no Capital Calls have been delivered to the Investors other than those that have been disclosed in writing to the Administrative Agent. As of the date hereof, the aggregate amount of the Capital Commitments of each Investor has been disclosed as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the aggregate Unfunded Capital Commitments that could be subject to a Capital Call have been disclosed as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent.

7.17 Fiscal Year. The fiscal years of Initial Borrower and Initial Guarantor commence on October 1 and end on September 30.

7.18 Investor Documents. Each Investor has executed a Subscription Agreement which has been provided to the Administrative Agent either on or prior to the Closing Date. Each Side Letter that has been entered into has been provided to the Administrative Agent in accordance with the time periods set forth in Section 8.1(l). The Constituent Document of the Funds and each Investor’s Subscription Agreement (and any related Side Letter) set forth the Investor’s entire agreement regarding its Capital Commitment.

7.19 Margin Stock. Neither the execution and delivery by the Credit Parties of the Loan Documents nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Credit Parties will, or will cause any Lender to, violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

7.20 Investment Company Status. (a) Initial Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and (b) no other Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act.

7.21 No Defenses. No Specified Person knows of any default or circumstance which with the passage of time and/or giving of notice, could constitute a default under any Fund’s Constituent Documents, any Subscription Agreement, or any Side Letter which would constitute a defense to the obligations of the Investor to make capital contributions pursuant to a Capital Call to any Fund, in accordance with the Subscription Agreements or the applicable Fund’s Constituent Documents, and no Specified Person has knowledge of the making of any claims of offset or any other claims of any Investor against any Fund or General Partner which would reasonably be expected to diminish or adversely affect the obligations of the Investor to make capital contributions and fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters) or the applicable Fund’s Constituent Documents.

7.22 No Withdrawals Without Approval. No Investor is permitted to withdraw its interest in any Fund without the prior approval of a General Partner.

7.23 Foreign Asset Control Laws. No Credit Party nor any of its Subsidiaries, and, to the knowledge of any Specified Person, no director, officer, employee or agent of any Credit Party or any Subsidiary of a Credit Party (a) is in material violation of (i) any applicable Sanctions or (ii) the Patriot Act or (b) is a Sanctioned Person. No Credit Party will use, directly or indirectly, any part of the proceeds of any Loan hereunder to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, in each case in violation of applicable Sanctions, or in any other manner that would result in a violation of Sanctions by any Credit Party or Lender. To any Specified Person’s knowledge, no Investor is a Sanctioned Person.

7.24 Insider. Except as otherwise disclosed to the Administrative Agent in writing, no Credit Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one (1) or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary.

7.25 Investor. The Borrowing Base Certificate most recently delivered to the Administrative Agent, as it may be updated in writing from time to time by the Borrower Parties, is true and correct in all material respects as of the date of such Borrowing Base Certificate.

7.26 Organizational Structure. The structure of the Credit Parties is as depicted on Schedule III (as such Schedule III may be updated from time to time pursuant to Section 6.3 or 6.4 or otherwise). The Credit Parties have not formed any Person that is not depicted on Schedule III (as such Schedule III may be updated from time to time pursuant to Section 6.3 or 6.4 or otherwise).

7.27 No Brokers. None of the Credit Parties nor the Manager has dealt with any broker, investment banker, agent or other Person (except for the Administrative Agent, the Lenders and any Affiliate of the foregoing) who may be entitled to any commission or compensation in connection with the Loan Documents, the Loans or a transaction under or pursuant to this Credit Agreement or the other Loan Documents.

7.28 Financial Condition. The Credit Parties, taken as a whole, are, and after consummation of the transactions contemplated by the Loan Documents will be, Solvent.

7.29 Anti-Bribery. No Credit Party nor any of its Subsidiaries, and, to the knowledge of any Specified Person, no director, officer, employee or agent of any Credit Party or any Subsidiary of a Credit Party is in violation of, in any material respects, any applicable anti-bribery law, including but not limited to, the UK Bribery Act 2010, the Cayman Islands Anti-Corruption Act (as amended) and the U.S. Foreign Corrupt Practices Act of 1977 (collectively, the “Anti-Bribery Laws”). The Manager has instituted and maintains policies and procedures designed to promote and achieve the Borrower Parties’ compliance therewith.

7.30 Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

7.31 Affected Financial Institution. No Credit Party is an Affected Financial Institution.

8. AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES. So long as the Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder, and until payment and performance in full of the Obligations (other than unasserted claims for indemnification or expense reimbursement) under this Credit Agreement and the other Loan Documents, each Credit Party party hereto, as to itself and no other Credit Party, agrees that:

8.1 Financial Statements, Reports and Notices. The Credit Parties shall deliver to the Administrative Agent sufficient copies for each Lender of the following (and the Administrative Agent shall promptly deliver the same to the Lenders):

(a) Financial Reports.

(i) Annual Reports. As soon as available, but no later than the earlier of (x) ninety (90) days after the end of the fiscal year for Initial Borrower or (y) the date on which such information is provided to Investors in Initial Borrower or the Initial Guarantor, the audited balance sheet for the Initial Borrower and its consolidated subsidiaries and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Initial Borrower and its consolidated subsidiaries as of the end of and for such year, all reported on by a nationally recognized firm of independent certified public accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Initial Borrower and its consolidated subsidiaries in accordance with GAAP consistently applied; provided that if any Credit Party files annual reports with the Securities and Exchange Commission, then delivery of annual financial statements hereunder shall be deemed timely if delivered no later than the last date for timely delivery of such Credit Party’s Form 10-K filing to the Securities and Exchange Commission for such fiscal year, and the timely filing of such Credit Party’s 10-K filing to the Securities and Exchange Commission for such fiscal year shall satisfy the delivery requirement of this Section 8.1(a)(i).

(ii) Quarterly Reports. As soon as available, but no later than the earlier of (x) sixty (60) days after the end of each of the first three (3) fiscal quarters of Initial Borrower or (y) the date on which such information is provided to Investors in Initial Borrower or the Initial Guarantor, the unaudited balance sheet for the Initial Borrower and its consolidated subsidiaries, and related statements of operations, income, partners’, members’ or shareholders’ equity and cash flows of the Initial Borrower and its consolidated subsidiaries as of the end of and for the then elapsed portion of the fiscal year, all certified by a Responsible Officer of the Initial Borrower and its consolidated subsidiaries, as presenting fairly in all material respects the financial condition and results of operations of the Initial Borrower and its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes; provided that if any Credit Party files quarterly reports with the Securities and Exchange Commission, then, other than with respect to the fourth fiscal quarter, delivery of quarterly financial statements hereunder shall be deemed timely if delivered no later than the last date for timely delivery of such Credit Party’s Form 10-Q filing to the Securities and Exchange Commission for such fiscal quarter and the timely filing of such Credit Party’s 10-Q filing to the Securities and Exchange Commission for such fiscal quarter shall satisfy the delivery requirement of this Section 8.1(a)(ii).

(b) Compliance Certificate. As soon as available, but no later than the date any financial statement are due pursuant to Section 8.1(a), a Compliance Certificate, certified by a Responsible Officer of the Funds to be true and correct, (i) stating whether, to any Specified Person’s knowledge, any Event of Default or any Potential Default exists, (ii) stating whether the applicable Credit Parties are in compliance with the Debt Limitations contained in Section 9.11 and containing the calculations evidencing such compliance, (iii) stating that, to the knowledge of the Specified Persons, no Exclusion Event has occurred with respect to the Included Investor (that has not previously been disclosed to the Administrative Agent in writing), (iv) setting forth: (A) the aggregate Unfunded Capital Commitments of the Investors; (B) the calculations that the Principal Obligation does not exceed the Available Commitment as of the date of delivery of the Compliance Certificate; and (v) stating that any Fund or Borrower Party with a “benefit plan investor” within the meaning of Section 3(42) of ERISA either (A) qualifies as an Operating Company or (B) based on the Investor’s representations in the Subscription Agreements, the underlying assets of such Fund or Borrower Party do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in the Fund or Borrower Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA.

(c) Capital Calls. Within three (3) Business Days of the issuance of each Capital Call, the Funds shall notify the Administrative Agent of the making of such Capital Call and shall provide information as to the timing and amount of such Capital Call to the extent available along with an exemplar copy of such Capital Call delivered to the Investor and a schedule detailing the capital contribution required to be made by each Investor pursuant to such Capital Call.

(d) Notice of Default. Within two (2) Business Days of a Specified Person becoming aware of the existence of any condition or event which constitutes an Event of Default or a Potential Default, the Credit Parties shall furnish to the Administrative Agent a written notice specifying the nature and period of existence thereof and the action which such Credit Party is taking or proposes to take with respect thereto.

(e) Notice of Certain Withdrawals. Promptly, but no later than the Business Day following receipt thereof, copies of any notice of withdrawal (excluding, however, any withdrawal via Transfer, which shall be governed by Section 9.5) or request for excuse or exemption by the Investor pursuant to the applicable Constituent Document of the applicable Fund, its Subscription Agreement or Side Letter.

(f) Investor Events; Key Person Event, Suspension Period or a Termination Period. Promptly, and in any event no later than five (5) Business Days upon a Specified Person obtaining knowledge of any of the following events, a certificate notifying the Administrative Agent if: (i) an Exclusion Event has occurred with respect to any Included Investor; (ii) there has been a change in the name or notice information of any Investor; (iii) a Qualified Replacement has replaced any “Key Executive” (as such term is defined in the Partnership Agreement of the Initial Guarantor or any analogous concept in the Partnership Agreement of any other Credit Party) pursuant to Section 5.5 (Early Termination of Investment Period) of the Initial Guarantor’s Partnership Agreement after the Closing Date; or (iv) a Key Person Event, Suspension Period or a Termination Period has occurred.

(g) Reserved.

(h) ERISA Certification. For each Credit Party that provided a certificate of a Responsible Officer pursuant to Section 6.1(m)(ii), Section 6.3(f)(ii), or Section 6.4(g)(ii), prior to admitting one (1) or more ERISA Investors which would result in 25% or more of the total value of any class of equity interests in such Credit Party being held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, such Credit Party shall deliver a favorable written opinion of counsel to such Credit Party addressed to the Secured Parties, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party as an Operating Company (or a copy of such opinion addressed to the Investor, reasonably acceptable to the Administrative Agent and its counsel, together with a reliance letter with respect thereto, addressed to the Secured Parties).

(i) Borrowing Base Certificate. The Borrower Parties will provide an updated Borrowing Base Certificate certified by a Responsible Officer of the Funds to be true and correct in all material respects setting forth the Unfunded Capital Commitments of the Included Investor and a calculation that the Principal Obligation does not exceed the Available Commitment in reasonable detail at each of the following times: (i) concurrently with the delivery of financial statements referenced in Section 8.1(a); (ii) concurrently in connection with any new Borrowing or request for a Letter of Credit; (iii) within three (3) Business Days of the issuance of any Capital Calls to the Investor together with an exemplar copy of such Capital Call notices in accordance with Section 8.1(c); (iv) within five (5) Business Days following any Specified Person obtaining knowledge of (x) an Exclusion Event or a requested Transfer of any Included Investor’s Capital Commitment (and in any event prior to the effective date of such Transfer), (y) any decline in the Rating of the Government of Singapore and whether or not such change affects the Applicable Requirement or results in an Exclusion Event (it being understood that neither the Credit Parties nor any Specified Person are required to (and do not) affirmatively monitor the Ratings of the Government of Singapore, but are only obligated to comply with the delivery obligation in this Section 8.1(i) in the event of a Specified Person obtaining knowledge of a decline in any such Rating), or (z) any other event that reduces the Available Commitment (such as, by way of example, a deemed collection of Capital Contributions) and (v) at any other time as the Administrative Agent shall reasonably request.

(j) Other Reporting. Simultaneously with the delivery to the Investors, copies of all other material financial statements, appraisal reports, notices, and other material matters at any time or from time to time furnished to the Investors, in each case, as are material to the interests of the Lenders or as may be reasonably requested by the Administrative Agent.

(k) Capital Return Notices. Simultaneously with the delivery to any Investor, copies of any Capital Return Notices provided to the Investors.

(l) New Investors or Amended Investor Documents. Within three (3) Business Days of execution thereof (or, in the case of any Transfer pursuant to Section 9.5, upon the later to occur of the Funds’ delivery of notice as specified therein or the execution of the related Transfer documentation), copies of the Subscription Agreement (and any related Side Letter) or any transfer documentation of any new Investor or written evidence of an increase in the Capital Commitment of the Investor or any amendments to the Investor’s Side Letter, including but not limited to any documents related to the Investor’s election to opt into the provisions of any other Investor’s Side Letter pursuant to a ‘most favored nations’ clause.

(m) Notice of Material Adverse Effect. Each Credit Party shall, promptly upon any Specified Person obtaining knowledge thereof (but in any event, no later than five (5) Business Days after any Specified Person obtains knowledge thereof), notify the Administrative Agent of any event if such event would reasonably be expected to result in a Material Adverse Effect, including but not limited to the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting such Credit Party which, if adversely determined against such Credit Party, would reasonably be expected to result in a Material Adverse Effect.

(n) Beneficial Ownership Certification. Each Borrower Party shall promptly notify the Administrative Agent or any Lender of any change to any Beneficial Ownership Certification previously delivered and deliver an updated Beneficial Ownership Certification, and if any Credit Party becomes a “legal entity customer” under the Beneficial Ownership Regulation after the Closing Date, such Credit Party shall promptly notify the Administrative Agent and shall deliver to the Administrative Agent or any Lender a Beneficial Ownership Certification in relation to such Credit Party.

(o) Other Information. Such other information concerning the business, properties, or financial condition of the Credit Parties as the Administrative Agent shall reasonably request.

8.2 Payment of Obligations. Each Credit Party shall pay and discharge all Indebtedness and other monetary obligations, including all taxes, assessments, and governmental charges or levies imposed upon it, its income or profits, or any property belonging to it, before any such obligation becomes delinquent, if such failure would result in a payment default in excess of the Threshold Amount; provided that such Credit Party shall not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by adequate proceedings and adequate reserves therefor have been established in accordance with GAAP.

8.3 Maintenance of Existence and Rights. Each Credit Party shall preserve and maintain its existence. Each Credit Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which would reasonably be expected to result in a Material Adverse Effect.

8.4 Operations and Properties. Each Credit Party shall, in all material respects, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments that are necessary to the conduct of its business.

8.5 Books and Records; Access. Following two (2) Business Days prior written notice, each Credit Party shall give the Administrative Agent access during ordinary business hours to, and permit such person to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Credit Party and relating to its affairs, and to inspect any of the properties of the Credit Party and to discuss its affairs, finances and condition with its officers and independent accountants; provided that, unless an Event of Default has occurred and is continuing, the Administrative Agent may only exercise such access and inspection rights once in any twelve (12) month period. The Administrative Agent will notify the Lenders of its intent to exercise any such access or inspection rights, and each Lender (at such Lender’s expense) will be entitled to attend such inspection.

8.6 Compliance with Law. Each Credit Party shall observe and comply with all Applicable Laws and all orders of any Governmental Authority, including without limitation, Environmental Laws, and ERISA and all U.S. immigration laws and regulations relating to their employees in the United States, and maintain in full force and effect all Governmental Approvals applicable to the conduct of its business, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.7 Insurance. Each Credit Party shall maintain, with financially sound and reputable insurance companies, liability insurance, and insurance on its present and future properties, assets, and businesses against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of its industry in the same or similar locations.

8.8 Authorizations and Approvals. Each Credit Party shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Credit Party to comply in all material respects with its obligations hereunder, under the other Loan Documents and its Constituent Documents and to conduct its business in the customary fashion.

8.9 Maintenance of Liens. Each Credit Party shall (a) perform all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Administrative Agent and Secured Parties to file and record every instrument that the Administrative Agent may reasonably deem necessary in order to perfect and maintain the Secured Parties’ first priority (subject to Permitted Liens) security interests in and Liens on (subject to Perfection Requirements) the Collateral and otherwise to preserve and protect the rights of the Secured Parties in respect of such first priority (subject to Permitted Liens) security interests and Liens (subject to Perfection Requirements), (b) ensure that solely with respect to each Credit Party formed or registered under the laws of the Cayman Islands, all Filings consisting of notice to such Credit Party’s limited partners which are required to perfect the security interests in and Liens on the Collateral granted under the applicable Collateral Documents and to establish the first priority of such security interests are delivered to such limited partners (including any new Investors joining after the Closing Date) within ten (10) Business Days after the later of (i) the Closing Date and (ii) the date on which such Persons become limited partners of the applicable Credit Party, and (c) ensure that solely with respect of any applicable Credit Parties which have a general partner or an ultimate general partner, as the case may be, which is a Cayman Islands exempted company or limited liability company, all Filings consisting of entries in the register of mortgages and charges of the general partner or ultimate general partner of that Credit Party are made within two (2) Business Days after the Closing Date and a pdf copy of the updated register of mortgages and charges is provided to the Administrative Agent or its counsel.

8.10 Further Assurances. Each Credit Party shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as the Administrative Agent may, from time to time, reasonably deem necessary or desirable in connection with this Credit Agreement or any of the other Loan Documents, the obligations of the Credit Party hereunder or thereunder for better assuring and confirming unto the Secured Parties all or any part of the security for any of such obligations.

8.11 Daily Collateral Account Reporting. Each Fund will ensure that, each day following the Closing Date, Administrative Agent receives a daily settlement data report with respect to the Collateral Account, as scheduled through and generated by the online reporting tool associated with the Collateral Account, in a manner reasonably acceptable to Administrative Agent.

8.12 Compliance and Constituent Documents. Each Credit Party shall comply in all material respects with all material provisions of its Constituent Documents (in each case, subject to all cure periods, notice periods and materiality qualifiers contained therein).

8.13 Investor Default. After the occurrence and during the continuance of an Event of Default, in the event that the Investor fails to fund any capital contribution pursuant to a Capital Call when due (after giving effect to any applicable grace period) or otherwise defaults in any material respect on any of its material obligations to any Fund, the applicable Fund and/or General Partner may exercise any discretion it may have with respect to its available remedies only with the written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

8.14 Covenants of Qualified Borrowers. The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective with respect to a Qualified Borrower upon and after the execution and delivery of a Qualified Borrower Note by such Qualified Borrower.

8.15 Compliance with Anti-Money Laundering Laws. Each Credit Party shall (a) comply in all material respects with all applicable Anti-Money Laundering Laws and maintain policies and procedures reasonably designed to promote and achieve compliance with all applicable Anti-Money Laundering Laws, (b) conduct reasonable due diligence in connection with the transactions contemplated herein for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Investor and the origin of the assets used by such Investor to purchase the property in question, and shall maintain sufficient information to identify the applicable Investor for purposes of applicable Anti-Money Laundering Laws, (c) not use any of the Loans or Letters of Credit in violation of any applicable Anti-Money Laundering Laws, and (d) not fund any repayment of the Obligations in violation of any applicable Anti-Money Laundering Laws.

8.16 Solvency. The Credit Parties, taken as a whole, shall be Solvent.

8.17 Returned Capital. The Funds shall promptly, following notification to the Investor of any Returned Capital: (a) notify the Administrative Agent in writing of such Returned Capital; (b) deliver to the Administrative Agent a revised Borrowing Base Certificate reflecting the changes to the Unfunded Capital Commitments resulting from the distribution of the Returned Capital; and (c) deliver to the Administrative Agent copies of all Capital Return Notices and a Capital Return Certification duly executed by the applicable Funds certifying that such Returned Capital of the applicable Investor has been added back into the applicable Investor’s Unfunded Capital Commitment and confirming the Unfunded Capital Commitment of the applicable Investor after giving effect to the Returned Capital. The effective date on which the Investor’s Unfunded Capital Commitment increases by Returned Capital for purposes of this Credit Agreement shall be the date that is the later of the date on which (i) the Funds have delivered to the Administrative Agent duly completed copies of the items required by this Section 8.17 and (ii) the Returned Capital has been distributed back to the Investor.

8.18 Status of RIC and BDC. The Initial Borrower shall at all times, subject to applicable grace periods set forth in the Internal Revenue Code, maintain its status as a “business development company” under the Investment Company Act and, to the extent any Credit Party is treated as a RIC in a taxable year, such Credit Party shall use commercially reasonable efforts to comply with the requirements to maintain its status as a RIC set forth in the Internal Revenue Code.

8.19 Compliance with PF Act Registration. Each Credit Party that is required to be registered with CIMA pursuant to the PF Act in order to accept capital contributions from Investors for the purposes of investments, shall (a) so register, and (b) thereafter (i) duly maintain such registration in accordance with the PF Act and (ii) promptly comply with any requests and instructions issued by CIMA in connection with the PF Act to the extent that a failure to do so might reasonably be expected, in time, to result in the loss or revocation of such registration. Such Credit Party shall, upon request, promptly deliver to the Administrative Agent evidence of such registration in a form and substance satisfactory to the Administrative Agent.

8.20 Post-Closing Covenant. The Credit Parties shall use commercially reasonable efforts to (a) deliver to the Administrative Agent Evidence of Authority and the applicable Credit Support Document with respect to Coral Blue Investment Pte. Ltd. within 30 days of the Closing Date and (b) notify Administrative Agent if such Evidence of Authority or Credit Support Document cannot be delivered within 30 days of the Closing Date.

9. NEGATIVE COVENANTS. So long as the Lenders have any commitment to lend or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations (other than unasserted claims for indemnification or expense reimbursement) under this Credit Agreement and the other Loan Documents, each Credit Party party hereto, as to itself and no other Credit Party, agrees that:

9.1 Credit Party Information. No Credit Party shall change its name, jurisdiction of formation or incorporation, chief executive office and/or principal place of business without giving the Administrative Agent at least five (5) Business Days’ prior written notice thereof.

9.2 Mergers, Etc.

(a) Mergers. No Credit Party shall take any action to merge or consolidate with or into any Person, unless such Credit Party is the surviving entity; and

(b) Dissolution. No Credit Party shall, nor will any Credit Party permit any other Person to, cause the dissolution or termination of such Credit Party.

9.3 Limitations on Liens. Without the approval of the Lenders, no Credit Party shall create, permit or suffer to exist any Lien (other than Permitted Liens), whether such interest is based on common law, statute, other law or contract and whether junior or equal or superior in priority to the security interests and Liens created by the Loan Documents, upon the Collateral or, in the case of any General Partner, on that General Partner’s interest in any Credit Party, other than to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents. For avoidance of doubt, (a) custodial arrangements with respect to assets of the Initial Borrower and the Initial Qualified Borrower required by the Investment Company Act and (b) Liens granted on assets of Credit Parties not constituting Collateral or the General Partner’s interest in any Credit Party are permitted and shall not require approval of the Lenders.

9.4 Fiscal Year and Accounting Method. No Credit Party shall change its fiscal year or its method of accounting without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), unless otherwise required to do so by the Internal Revenue Code (and if so required the Credit Parties shall promptly notify the Administrative Agent in writing of such change).

9.5 Admission of Investors; Transfer of Interests. No Fund shall admit any Person as a new Investor or permit any partial or full Transfer of the Investor’s interest in a Fund unless:

(a) such assignee, substitute or new Investor is in compliance with OFAC Regulations and is KYC Compliant; and

(b) with respect to any Transfer by a Specified Investor or an affiliate thereof, except with consent of Administrative Agent and all of the Lenders (such consent not to be unreasonably withheld, conditioned or delayed), such Transfer shall be to an Affiliate of such Specified Investor; provided that (i) the applicable Fund shall provide Administrative Agent with prior written notice of such Transfer, (ii) GIC shall execute and deliver the applicable Credit Support Documents on behalf of such Affiliate in the same forms as the Credit Support Documents delivered by GIC on the Closing Date, (iii) such Affiliate transferee shall execute and deliver an investor consent letter in substantially in the form of Exhibit K attached hereto in favor of the Administrative Agent and the Lenders and shall deliver transfer documents, if required under the applicable Partnership Agreement, and (iv) such Affiliate transferee and GIC shall deliver such evidence of authority for such Person to enter into and execute such investor consent letter and applicable Credit Support Documents, as Administrative Agent reasonably requests, in each case, reasonably satisfactory to the Administrative Agent.

9.6 Constituent Documents. Except as hereinafter provided, no Credit Party shall (nor shall it permit its General Partner to) alter, amend, modify, terminate, or change any provision of its Constituent Documents, any Subscription Agreement or, any Side Letter or enter any new Side Letter (each, a “Proposed Amendment”) if such Proposed Amendment would (a) remove or amend (or affect in a similar manner) the Debt Limitations in a manner that increases or decreases the borrowing capacity in the Partnership Agreement, (b) alter any provision relating to Capital Calls, Capital Contributions, Capital Commitments or Uncalled Capital Commitments (including any time periods and definitions related thereto) in a manner adverse to the Lenders, (c) except as permitted under Section 9.5, 9.8 or 9.12, suspend, reduce or terminate the Investor’s Unfunded Capital Commitments or obligation to fund Capital Calls, or (d) otherwise have a material adverse effect on the Collateral or the Liens or rights of any of the Secured Parties hereunder (each, a “ Material Amendment”). With respect to any Proposed Amendment, such Credit Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall, as soon as reasonably practicable, and in any event within five (5) Business Days of the date on which it has received such notification in accordance with Section 12.6, determine, in its sole discretion without the requirement of obtaining the input of the Lenders and on its good faith belief, whether or not such Proposed Amendment would constitute a Material Amendment and shall promptly notify such Credit Party of its determination. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of the Required Lenders shall be required (unless the approval of all Lenders is otherwise required consistent with the terms of this Credit Agreement), and the Administrative Agent shall promptly, and in any event within five (5) Business Days of the date on which it has received such notification in accordance with Section 12.6, notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by such Credit Party. Subject to Section 12.1, the Lenders shall, as soon as reasonably practicable, and in any event within ten (10) Business Days from the date of such notice from the Administrative Agent, deliver their approval or denial thereof (such approval not to be unreasonably withheld, delayed or conditioned) and any Lender that fails to notify the Administrative Agent of its determination during such period shall be deemed to have consented to such Material Amendment. In the event that the Administrative Agent determines in writing that the Proposed Amendment is not a Material Amendment, such Credit Party may make such amendment without the consent of the Administrative Agent or any Lender. Notwithstanding the foregoing, each Credit Party may, without the consent of the Administrative Agent or the Lenders, amend its Constituent Documents: (x) to admit new Investors to the extent permitted by, and in accordance with, this Credit Agreement; (y) to reflect transfers of interests in any Fund permitted by, and in accordance with, this Credit Agreement; and (z) to cure any ambiguity, correct or supplement any provision of such Constituent Document which is incomplete or inconsistent with any other provision thereof (the effect of which shall be immaterial to the Lenders), correct any printing, stenographic or clerical error or effect changes of an administrative or ministerial nature which do not materially increase the authority of a General Partner or adversely affect the rights of the Lenders or to fix any other obvious error or any other error or omission of a technical or immaterial nature; provided that, in each case, such Credit Party shall promptly provide written notice to the Administrative Agent of any such amendment. Further, in the event any Constituent Document of any Credit Party is altered, amended, modified or terminated in any respect whatsoever, such Credit Party shall provide written notice thereof to the Administrative Agent and, within three (3) Business Days of the effectiveness of such alteration, amendment, modification or termination, shall provide the Administrative Agent with copies of each executed, filed or otherwise effective document relating thereto.

9.7 Transfer of General Partners’ Interest. No General Partner shall Transfer any portion of its partnership interest in any Fund or grant any Lien therein without the prior written consent of the Administrative Agent and the Required Lenders, in each case, such consent not to be unreasonably withheld, delayed or conditioned; provided that, any transfer by a General Partner to an Affiliate of any portion of its equity interest in any Fund shall be permitted without the consent of any Person so long as such Fund delivered prior to, or concurrently with, the effectiveness of such transfer executed Collateral Documents and Filings as are deemed reasonably necessary by the Administrative Agent.

9.8 Limitation on Investor Withdrawals. No Fund or its General Partner shall permit the Investor to withdraw its interest in any Fund without the prior written consent of the Required Lenders.

9.9 Transfers of Capital Commitments.

(a) Transfers of Unfunded Capital Commitments. No Credit Party shall either (i) transfer the Unfunded Capital Commitments of one (1) or more Investors to any other Person or (ii) cause Capital Contributions to be made to any other Person, in any such case, unless such Person has become a Borrower Party in accordance with Section 6.3. For the avoidance of doubt, the actual or deemed transfer or distribution by any Fund to any other Person of the proceeds of any Capital Contribution received by such Fund in the Collateral Account will not constitute a transfer of Unfunded Capital Commitments or the making of a Capital Contribution to such other Person.

(b) Other Transfers of Unfunded Capital Commitments. Subject to Section 9.9(a), no Credit Party shall cause Capital Contributions to be made to any Affiliate of a Credit Party that is not a Credit Party hereunder or directly to any Investment.

9.10 Other Transfers of Unfunded Capital Commitments. No Fund or General Partner shall cause Capital Contributions to be made to any Person that is not a Borrower Party hereunder or directly to any Investment.

9.11 Limitation on Indebtedness.

(a) No Fund shall incur Indebtedness other than in compliance with the requirements and limitations set forth in the applicable Partnership Agreement.

(b) No Borrower Party shall incur Indebtedness other than in compliance with the requirements and limitations set forth in its Constituent Documents and the Investment Company Act.

The foregoing limitations set forth in clauses (a) and (b) above are collectively referred to herein as the “Debt Limitations”.

9.12 Capital Commitments. Except as permitted by Section 9.8, no Fund or General Partner shall: (a) cancel, reduce, release, terminate, excuse, or abate the Capital Commitment of the Investor without the prior written consent of the Required Lenders which may be withheld in their sole discretion (other than (i) in connection with a transfer or withdrawal permitted by this Credit Agreement or (ii) in accordance with the applicable Partnership Agreement under circumstances where the General Partner has no discretion (i.e., the applicable Investor is entitled to such cancellation, reduction, excuse or abatement under the terms of such Partnership Agreement as a matter of right, except with respect to any “Defaulting Partner” (as defined in such Partnership Agreement), in which case such limitation on discretion shall not apply); provided that, in either case, the Borrower Parties have made advance or concurrent prepayment of any resulting mandatory prepayment hereunder after giving effect to such cancellation, reduction, excuse or abatement); or (b) relieve, excuse, delay, postpone, compromise or abate the Investor from the making of any Capital Contribution (including, for the avoidance of doubt, in connection with any particular Investment of such Credit Party); provided that if the Investor has the right under the applicable Partnership Agreement to be excused from an Investment, the applicable Credit Party shall be permitted to excuse the Investor from its Capital Contribution with respect to such Investment and any obligations incurred with respect to such Investment, so long as any resulting mandatory prepayment hereunder as a result of such excuse, relief, delay, postponement, compromise or abatement is made prior to or concurrently with giving effect thereto.

9.13 Capital Calls. Other than as provided in Sections 9.8 and 9.12, no Credit Party shall make any contractual or other agreement with any Person that shall restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof.

9.14 ERISA Compliance. No Credit Party shall establish, maintain or have any direct obligation to contribute to any Plan and, except as would not reasonably be expected to have a Material Adverse Effect, no Credit Party shall have any liability under Title IV of ERISA or Section 412 of the Internal Revenue Code with respect to any Plan of a Controlled Group member. No Credit Party shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Credit Party to be deemed Plan Assets. Assuming the representations and conditions of Section 11.13(a) are true, no Credit Party shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject the Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA.

9.15 Sanctions. No Credit Party will directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person, (a) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, in each case in violation of applicable Sanctions or (b) in any other manner that would result in a violation of Sanctions by any Credit Party, Administrative Agent or Lender.

9.16 Environmental Matters. Except for such conditions as are in compliance with relevant Environmental Laws or otherwise would not reasonably be expected to result in a Material Adverse Effect, no Credit Party shall: (a) cause or permit any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any real property of such Credit Party; or (b) permit any real property of such Credit Party to be used as a disposal site or storage site (whether permanent or temporary) for any Hazardous Material.

9.17 Limitations on Distributions. No Fund or General Partner shall make, pay or declare any Distribution (as defined below) (a) at any time except as permitted pursuant to their Constituent Documents, (b) at any time during the existence of an Event of Default or a Potential Default under Section 10.1(a), 10.1(h) or 10.1(i) (other than any Permitted Distributions) if any Obligations (excluding unasserted claims for indemnification or expense reimbursement) are outstanding hereunder in an amount in excess of the amount in the Collateral Account or (c) at any time during the existence of an Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) or if a mandatory prepayment has been triggered pursuant to Section 3.4(b) and remains unpaid (in each case, other than any Permitted Distributions) if any Obligations (excluding unasserted claims for indemnification or expense reimbursement) are outstanding hereunder in an amount in excess of the amount in the Collateral Account. “Distribution” means any distributions (whether or not in cash) on account of any partnership interest or other equity interest in any Fund, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such partnership interest or other equity interest. For avoidance of doubt, the Credit Parties shall be permitted to at all times make Permitted Distributions.

9.18 Limitation on Collateral Account Withdrawals. Without the prior written consent of the Required Lenders, no Fund or General Partner shall make nor cause the making of any withdrawal or transfer of funds from the Collateral Account if a Cash Control Event has occurred and is continuing unless (a) such withdrawal is applied to the repayment of the Obligations or (b) after giving effect to such withdrawal, the amount of funds remaining in the Collateral Account is at least equal to (or exceeds) the amount of the Obligations (excluding unasserted claims for indemnification or expense reimbursement) outstanding hereunder.

9.19 Limitations of Use of Loan Proceeds. The Credit Parties shall not use the proceeds of any Loan or Letter of Credit for the payment to Investors of Distributions to the extent that the aggregate amount of such proceeds used for the payment of Distributions exceeds the aggregate amount of Capital Contributions received from the Investor as of such Distribution date.

9.20 Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or make any contribution towards, or reimbursement for, any federal income taxes payable by any Person or any of its Subsidiaries in respect of income of such Credit Party, or otherwise engage in any other transactions with, any of its Affiliates (other than (a) for services as employees, officers and directors or pursuant to the Management Agreement or any Qualified Borrower Guaranty, (b) with portfolio companies of the Funds, and (c) other transactions with Affiliates that are permitted by the applicable Partnership Agreement), except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (ii) and transactions relating to agreements with Affiliates that are described on publicly filed materials of the Credit Parties.

9.21 Deposits to the Collateral Account. No Fund or General Partner shall, or shall permit any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collateral Account cash or cash proceeds other than Capital Contributions.

9.22 Deemed Capital Contributions. The Funds shall not reinvest current cash flow from Investments and/or net proceeds from Investment dispositions if (a) an Event of Default has occurred and is continuing and any Obligations (excluding unasserted claims for indemnification or expense reimbursement) are outstanding hereunder in an amount in excess of the amount in the Collateral Account or (b) such reinvestment would reduce the Unfunded Capital Commitment of the Included Investor and cause the Principal Obligations to exceed the Available Commitment, unless with respect to this clause (b), prior to such reinvestment, the Borrower Parties shall make any resulting prepayment required under Section 3.4(b).

9.23 Anti-Bribery. No Credit Party will use, directly or indirectly, any part of the proceeds of the Loans for any payments that constitute a violation of any applicable Anti-Bribery Law.

10. EVENTS OF DEFAULT.

10.1 Events of Default. An “Event of Default” shall exist if any one (1) or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) (i) the Borrower Parties shall fail to pay when due any principal of the Obligations, including, without limitation, any failure to pay any amount required under Section 3.4(b); or (ii) the Borrower Parties shall fail to pay when due any interest on the Obligations or any fee, expense, indemnity or other payment required hereunder, or under any other Loan Document, and such failure under this clause (ii) shall continue for three (3) Business Days following the date the Administrative Agent notifies the Borrower Parties in writing of such failure;

(b) any representation or warranty made or deemed made by or on behalf of the Credit Parties (in each case, as applicable) under this Credit Agreement, or any of the other Loan Documents executed by any one (1) or more of them, or in any certificate or statement furnished or made to the Administrative Agent or Lenders or any one (1) of them by the Credit Parties (in each case, as applicable) pursuant hereto, in connection herewith or with the Loans, or in connection with any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after the earlier of: (i) written notice thereof has been given by the Administrative Agent to the Borrower Parties or (ii) a Specified Person obtains knowledge thereof;

(c) default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 8.1, 8.9(b), 8.12 and 8.19 (solely to the extent it could reasonably be expected to result in a Material Adverse Effect)), and Sections 9.1 through 9.23) by the Credit Parties; or (ii) the covenants or agreements of the Credit Parties contained in any other Loan Documents executed by such Person, and, in each case if such default is susceptible to cure, such default shall continue uncured to the reasonable satisfaction of the Administrative Agent for a period of thirty (30) days after the earlier of: (x) written notice thereof has been given by the Administrative Agent to the Borrower Parties or (y) a Specified Person obtains knowledge thereof;

(d) default shall occur in the performance of any of the covenants or agreements of any Credit Party contained in any one (1) of Section 8.12 (solely to the extent it could reasonably be expected to result in a Material Adverse Effect), or Sections 8.9(b), 8.19(a) and Sections 9.1 through 9.23;

(e) default shall occur in the performance of Sections 8.1 or 8.19(b) and such default shall continue uncured for three (3) Business Days after the earlier of (x) written notice thereof has been given by the Administrative Agent to the applicable Credit Party or (y) in respect of Section 8.1, a Specified Person obtains knowledge thereof and in respect of Section 8.19(b), a Responsible Officer of any Credit Party is or reasonably should have been aware of such default;

(f) any of the Loan Documents executed by the Credit Parties: (i) shall cease, in whole or in part, to be legal, valid, binding agreements enforceable against the Credit Parties, as the case may be, in accordance with the terms thereof; (ii) shall in any way be terminated or become or be declared ineffective or inoperative; or (iii) shall in any way whatsoever cease to give or provide the respective first priority (subject to Permitted Liens) Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby on a material portion of the Collateral (subject to Perfection Requirements);

(g) default shall occur with respect to any payment of any recourse Indebtedness of the Credit Parties in a principal amount equal to or in excess of the Threshold Amount or any recourse Indebtedness in a principal amount equal to or in excess of the Threshold Amount shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

(h) any Credit Party, any Included Investor (or its Credit Provider or the Government of Singapore), or the Manager shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, sequestrator, conservator, liquidator or similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing;

(i) an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority, without application or consent of any Credit Party, the Manager or any Included Investor (or its Credit Provider or the Government of Singapore), as applicable, approving a petition seeking reorganization of any Credit Party, the Manager, any Included Investor (or its Credit Provider or the Government of Singapore), as applicable, or appointing a receiver, custodian, trustee, intervenor, sequestrator, conservator, liquidator or similar official of any Credit Party, the Manager, any Included Investor (or its Credit Provider or the Government of Singapore), as applicable, or of all or substantially all of such Person’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

(j) any final judgment(s) for the payment of money equal to or in excess of the Threshold Amount (excluding any portion of any such judgment covered by insurance) in the aggregate shall be rendered against any Credit Party alone or against one (1) or more of the Credit Parties and such judgment shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment, unless it is being appealed and, where applicable, such Credit Party has posted a bond or cash collateral;

(k) [Reserved];

(l) the issuance to any Credit Party of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to any Credit Party of any injunctive order by any court under any Environmental Law, which in each case would reasonably be expected to result in a Material Adverse Effect;

(m) any Change of Control shall occur, except pursuant to a transfer permitted by this Credit Agreement or approved by the Administrative Agent;

(n) any Included Investor shall default in its obligation to fund any Capital Calls in full when due and such failure shall not be cured within fifteen (15) days of the original due date (without regard to any cure or notice periods contained in the applicable Constituent Documents);

(o) any Credit Party, the Manager or any affiliated Investor fails to fund any Capital Call when due and such failure shall not be cured within three (3) Business Days of when due (without regard to any cure or notice periods contained in the applicable Constituent Documents);

(p) (i) any Credit Party shall (x) give notice of its election to cease investment activities or commence the dissolution or winding up of such Credit Party, (y) cease investment activities, commencing the dissolution or winding up of such Credit Party pursuant to Section 1.4 or Section 5.5 of the Partnership Agreement of the applicable Fund (or any similar or analogous provision of the Partnership Agreement of any other Credit Party), or (ii) any other event shall occur that causes a dissolution or liquidation of any Credit Party other than in accordance with, or as permitted under, the terms of this Credit Agreement; provided for avoidance of doubt, that neither the occurrence nor the continuance of any one or more of a Key Person Event, a Suspension Period and/or a Termination Period, in each case for so long as the applicable Credit Parties are able to engage in Runoff Activities, shall constitute an Event of Default;

(q) the Management Agreement shall cease to be in full force and effect (unless replaced with an agreement reasonably acceptable to the Administrative Agent) or the Manager resigns or is removed from said role and a successor Manager that is either (i) an Affiliate of the resigning Manager or (ii) acceptable to all Lenders in the exercise of their sole discretion, is not appointed within ten (10) Business Days; or

(r) any General Partner shall: (i) repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions to the capital of a Fund pursuant to a Capital Call or shall otherwise disaffirm the provisions of the Partnership Agreement; or (ii) shall be in default in any material obligation thereunder in its capacity as general partner.

10.2 Remedies Upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing, then the Administrative Agent may (and shall at the direction of the Required Lenders): (i) suspend the Commitments of the Lenders; (ii) terminate the Commitment of the Lenders hereunder and declare the occurrence of the Maturity Date; (iii) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable (including the liability to fund the Letter of Credit Liability pursuant to Section 2.9, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Credit Parties hereby expressly waive, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iv) exercise any right, privilege, or power set forth in Sections 5.2 and 5.3 and in the Collateral Documents, including, but not limited to, the initiation of Capital Calls of the Uncalled Capital Commitments, subject to Section 10.2(c) and the limitations set forth in Section 5.2 (Capital Contributions) of the Partnership Agreement of the applicable Fund; (v) suspend the obligation of the Lenders to maintain SOFR Loans; and (vi) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law; provided that if any Event of Default specified in Section 10.1(h) or 10.1(i) shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by the Administrative Agent or the Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Credit Parties hereby expressly waives.

(b) Actions with Respect to the Collateral. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in the name of the Secured Parties or the name of any Credit Party, at any time or from time to time during the existence of an Event of Default, to the extent permitted by Applicable Law (including by way of enforcement of the Security Agreements) to: (i) subject to Section 10.2(c) and the limitations set forth in Section 5.2 (Capital Contributions) of the Partnership Agreement of the applicable Fund, initiate one (1) or more Capital Calls in order to pay the Obligations then due and owing; (ii) notify the Investor in the Funds to make all payments due or to become due with respect to their Capital Commitments directly to the Collateral Account of the Fund; (iii) take, or bring in any Fund’s or General Partner’s name, or that of the Secured Parties, all steps, actions, suits, or proceedings deemed by the Administrative Agent reasonably necessary or desirable to effect possession or collection of payments of the Capital Commitments; (iv) complete any contract or agreement of any Fund or General Partner in any way related to payment of any of the Capital Commitments; (v) make allowances or adjustments related to the Capital Commitments; (vi) compromise any claims related to the Capital Commitments; (vii) issue credit in its own name or the name of the Fund or General Partner or (viii) exercise any other right, privilege, power, or remedy provided to any Fund or General Partner under its respective Constituent Documents and the Subscription Agreements with respect to the Capital Commitments. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitments or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment, subject to the Internal Revenue Code. The Administrative Agent shall give the Borrower Parties notice of actions taken pursuant to this Section 10.2(b) concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Borrower Parties’ or the Funds’ obligations hereunder. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, but subject to Section 10.2(c) in all respects, each Fund and General Partner shall be authorized to issue Capital Calls only with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned); provided that if, (A) the Administrative Agent has not accelerated the Obligations pursuant to Section 10.2(a) and (B) there are no Loans then-outstanding, then the Funds and/or General Partners shall be authorized to issue Capital Calls without the consent of any Lender or any Agent.

(c) Initial Call Period. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default (other than those described in Section 10.1(h), 10.1(i) or 10.1(o)), for a period of five (5) Business Days (or such longer time period as may be agreed to in writing by the Administrative Agent in its sole discretion) (the “Initial Call Period”) following the date of the occurrence of such Event of Default, each Fund shall have the initial right to issue one (1) or more Capital Calls to its Investor to cure such Event of Default (or repay the Obligations in full to the extent the Obligations have been accelerated and the Commitments have been terminated), and the

Administrative Agent and the Lenders shall not exercise any remedy to issue Capital Calls until after the Initial Payment Date (as defined below); provided that: (i) each such Capital Call, as issued by such Fund or General Partner must require the Investor to fund its related Capital Contributions within fifteen (15) Business Days after the date of such Capital Call (such fifteenth (15th) Business Day being the “Initial Payment Date”); (ii) the Capital Contributions and all other amounts paid by the Investor in respect of each such Capital Call are deposited into the Collateral Account; (iii) the Initial Borrower directs the depository of the Collateral Account that such Capital Contributions and other payments by the Investor in the applicable Fund, together with any other funds held in the Collateral Account, shall be withdrawn by the Administrative Agent in an amount necessary to cure such Event of Default (or to prepay the Obligations in full to the extent the Obligations have been accelerated and the Commitments have been terminated); and (iv) for the avoidance of doubt, each such Capital Call shall be issued within the Initial Call Period; provided further that nothing in this Section 10.2(c) shall prohibit the Administrative Agent or any Lender from exercising any remedies it may have (i) with respect to the Collateral Account or (ii) pursuant to the occurrence and continuance of any Event of Default set forth in Section 10.1(h), 10.1(i) or 10.1(o) or any other Event of Default that shall have occurred and be continuing that cannot be cured by the funding of Capital Contributions. For the avoidance of doubt, after the Initial Payment Date the Administrative Agent is authorized to exercise all available remedies under this Credit Agreement.

(d) Additional Action by the Administrative Agent. After the occurrence and during the continuance of an Event of Default, issuance by the Administrative Agent on behalf of the Secured Parties of a receipt to any Person obligated to pay any Capital Contribution shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized and empowered, after the occurrence and during the continuance of an Event of Default, to the extent permitted by Applicable Law, on behalf of any Credit Party, to endorse the name of any Credit Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to any Fund or General Partner coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, exercisable after the occurrence and during the continuation of an Event of Default, which is coupled with an interest and granted as security for the obligations of the Credit Parties under this Credit Agreement and the other Loan Documents, to (i) execute, deliver and perfect all documents and do all things that the Administrative Agent considers to be reasonably required to carry out the acts and exercise the powers set forth in Sections 10.2(b)(i) through (viii), and (ii) execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Credit Party, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be reasonably necessary or advisable, in the reasonable discretion of the Administrative Agent, to protect the first priority (subject to Permitted Liens) security interests and Liens in the Collateral or the repayment of the Obligations, and neither the Administrative Agent nor the Secured Parties, in the absence of gross negligence and willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.

The application by the Secured Parties of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 3.4. The Credit Parties acknowledge that all funds so transferred into the Collateral Account shall be the property of the Funds, subject to the exclusive, first priority security interest (subject to Permitted Liens) of the Administrative Agent therein.

10.3 Lender Offset. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of any Borrower, Qualified Borrower or any other Credit Party against any and all of the obligations of any Borrower, Qualified Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender, the Letter of Credit Issuer or any of their respective Affiliates, irrespective of whether or not such Lender, the Letter of Credit Issuer or any such Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of any Borrower, Qualified Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Letter of Credit Issuer or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.3(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section 10.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of Credit Issuer agrees to notify the applicable Borrower Party and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.4 Performance by the Administrative Agent. Should any Credit Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, the Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the Credit Parties shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at its designated Agency Services Address, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders assume any liability or responsibility for the performance of any duties of the Credit Parties, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Credit Party, or any related Person, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Credit Party, or any related Person.

10.5 Good Faith Duty to Cooperate. In the event that the Administrative Agent or the Required Lenders elect to commence the exercise of remedies pursuant to Section 10.2 or 10.3 as a result of the existence of any Event of Default, subject to Section 10.2(c), the Credit Parties agree to cooperate in good faith with the Administrative Agent to enable the Administrative Agent to issue Capital Calls and enforce the payment thereof by the Investor, including but not limited to providing contact information for each Investor within two (2) Business Days of request.

11. AGENCY PROVISIONS.

11.1 Appointment and Authorization of Agents.

(a) Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, nor shall any Agent have or been deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties, the Investor, or any Affiliate of the foregoing (each, a “Borrower Affiliate Party”) shall have any rights as a third-party beneficiary of the provisions of this Section 11 (except for the provisions that explicitly relate to the Credit Parties in Sections 11.9 and 11.10).

(b) Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent, at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and all Letters of Credit and payment in full of all of the Obligations (excluding unasserted claims for indemnification or expense reimbursement), including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of Section 12.1. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.1(b).

11.2 Delegation of Duties. Each Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by such Agent concerning all matters pertaining to such duties. No Agent shall be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 11 shall apply to any such sub-agent of such Agent.

11.3 Exculpatory Provisions. No Agent nor any of its affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an “Agent-Related Person”), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of the Borrower Affiliate Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by such Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Affiliate Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Affiliate Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Affiliate Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Affiliate Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Section 6.2(a) or (b) have been satisfied and, when the Administrative Agent disburses funds to Borrower Parties or the Letter of Credit Issuer causes Letters of Credit to be issued or accepts any Qualified Borrower Guaranties, it may rely fully upon statements contained in the relevant requests by a Borrower Affiliate Party.

11.4 Reliance on Communications. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Affiliate Parties, independent accountants and other experts selected by the Agents with reasonable care). Each Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent in accordance with Section 12.11(c). Each Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

11.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Borrower Affiliate Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.

11.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of any Borrower Affiliate Party, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Affiliate Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Affiliate Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Affiliate Parties which may come into the possession of any Agent-Related Person.

11.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Affiliate Party and without limiting the obligation of the Borrower Affiliate Parties to do so), ratably in accordance with the applicable Lender’s respective Lender’s Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and nonappealable judgment), or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Letter of Credit Issuer upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower Affiliate Parties. The agreements in this Section 11.7 shall survive the termination of the Commitments, payment of all of the Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of any Agent.

11.8 Agents in Their Individual Capacity. Each Agent (and any successor acting as an Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Affiliate Party (or any of their Subsidiaries or Affiliates) as though such Agent were not an Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding the Borrower Affiliate Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

11.9 Successor Agents.

(a) Resignation of Administrative Agent.

(i) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower Parties. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with, and subject to the written consent of, the Borrower Parties (provided that no Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Letter of Credit Issuer and with the written consent of the Borrower Parties (provided that no Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing), appoint a successor Administrative Agent meeting the qualifications set forth above. In the event the successor Administrative Agent is not a U.S. Person, such Administrative Agent shall deliver to the Borrower Parties copies of properly completed and duly executed IRS Form W-8, as described in Section 4.1(f). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(ii) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower Parties and such Person, remove such Person as Administrative Agent and, upon the written consent of the Borrower Parties, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(iii) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (A) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (B) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower Parties to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Parties and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(iv) Any resignation by SMBC as Administrative Agent pursuant to this Section 11.9 shall also constitute its resignation as Letter of Credit Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer, (b) the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

(b) Resignation of Other Agents. Any other Agent may, at any time, resign upon written notice to the Lenders and the Borrower Parties. If no successor agent is appointed prior to the effective date of the resignation of the applicable Agent, then the retiring Agent may appoint, after consulting with the Lenders and the Borrower Parties, a successor Agent from any of the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and shall assume the duties and obligations of such retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and the other Loan Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.

11.10 Reliance by the Borrower Parties. The Borrower Parties shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Borrower Parties, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Borrower Parties shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Administrative Agent. The Borrower Parties shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Borrower Parties shall have received notice of resignation, and the Borrower Parties shall not be obligated to recognize any successor Administrative Agent until the Borrower Parties shall have received written notification satisfactory to them of the appointment of such successor, subject to the consent rights of the Borrower Parties set forth in Section 11.9.

11.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Affiliate Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Affiliate Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liability and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

11.12 Recovery of Erroneous Payments.

(a) Notification and Demand. If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Presumption of Error. Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within three Business Days of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.12(b).

(c) Set-Off. Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Credit Agreement.

(d) Erroneous Payment Return Deficiency. In the event that an Erroneous Payment (or portion thereof) that is required to be returned pursuant to the immediately preceding clause (a) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any

Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “ Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Credit Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) No Discharge. The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f) Waiver. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment that is required to be returned pursuant to the immediately preceding clause (a), and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received that is required to be returned pursuant to the immediately preceding clause (a), including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Survival. Each party’s obligations, agreements and waivers under this Section 11.12(g) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

11.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using Plan Assets in connection with the Loans, the Letters of Credit, the Commitments and the Loan Documents;

(ii) the transaction exemption set forth in one or more prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions of such exemption are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and the Loan Documents, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Loan Documents; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that none of the Administrative Agent, the Lead Arranger, or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and the Loan Documents (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent and the Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Credit Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

12. MISCELLANEOUS.

12.1 Amendments. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Credit Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent (based upon the approval of the Required Lenders), or the Required Lenders, on the one (1) hand, and such Credit Party on the other hand; and, if the rights or duties of an Agent are affected thereby, by such Agent; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:

(a) each Lender affected thereby:

(i) reduce or increase the amount or alter the term of the Commitment of such Lender, alter the provisions relating to any fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its portion of any Borrowing, as contemplated in Section 2.5 or issue or participate in any Letter of Credit, as contemplated in Section 2.9;

(ii) extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder;

(iii) release any Liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in any Credit Party permitted hereunder or in any other Loan Document; and

(b) all Lenders:

(i) except as otherwise permitted by this Credit Agreement, permit the cancellation, excuse or reduction of the Uncalled Capital Commitment or Capital Commitment of any Included Investor;

(ii) amend the definition of “Applicable Requirement”, “Available Commitment”, “Eligible Institution”, “Included Investor”, “Maturity Date”, “Principal Obligations”, or the definition of any of the defined terms used therein;

(iii) change the percentages specified in the definition of “Required Lenders” herein or any other provision hereof specifying the number or percentage of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents; or

(v) amend the terms of Section 3.5(b) or this Section 12.1.

The Administrative Agent agrees that it will notify the Lenders of any proposed modification or amendment to any Loan Document, and deliver drafts of any such proposed modification or amendment to the Lenders, prior to the effectiveness of such proposed modification or amendment. Notwithstanding the above: (A) no provisions of Section 11 may be amended or modified without the consent of the Administrative Agent; (B) no provisions of Section 2.9 may be amended or modified without the consent of the Letter of Credit Issuer, and (C) Section 8 and Section 9 specify the requirements for waivers of the Affirmative Covenants and Negative Covenants listed therein, and any amendment to a provision of Section 8 or Section 9 shall require the consent of the Lenders or the Administrative Agent that are specified therein as required for a waiver thereof. Any amendment, waiver or consent not specifically addressed in this Section 12.1 or otherwise shall be subject to the approval of Required Lenders.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (A) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (C) the Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Credit Party, if such modification, waiver, or consent is of an administrative nature.

If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, as the case may be, except as set forth in Section 9.6, such Lender shall be deemed to have denied its consent to such request.

12.2 Sharing of Offsets. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 4 or Section 12.5) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of obligations owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 12.2 shall not be construed to apply to (A) any payment made by the Borrower Parties pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Sections 2.9(h) and 4.10 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Letters of Credit to any assignee or participant, other than to the Borrower Parties or any of their Subsidiaries (as to which the provisions of this Section 12.2 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

12.3 Sharing of Collateral. To the extent permitted by Applicable Law, each Lender and the Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Collateral Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any Obligations to such Lender under this Credit Agreement, then such Lender or the Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s Commitment (determined as of the date hereof and regardless of any change in any Lender’s Commitment caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Capital Calls or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender or the Administrative Agent, in their respective capacity as the Lenders.

12.4 Waiver. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by Applicable Law. No modification or waiver of any provision of this Credit Agreement or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement (including, without limitation, Section 12.1), the Administrative Agent acting on behalf of all Lenders, and the Credit Parties may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of the Lenders or the Credit Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all the Lenders, except as provided in Section 12.1. A waiver on any one (1) or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

12.5 Payment of Expenses; Indemnity.

(a) Cost and Expenses. The Borrower Parties and any other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one (1) primary counsel for the Administrative Agent, including the Administrative Agent’s special counsel, Haynes and Boone, LLP, and one (1) local counsel for the Administrative Agent in each applicable jurisdiction) in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Credit Agreement and the other Loan Documents and any amendments, modifications, addition of the Investor, amendments to any Credit Party’s Constituent Document, joinder of Borrower Parties, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Letter of Credit Issuer (including the fees, charges and disbursements of one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the Administrative Agent, the Letter of Credit Issuers and the Lenders, in each case for all of the foregoing, and one (1) additional counsel for actual conflicts of interest), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 12.5, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower Parties. The Borrower Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arranger, each Lender and the Letter of Credit Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all actual losses (other than lost profits), claims (including, without limitation, any Environmental Claims), damages, liabilities and related reasonable and documented out-of-pocket expenses (including the fees, charges and disbursements of one (1) primary counsel and one (1) local counsel in each applicable jurisdiction, in each case for all Indemnitees, and one (1) additional counsel for actual conflicts of interest), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower Parties or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Credit Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the fraud, gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Credit Party or any Related Party thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Related Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) related to any claim, litigation or other proceeding (including any inquiry or investigation of the foregoing) that do not arise from any act or omission by the Credit Parties or their respective Related Parties and that is brought by an Indemnitee against any other Indemnitee; provided further that in no event shall any Borrower Party or any Related Party of the foregoing have any liability with respect to any of the foregoing for any special, indirect, consequential or punitive damages. This Section 12.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by the Lenders. To the extent that the Borrower Parties for any reason fail to indefeasibly pay any amount required under Section 12.5(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Principal Obligations at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Letter of Credit Issuer in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, none of the parties to this Credit Agreement shall assert, and hereby waives, any claim against any each other party to this Credit Agreement, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this Section 12.5(d) shall be deemed to waive or otherwise limit or impair any Indemnitee’s right to assert, enforce and collect a claim of indemnification under Section 12.5(b). No Indemnitee referred to in Section 12.5(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent such damages result from fraud, the gross negligence, bad faith, willful misconduct, or breach in bad faith of the Loan Documents, of such Indemnitee.

(e) Payments. All amounts due under this Section 12.5 shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section 12.5 shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

12.6 Notice.

(a) Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (i) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below; (ii) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; (iii) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; (iv) if by telephone, on the day and at the time communication with one (1) of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below; or (v) if by email, as provided in Section 12.6(b).

If to any Credit Party:

At the address specified with respect thereto on Schedule I hereto.

If to Sumitomo Mitsui Banking Corporation, as Administrative Agent, Letter of Credit Issuer, Initial Lender or Lender:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Andrew Gerrity / Claudio Robiglio

Telephone: (212) 353-7111 / (212) 224-4853

Email: Andrew_Gerrity@smbcgroup.com / claudio_robiglio@smbcgroup.com

With a copy to:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Arlene A. Hebron

Telephone: (212) 224-4380

Email: Arlene_A_Hebron@smbcgroup.com

With copies to (which will not constitute notice to Sumitomo Mitsui Banking Corporation):

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attention: Albert C. Tan / Brent Shultz

Telephone: (214) 651-5022 / (713) 547-2012

Email: Albert.Tan@haynesboone.com / Brent.Shultz@haynesboone.com

If to any other Lender:

At the address and numbers set forth below the signature of such Lender on the Assignment and Assumption of such Lender.

Any party hereto may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties hereto pursuant to this Section 12.6. With respect to any notice received by the Administrative Agent from any Fund or the Investor not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders.

(b) Electronic Communication. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 2 if such Lender or Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving such notices by electronic communication. Any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

12.7 Governing Law. This Credit Agreement and any other Loan Document (except, as to any other Loan Document, as expressly set forth therein), and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

12.8 Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Credit Party with respect to this Credit Agreement or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and each Credit Party hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Credit Party hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to such Credit Party’s address set forth in Section 12.6. Each Credit Party hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

12.9 Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.

12.10 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

12.11 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower Parties nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender except as otherwise permitted herein and no Lender may assign or otherwise transfer any of its rights or obligations hereunder, except (i) to an assignee in accordance with the provisions of Section 12.11(b), (ii) by way of participation in accordance with the provisions of Section 12.11(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.11(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.11(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one (1) or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B) in any case not described in Section 12.11(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing, the Borrower Parties otherwise consent in their sole discretion.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.11(b)(i)(B) and, in addition:

(A) the written consent of the Borrower Parties in their sole discretion shall be required unless (v) an Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing at the time of such assignment, (w) any other Event of Default has occurred and is continuing and has not been remedied or waived within thirty (30) days of its occurrence, (x) such assignment is to a Federal Reserve Bank or an Affiliate of such Lender, (y) such assignment or other transfer is by Sumitomo Mitsui Banking Corporation to another Lender under this Credit Agreement after an increase in the Maximum Commitment or (z) a change in law would prohibit a Lender from holding its commitment;

(B) the written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender; and

(C) the consent of the Letter of Credit Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent (concurrently with a copy to the Credit Parties) an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire if requested by the Administrative Agent. Such Assignment and Assumption shall provide that the assignee agrees to be bound by the restrictions on assignments and participations in this Section 12.11 and is, at the time of such assignment, a Qualified Purchaser.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) any Credit Party or any Credit Party’s Subsidiaries or Affiliates, (B) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) any asset-backed commercial paper conduit, without the consent of the Borrower Parties in their sole discretion or, (D) unless an Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing and has not been remedied or waived within sixty days (60) days of its occurrence, any Competitor.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Limits on Assignments/Participations of Affiliates. Each Lender shall in respect of an assignment to an Affiliate assign only to an Affiliate that is of substantially similar credit quality to the relevant Lender and assign or grant a participation to an Affiliate that would not subject any Borrower Party to any material unreimbursed costs or expenses.

(viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Parties and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative

Agent, the Letter of Credit Issuer and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans and participations in the Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the foregoing provisions, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(ix) Consequences of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.11(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4 and 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower Party (at its expense) shall execute and deliver a Note to the Assignee, and the applicable existing Note or Notes shall be returned to the Borrower Parties. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this Section 12.11(b) shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11(e).

(x) Preservation. In the event of a transfer, assignment, novation or amendment of the rights and/or the obligations under this Credit Agreement and any other Loan Documents, all security interests, guarantees and privileges created under or in connection with the Loan Documents shall automatically and without any formality be preserved for the benefit of the Administrative Agent, the Assignee and the other Secured Parties for all purposes.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower Parties, shall maintain at one (1) of its offices in New York, New York, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower Parties and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.

(i) Any Lender may at any time, without the consent of, or notice to, the Borrower Parties or the Administrative Agent, sell participations to any Person (other than to (x) a natural Person, (y) the Borrower Parties or any of the Borrower Parties’ Affiliates or Subsidiaries or, (z) ~~a~~unless an Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing and has not been remedied or waived within sixty days (60) days of its occurrence, a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Credit Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower Parties, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.5(c) with respect to any payments made by such Lender to its Participant(s). Notwithstanding the foregoing, unless (x) an Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred and is continuing at the time of such participation or (y) any other Event of Default has occurred and is continuing and has not been remedied or waived within thirty (30) days of its occurrence, no Lender may sell, without the Borrower Parties’ prior written consent in their sole discretion, any participation unless the proposed participant is a Federal Reserve Bank or an Affiliate of such Lender.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.1 that directly affects such Participant and could not be affected by a vote of the Required Lenders. The Borrower Parties agree that each Participant shall be entitled to the benefits of Section 4 (subject to the requirements and limitations therein, including the requirements of Section 4.1(f) (it being understood that the documentation required under Section 4.1(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.11(b); provided that such Participant (A) agrees to be subject to the provisions of Section 4.8 as if it were an assignee under Section 12.11(b) and (B) shall not be entitled to receive any greater payment under Sections 4.1 and 4.4, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower Parties’ request and expense, to use reasonable efforts to cooperate with the Borrower Parties to effectuate the provisions of Section 4.8(b) with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 5.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.2 as though it were a Lender.

(e) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Neither any Lender nor any Transferee may assign, sell any participation in or otherwise Transfer any of its rights or obligations under any Loan Documents to any Person (a “Transferee”), unless the Transferee shall have represented and agreed in writing that: (A) the Transferee is a Qualified Purchaser at the time of such Transfer, (B) the Transferee will be bound by the restrictions on Transfer contained in this Section 12.11; and (C) such representations and agreements shall run to the benefit of and be enforceable by the Borrower Parties; and a copy of such written representations and agreements shall have been furnished to the Borrower Parties. For the avoidance of doubt, delivery by a Transferee of an executed Assignment and Assumption shall satisfy the requirements of the preceding sentence.

(h) Disclosure of Information. Any Lender may furnish any information concerning any Credit Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.17.

12.12 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be excluded as set forth in the definition of “Required Lenders.”

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.1 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer; third, to Cash Collateralize the Fronting Exposure of the Letter of Credit Issuer with respect to such Defaulting Lender in accordance with Section 4.10; fourth, as the Borrower Parties may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Parties, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Credit Agreement and (B) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 4.10; sixth, to the payment of any amounts owing to the Lenders or the Letter of Credit Issuer, as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Letter of Credit Issuer, against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrower Parties as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Parties against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Letter of Credit Liability are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section 12.12(a)(iii)(A). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 12.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Each Defaulting Lender shall be entitled to receive interest and Letter of Credit fees for any period during which such Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.10.

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to Section 2.12 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.10.

(C) With respect to any Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Letter of Credit Liability that has been reallocated to such Non-Defaulting Lender pursuant to clause (A) below, (2) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Letter of Credit Liability shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Principal Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 12.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in Section 12.12(a)(iii)(A) cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 4.10.

(b) Defaulting Lender Cure. If the Borrower Parties, the Administrative Agent and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Commitments (without giving effect to Section 12.12(a)(iii)(A), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower Parties while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Letter of Credit Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

12.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Credit Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

12.14 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

12.15 Survival. All representations and warranties made by the Credit Parties herein shall survive the making of the Loans and the issuance of the Letters of Credit.

12.16 Full Recourse.

(a) Full Recourse Generally. The payment and performance of the Obligations shall be fully recourse to the Borrower Parties, the Guarantors and their properties and assets. Notwithstanding anything in this Credit Agreement and the Loan Documents to the contrary, the Obligations shall not be recourse to any General Partner or any of the Affiliates and the Lenders shall not have the right to pursue any claim or action against any General Partner or any of the Affiliates except for any claim or action for actual damages of the Agents or Lenders as a result of any fraud, gross negligence, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility on the part of any General Partner, as applicable, in which event there shall be full recourse against such Person to the extent of such damages.

(b) Cayman Islands Credit Parties. Notwithstanding Section 12.16(a), any legal proceeding, claim or action by or against any Credit Party formed or registered under the laws of the Cayman Islands may be initiated by or against the general partner of such Credit Party, in its capacity as general partner of such Credit Party (if applicable), solely for purposes of complying with Section 33(1) of the Exempted Limited Partnership Act (as amended) of the Cayman Islands, as the Administrative Agent may elect in its sole discretion.

12.17 Availability of Records; Confidentiality. (a) Each party hereto acknowledges and agrees that this Credit Agreement, all Loan Documents, Borrowing Base Certificates, and all other documents, certificates, opinions, letters of credit, reports, and other material information of every nature or description, and all transactions contemplated thereunder (collectively, “Transaction Information”) are confidential; provided it is acknowledged and agreed that the Administrative Agent may provide to the Lenders, and that the Administrative Agent and each Lender may provide to any Affiliate of a Lender or Participant or Assignee or proposed Participant or Assignee and each of their respective officers, directors, employees, advisors, auditors, counsel, rating agencies and agents or any other Person as deemed necessary or appropriate in any Lender’s reasonable judgment, provided such party is advised of the confidential nature of such Transaction Information (including originals or copies of this Credit Agreement and other Loan Documents), and may communicate all oral information, at any time submitted by or on behalf of any Borrower Affiliate Party or received by the Administrative Agent or a

Lender in connection with the Loans, the Letter of Credit Liability, or the Commitments or any Borrower Affiliate Party; provided further that, prior to any such delivery or communication, the Lender, Affiliate of a Lender, Participant, or Assignee, or proposed Participant or Assignee or such other Person, as the case may be, shall agree to preserve the confidentiality of all data and information which constitutes Transaction Information or Confidential Information; (b) the Credit Parties, the Administrative Agent and the Lenders (i) acknowledge and agree that (x) the identity of the Investor, the amounts of its Capital Commitments and details regarding its Investments under the applicable Partnership Agreement or other Constituent Documents (collectively, the “Investor Information”) have been and will be delivered on a confidential basis; and (y) information with respect to Investments has been and will be delivered on a confidential basis; (ii) acknowledge and agree that such Investor Information and information with respect to Investments are Confidential Information; and (iii) agree that such Investor Information and information with respect to Investments shall be subject to the provisions of this Section 12.17; and (c) anything herein to the contrary notwithstanding, the provisions of this Section 12.17 shall not preclude or restrict any such party from disclosing any Transaction Information or Confidential Information: (i) to their respective accountants, lawyers and regulators, (ii) in the case of any disclosure by a Credit Party, to the Investor, (iii) with the prior written consent of, with respect to Transaction Information, all parties hereto, and with respect to Confidential Information, the Credit Parties; (iv) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over such party or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (v) in connection with any audit by an independent public accountant of such party, provided such auditor thereto agrees to be bound by the provisions of this Section 12.17; (vi) to examiners or auditors of any applicable Governmental Authority which examines such party’s books and records while conducting such examination or audit; or (vii) as otherwise specifically required by Applicable Law; provided that, in the case of any disclosure by any party (other than a Credit Party) pursuant to Section 12.17(c)(i), (iv), (v), (vi) or (vii), such party shall, to the extent practicable, provide the Borrower Parties with prior written notice of such disclosure to the extent not prohibited by Applicable Law. Notwithstanding the foregoing, the parties hereto (and each of their respective employees, representatives, or other agents) may disclose to any and all other persons solely on a need-to-know basis, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. Notwithstanding anything to the contrary set forth herein, neither the Administrative Agent nor any Lender shall disseminate information pertaining to the Credit Parties, their Affiliates or ~~the~~any Investor to a Competitor~~, and~~ unless such Competitor has prior thereto become a Lender or a Participant. Each applicable Lender shall ensure that each Eligible Institution is subject to a confidentiality agreement acceptable to the Borrower Parties prior to disclosing any confidential information to such Eligible Institution.

12.18 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.

12.19 Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts (including by electronic signature complying with the U.S. federal ESIGN Act of 2000 or in portable document format), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which taken together shall constitute one (1) and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Credit Agreement by electronic mail or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

12.20 Term of Agreement. This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification or expense reimbursement obligations not then due) arising hereunder or under any other Loan Document shall have been paid and satisfied in full, all Letters of Credit have been terminated or expired and all Commitments have been terminated. No termination of this Credit Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement which survives such termination. For the avoidance of doubt, this Credit Agreement shall remain in full force and effect after the Maturity Date if any Letters of Credit remain outstanding, even if Cash Collateralized.

12.21 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Credit Agreement and any other Loan Document, the terms of this Credit Agreement shall control; provided that any provision of the Collateral Documents which imposes additional burdens on any Credit Party or further restricts the rights of any Credit Party or any of its Affiliates or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Credit Agreement and shall be given full force and effect.

12.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one (1) currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower Party (or to any other Person who may be entitled thereto under Applicable Law).

12.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto or thereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

12.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any “swap contract” or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “ covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

12.25 Qualified Purchaser. Each Lender represents that, at the time it becomes a Lender hereunder, it is a Qualified Purchaser.

13. GUARANTY.

13.1 Guaranty of Payment. Subject to the limitation set forth below, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to each Lender and Administrative Agent the prompt payment of the Obligations of the Borrower Parties (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under this Credit Agreement and the other Loan Documents. The guaranty in this Section 13 (this “Guaranty”) is a guaranty of payment and not of collection and is a continuing guaranty and applies to all of the Guaranteed Obligations whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of Guarantor are adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then the obligations of Guarantor hereunder will be limited to the maximum amount that is permissible under applicable Law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws).

13.2 Obligations Unconditional. The obligations of Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Guarantor agrees that this Guaranty may be enforced by Secured Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any of the other Loan Documents or any Collateral, if any, hereafter securing the Obligations or otherwise and Guarantor hereby waives the right to require any Secured Party to make demand on or proceed against any Credit Party or any other Person (including a co-guarantor) or to require any Secured Party to pursue any other remedy or enforce any other right. Guarantor further agrees that no Person or Governmental Authority has any right to request any return or reimbursement of funds from any Secured Party in connection with monies received under the Loan Documents. Guarantor further agrees that nothing contained herein prevents any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings will not constitute a discharge of Guarantor’s obligations hereunder. Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof will be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or by reason of the bankruptcy or insolvency of any Credit Party. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any part of them, are hereby conclusively be deemed to be and to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between any Credit Party, on the one hand, and Secured Parties, on the other hand, likewise are conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor hereby subordinates to the Guaranteed Obligations all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to Guarantor by any other Credit Party; provided, however, that each Credit Party may make distributions consistent with the terms of Section 9.17.

13.3 Modifications. Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations may be exchanged, compromised or surrendered from time to time; (b) none of Secured Parties has any obligation to protect, perfect, secure or insure any such security interests, Liens or encumbrances now or hereafter held for the Obligations; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Credit Party and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents, including, without limitation, this Credit Agreement (except for this Section 13) may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Credit Party or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by Guarantor, which Guarantor remains bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

13.4 Waiver of Rights. Guarantor expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of this Guaranty by Secured Parties and of all extensions of credit to any Borrower Party by Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of Secured Parties obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance hereafter securing the Obligations, or Secured Parties subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; and (e) all other notices to which Guarantor might otherwise be entitled.

13.5 Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of Guarantor under this Section 13 will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or will be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantor agrees that it will indemnify Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

13.6 Remedies. Guarantor agrees that, as between Guarantor, on the one hand, and Secured Parties, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 10.2 (and are hereby deemed to become automatically due and payable in the circumstances provided in Section 10.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) will forthwith become due and payable by Guarantor. Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

13.7 Subrogation. Guarantor agrees that, until the indefeasible payment of the Guaranteed Obligations in full in cash and the termination of the Commitments, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset, indemnification or other claims against any other Credit Party or any other guarantor of the Guaranteed Obligations, arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Credit Agreement or the other Loan Documents. After the indefeasible payment in full in cash of the Guaranteed Obligations (other than any part of the Guaranteed Obligations that represents contingent contractual indemnities) and the termination of the Commitments, Guarantor will be entitled to exercise against any other Credit Party all such rights of reimbursement, subrogation, contribution, indemnification and offset, and all such other claims, to the fullest extent permitted by law.

13.8 Joint and Several Liability. Each Guarantor acknowledges, agrees, represents and warrants the following:

(a) Inducement. The Lenders have been induced to make the Loans to the Borrower Parties in part based upon the assurances by each Guarantor that each Guarantor desires that the obligations under this Guaranty be honored and enforced as separate obligations of each Guarantor, should Administrative Agent and Lenders desire to do so.

(b) Combined Liability. Notwithstanding the foregoing, Guarantors are jointly and severally liable to Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Guaranteed Obligations, and Secured Parties may at their option enforce the entire amount of the Loans and the other Guaranteed Obligations against any one or more Guarantors.

(c) Separate Exercise of Remedies. Administrative Agent (on behalf of Secured Parties) may exercise remedies against each Guarantor and its property separately, whether or not Administrative Agent exercises remedies against the other Guarantor or its property. Administrative Agent may enforce one or more Guarantor’s obligations without enforcing the other Guarantor’s obligations and vice versa. Any failure or inability of Administrative Agent to enforce one or more Guarantor’s obligations will not in any way limit Administrative Agent’s right to enforce the obligations of the other Guarantor. If Administrative Agent forecloses or exercises similar remedies under any one or more Collateral Documents, then such foreclosure or similar remedy is hereby deemed to reduce the balance of the Obligations only to the extent of the cash proceeds actually realized by Secured Parties from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Obligations secured by such Collateral Documents under the applicable state Law.

13.9 Guaranty Confirmation. Guarantor hereby confirms and agrees that (a) the unconditional guaranty set forth in this Section 13 applies to Guarantor with respect to the Obligations of the Initial Qualified Borrower, (b) the Guaranteed Obligations include the Obligations of the Initial Qualified Borrower and (c) this Section 13.9 constitutes the Guarantor’s written confirmation of the unconditional guaranty set forth in this Section 13 with respect to the Initial Qualified Borrower pursuant to Section 6.4(b).

Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow(s).

[Signature pages intentionally omitted for Conformed Credit Agreement.]

~~IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as a deed as of the day and year first set forth above.~~

~~INITIAL BORROWER:~~

~~OAKTREE GARDENS OLP, LLC, a Delaware~~
~~limited liability company~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to~~
~~Revolving Credit Agreement~~

~~INITIAL QUALIFIED BORROWER:~~

~~GARDENS COINVEST, LLC, a Delaware limited liability company~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to~~
~~Revolving Credit Agreement~~

~~INITIAL GUARANTOR:~~

~~Executed as a deed~~

~~OAKTREE GARDENS OLP SPV, L.P., a Cayman Islands exempted limited partnership~~

~~By:~~	~~Oaktree OLPG GP, L.P., a Cayman Islands exempted limited partnership, its general partner~~

~~By:~~	~~Oaktree OLPG GP Ltd., a Cayman Islands exempted company, its general partner~~

~~By:~~	~~Oaktree Capital Management, L.P., a Delaware limited partnership, its sole director~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to~~
~~Revolving Credit Agreement~~

~~INITIAL GENERAL PARTNER:~~

~~Executed as a deed~~

~~OAKTREE OLPG GP, L.P., a Cayman Islands exempted limited partnership~~

~~By:~~	~~Oaktree OLPG GP Ltd., a Cayman Islands exempted company, its general partner~~

~~By:~~	~~Oaktree Capital Management, L.P., a Delaware limited partnership, its sole director~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to~~
~~Revolving Credit Agreement~~

~~ULTIMATE GENERAL PARTNER:~~

~~Executed as a deed~~

~~OAKTREE OLPG GP LTD., a Cayman Islands exempted company~~

~~By:~~	~~Oaktree Capital Management, L.P., a Delaware limited partnership, its sole director~~

~~By:~~
~~Name:~~
~~Title:~~

~~Acknowledged and Agreed to with respect to~~
~~Section 5.4 only:~~

~~MANAGER:~~

~~OAKTREE FUND ADVISORS, LLC, a Delaware limited liability company~~

~~By:~~
~~Name:~~
~~Title:~~

~~ADMINISTRATIVE AGENT, LETTER OF~~
~~CREDIT ISSUER AND LENDER:~~

~~SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent, Letter of Credit Issuer and Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to~~
~~Revolving Credit Agreement~~